                                   FORM 8-K/A
                               (Amendment No. 2)
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): January 1, 2000
                                                          ---------------




                      CHARTER COMMUNICATIONS HOLDINGS, LLC
                      ------------------------------------
               CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
               ---------------------------------------------------
           (Exact name of registrants as specified in their charters)


                                    Delaware
                                    --------
                                    Delaware
                                    --------

         (State or Other Jurisdiction of Incorporation or Organization)


           333-77499                                           43-1843179
           ---------                                           ----------
         333-77499-01                                          43-1843177
         ------------                                          ----------
   (Commission File Number)                                 (Federal Employer
                                                         Identification Number)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                             63131
-------------------                                             -----
(Address of Principal Executive Offices)                        (Zip Code)

(Registrant's telephone number, including area code)            (314) 965-0555

     Charter Communications Holdings, LLC (Charter Holdings) and Charter Communications Holdings Capital Corporation filed this Current Report on January 18, 2000, announcing the transfer of cable systems from Charter Communications Holding Company, LLC (Charter Holdco). Charter Holdings and Charter Communications Holdings Capital Corporation amended this Current Report on March 16, 2000, to include historical financial statements and pro forma financial information. The disclosure under Item 2 in the original report is hereby incorporated by reference into this Amended Report. This Amended Report is being filed to include the reports of independent auditors for the historical financial statements of Fanch Cablevision, L.P. and affiliates (Fanch) and to remove the term "unaudited" from Fanch's historical financial statements. Fanch's combined financial position and results of operations remain unchanged from the filing on March 16, 2000.

ITEM 2.  ACQUISITION OF ASSETS.

     On January 1, 2000, Charter Holdings and Charter Holdco, the parent of Charter Holdings, effected a number of transactions to transfer acquired cable systems to Charter Holdings. As a result of these transactions, Charter Holdings became the indirect parent of cable systems of Fanch, Falcon Communications, L.P. (Falcon), now known as CC VII Holdings, LLC, and Avalon Cable LLC (Avalon), now known as CC V Holdings, LLC.

     Charter Holdings and Charter Communications Holdings Capital Corporation filed this Current Report on January 18, 2000, announcing the transfer of cable systems to Charter Holdings, and the disclosure under Item 2 in the original report is hereby incorporated by reference into this Amended Report. This Amended Report is being filed to provide certain historical financial statements of Fanch, Falcon and Avalon and pro forma financial information reflecting the transfer of cable systems to Charter Holdings.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of businesses acquired.

                  Audited financial statements of Falcon, Fanch and Avalon are included herein beginning on page F-1.

         (b)      Pro forma financial information.

                  Pursuant to Article 11 of Regulation S-X, pro forma unaudited financial information that gives effect to the transfer of cable systems to Charter Holdings are included herein beginning on page P-1.

         (c)      Exhibits.

                  2.8 Contribution and Sale Agreement entered into as of December 30, 1999, by and among Charter Communications Holding Company, LLC, CC VII Holdings, LLC, and Charter Communications VII, LLC.*
                  2.9 Contribution and Sale Agreement entered into as of December 30, 1999, by and among Charter Communications Holding Company, LLC and Charter Communications Holdings, LLC.*

------------------

* previously filed.

                          INDEX TO FINANCIAL STATEMENTS

FALCON COMMUNICATIONS, L.P.
     Report of Independent Auditors                                                                      F-2
     Consolidated Balance Sheets as of December 31, 1997 and 1998                                        F-3
     Consolidated Statements of Operations for each of the three years in the period ended
       December 31, 1998                                                                                 F-4
     Consolidated Statements of Partners' Deficit for each of the three years in the period
       ended December 31, 1998                                                                           F-5
     Consolidated Statements of Cash Flows for each of the three years in the period ended
       December 31, 1998                                                                                 F-6
     Notes to Consolidated Financial Statements                                                          F-7

AVALON CABLE LLC AND SUBSIDIARIES
     Report of Independent Accountants                                                                   F-29
     Consolidated Balance Sheet as of December 31, 1998 and 1997                                         F-30
     Consolidated Statement of Operations for the year ended December 31, 1998 and for the
       period from September 4, 1997 (inception) through December 31, 1997                               F-31
     Consolidated Statement of Changes in Members' Interest for the period from
       September 4, 1997 (inception) through December 31, 1998                                           F-32
     Consolidated Statement of Cash Flows for the year ended December 31, 1998 and for the
       period from September 4, 1997 (inception) through December 31, 1997                               F-33
     Notes to Consolidated Financial Statements                                                          F-34

CABLE MICHIGAN, INC. AND SUBSIDIARIES
     Report of Independent Accountants                                                                   F-48
     Consolidated Balance Sheets as of December 31, 1997 and November 5, 1998                            F-49
     Consolidated Statements of Operations for the years ended December 31, 1996 and 1997,
       and for the period from January 1, 1998 through November 5, 1998                                  F-50
     Consolidated Statements of Changes in Shareholders' Deficit for the years ended
       December 31, 1996 and 1997, and for the period from January 1, 1998 through
       November 5, 1998                                                                                  F-51
     Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997,
       and for the period from January 1, 1998 through November 5, 1998                                  F-52
     Notes to Consolidated Financial Statements                                                          F-53

FANCH CABLE SYSTEMS SOLD TO CHARTER COMMUNICATIONS, INC.
     Report of Independent Auditors                                                                      F-68
     Report of Independent Auditors                                                                      F-70
     Report of Independent Auditors                                                                      F-71
     Report of Independent Auditors                                                                      F-72
     Combined Balance Sheets as of November 11, 1999 and December 31, 1998                               F-73
     Combined Statements of Operations for the period from January 1, 1999 to
       November 11, 1999 and for the years ended December 31, 1998 and 1997                              F-75
     Combined Statements of Net Assets for the period from January 1, 1999 to
       November 11, 1999 and for the years ended December 31, 1998 and 1997                              F-76
     Combined Statements of Cash Flows for the period from January 1, 1999 to
       November 11, 1999 and for the years ended December 31, 1998 and 1997                              F-77
     Notes to Combined Financial Statements                                                              F-78


                         REPORT OF INDEPENDENT AUDITORS

Partners
Falcon Communications, L.P.

     We have audited the accompanying consolidated balance sheets of Falcon Communications, L.P. (successor to Falcon Holding Group, L.P.) as of December 31, 1997 and 1998, and the related consolidated statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Falcon Communications, L.P. (successor to Falcon Holding Group, L.P.) at December 31, 1997 and 1998 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

Los Angeles, California
March 5, 1999

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

                          CONSOLIDATED BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                1997          1998
                                                              ---------    ----------
                                                              (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents...................................  $  13,917    $   14,284
  Receivables:
     Trade, less allowance of $825,000 and $670,000 for
      possible losses.......................................     13,174        15,760
     Affiliates.............................................     11,254         2,322
  Other assets..............................................     16,352        16,779
  Property, plant and equipment, less accumulated
     depreciation and amortization..........................    324,559       505,894
  Franchise cost, less accumulated amortization of
     $203,700,000 and $226,526,000..........................    222,281       397,727
  Goodwill, less accumulated amortization of $18,531,000 and
     $25,646,000............................................     66,879       135,308
  Customer lists and other intangible costs, less
     accumulated amortization of $25,517,000 and
     $59,422,000............................................     59,808       333,017
  Deferred loan costs, less accumulated amortization of
     $7,144,000 and $2,014,000..............................     12,134        24,331
                                                              ---------    ----------
                                                              $ 740,358    $1,445,422
                                                              =========    ==========

                       LIABILITIES AND PARTNERS' DEFICIT

LIABILITIES:
  Notes payable.............................................  $ 911,221    $1,611,353
  Accounts payable..........................................      9,169        10,341
  Accrued expenses..........................................     52,789        83,077
  Customer deposits and prepayments.........................      1,452         2,257
  Deferred income taxes.....................................      7,553         8,664
  Minority interest.........................................        354           403
  Equity in losses of affiliated partnerships in excess of
     investment.............................................      3,202            --
                                                              ---------    ----------
TOTAL LIABILITIES...........................................    985,740     1,716,095
                                                              ---------    ----------
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PARTNERS' EQUITY.................................    171,373       133,023
                                                              ---------    ----------
PARTNERS' DEFICIT:
  General partners..........................................    (13,200)     (408,369)
  Limited partners..........................................   (403,555)        4,673
                                                              ---------    ----------
TOTAL PARTNERS' DEFICIT.....................................   (416,755)     (403,696)
                                                              ---------    ----------
                                                              $ 740,358    $1,445,422
                                                              =========    ==========

          See accompanying notes to consolidated financial statements.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              YEAR ENDED DECEMBER 31,
                                                         ---------------------------------
                                                           1996        1997        1998
                                                         --------    --------    ---------
                                                              (DOLLARS IN THOUSANDS)
REVENUES...............................................  $217,320    $255,886    $ 307,558
                                                         --------    --------    ---------
EXPENSES:
  Service costs........................................    60,302      75,643       97,832
  General and administrative expenses..................    36,878      46,437       63,401
  Depreciation and amortization........................   100,415     118,856      152,585
                                                         --------    --------    ---------
          Total expenses...............................   197,595     240,936      313,818
                                                         --------    --------    ---------
          Operating income (loss)......................    19,725      14,950       (6,260)
                                                         --------    --------    ---------
OTHER INCOME (EXPENSE):
  Interest expense, net................................   (71,602)    (79,137)    (102,591)
  Equity in net income (loss) of investee
     partnerships......................................       (44)        443         (176)
  Other income (expense), net..........................       814         885       (2,917)
  Income tax benefit (expense).........................     1,122       2,021       (1,897)
                                                         --------    --------    ---------
Net loss before extraordinary item.....................   (49,985)    (60,838)    (113,841)
Extraordinary item, retirement of debt.................        --          --      (30,642)
                                                         --------    --------    ---------
NET LOSS...............................................  $(49,985)   $(60,838)   $(144,483)
                                                         ========    ========    =========

          See accompanying notes to consolidated financial statements.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

                  CONSOLIDATED STATEMENTS OF PARTNERS' DEFICIT

                                                               UNREALIZED GAIN ON
                                      GENERAL      LIMITED     AVAILABLE-FOR-SALE
                                     PARTNERS     PARTNERS         SECURITIES          TOTAL
                                     ---------    ---------    ------------------    ---------
                                                      (DOLLARS IN THOUSANDS)
PARTNERS' DEFICIT,
January 1, 1996....................  $ (12,091)   $(399,423)         $(167)          $(411,681)
     Sale of marketable
       securities..................         --           --            167                 167
     Capital contribution..........         --        5,000             --               5,000
     Net loss for year.............       (500)     (49,485)            --             (49,985)
                                     ---------    ---------          -----           ---------
PARTNERS' DEFICIT,
  December 31, 1996................    (12,591)    (443,908)            --            (456,499)
     Reclassification from
       redeemable partners'
       equity......................         --      100,529             --             100,529
     Capital contribution..........         --           53             --                  53
     Net loss for year.............       (609)     (60,229)            --             (60,838)
                                     ---------    ---------          -----           ---------
PARTNERS' DEFICIT,
  December 31, 1997................    (13,200)    (403,555)            --            (416,755)
     Reclassification of partners'
       deficit.....................   (408,603)     408,603             --                  --
     Redemption of partners'
       interests...................   (155,908)          --             --            (155,908)
     Net assets retained by the
       managing general partner....     (5,392)          --             --              (5,392)
     Reclassification from
       redeemable partners'
       equity......................     38,350           --             --              38,350
     Acquisition of Falcon Video
       and TCI net assets..........    280,409           --             --             280,409
     Capital contributions.........         83           --             --                  83
     Net loss for year.............   (144,108)        (375)            --            (144,483)
                                     ---------    ---------          -----           ---------
PARTNERS' DEFICIT,
  December 31, 1998................  $(408,369)   $   4,673          $  --           $(403,696)
                                     =========    =========          =====           =========

          See accompanying notes to consolidated financial statements.
                                      F-5

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             YEAR ENDED DECEMBER 31,
                                                       ------------------------------------
                                                         1996         1997         1998
                                                       ---------    --------    -----------
                                                              (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
Net loss.............................................  $ (49,985)   $(60,838)   $  (144,483)
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Payment-in-kind interest expense................     26,580      20,444             --
     Amortization of debt discount...................         --          --         19,342
     Depreciation and amortization...................    100,415     118,856        152,585
     Amortization of deferred loan costs.............      2,473       2,192          2,526
     Write-off deferred loan costs...................         --          --         10,961
     Gain on sale of securities......................     (2,264)         --             --
     Gain on casualty losses.........................         --      (3,476)          (314)
     Equity in net (income) loss of investee
       partnerships..................................         44        (443)           176
     Provision for losses on receivables, net of
       recoveries....................................      2,417       5,714          4,775
     Deferred income taxes...........................     (2,684)     (2,748)         1,111
     Other...........................................        764       1,319            278
  Increase (decrease) from changes in:
     Receivables.....................................     (2,420)     (9,703)        (1,524)
     Other assets....................................       (274)     (4,021)           906
     Accounts payable................................      4,750      (1,357)           337
     Accrued expenses................................     10,246      13,773         24,302
     Customer deposits and prepayments...............        569        (175)           633
                                                       ---------    --------    -----------
     Net cash provided by operating activities.......     90,631      79,537         71,611
                                                       ---------    --------    -----------
Cash flows from investing activities:
  Capital expenditures...............................    (57,668)    (76,323)       (96,367)
  Proceeds from sale of available-for-sale
     securities......................................      9,502          --             --
  Increase in intangible assets......................     (4,847)     (1,770)        (7,124)
  Acquisitions of cable television systems...........   (247,397)         --        (83,391)
  Cash acquired in connection with the acquisition of
     TCI and Falcon Video Communications, L.P. ......         --          --            317
  Proceeds from sale of cable system.................     15,000          --             --
  Assets retained by the Managing General Partner....         --          --         (3,656)
  Other..............................................      1,163       1,806          1,893
                                                       ---------    --------    -----------
     Net cash used in investing activities...........   (284,247)    (76,287)      (188,328)
                                                       ---------    --------    -----------
Cash flows from financing activities:
  Borrowings from notes payable......................    700,533      37,500      2,388,607
  Repayment of debt..................................   (509,511)    (40,722)    (2,244,752)
  Deferred loan costs................................     (3,823)        (29)       (25,684)
  Capital contributions..............................      5,000          93             --
  Redemption of partners' interests..................         --          --         (1,170)
  Minority interest capital contributions............         --         192             83
                                                       ---------    --------    -----------
     Net cash provided by (used in) financing
       activities....................................    192,199      (2,966)       117,084
                                                       ---------    --------    -----------
Increase (decrease) in cash and cash equivalents.....     (1,417)        284            367
Cash and cash equivalents, at beginning of year......     15,050      13,633         13,917
                                                       ---------    --------    -----------
Cash and cash equivalents, at end of year............  $  13,633    $ 13,917    $    14,284
                                                       =========    ========    ===========

          See accompanying notes to consolidated financial statements.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF ACCOUNTING POLICIES

FORM OF PRESENTATION

     Falcon Communications, L.P., a California limited partnership (the "Partnership") and successor to Falcon Holding Group, L.P. ("FHGLP"), owns and operates cable television systems serving small to medium-sized communities and the suburbs of certain cities in 25 states. On September 30, 1998, pursuant to a Contribution and Purchase Agreement dated as of December 30, 1997, as amended (the "Contribution Agreement"), FHGLP acquired the assets and liabilities of Falcon Video Communications, L.P. ("Falcon Video" or the "Falcon Video Systems"), in exchange for ownership interests in FHGLP. Simultaneously with the closing of that transaction, in accordance with the Contribution Agreement, FHGLP contributed substantially all of the existing cable television system operations owned by FHGLP and its subsidiaries (including the Falcon Video Systems) to the Partnership and TCI Falcon Holdings, LLC ("TCI") contributed certain cable television systems owned and operated by affiliates of TCI (the "TCI Systems") to the Partnership (the "TCI Transaction"). As a result, TCI holds approximately 46% of the equity interests of the Partnership and FHGLP holds the remaining 54% and serves as the managing general partner of the Partnership. The TCI Transaction is being accounted for as a recapitalization of FHGLP into the Partnership and the concurrent acquisition by the Partnership of the TCI Systems.

     The consolidated financial statements include the accounts of the Partnership and its subsidiary holding companies and cable television operating partnerships and corporations, which include Falcon Cable Communications LLC ("Falcon LLC"), a Delaware limited liability company that serves as the general manager of the cable television subsidiaries. The assets contributed by FHGLP to the Partnership excluded certain immaterial investments, principally FHGLP's ownership of 100% of the outstanding stock of Enstar Communications Corporation ("ECC"), which is the general partner and manager of fifteen limited partnerships operating under the name "Enstar". ECC's ownership interest in the Enstar partnerships ranges from 0.5% to 5%. Upon the consummation of the TCI Transaction, the management of the Enstar partnerships was assigned to the Partnership by FHGLP. The consolidated statements of operations and statements of cash flows for the year ended December 31, 1998 include FHGLP's interest in ECC for the nine months ended September 30, 1998. The effects of ECC's operations on all previous periods presented are immaterial.

     Prior to closing the TCI Transaction, FHGLP owned and operated cable television systems in 23 states. FHGLP also controlled, held varying equity interests in and managed certain other cable television partnerships (the "Affiliated Partnerships") for a fee. FHGLP is a limited partnership, the sole general partner of which is Falcon Holding Group, Inc., a California corporation ("FHGI"). FHGI also holds a 1% interest in certain of the subsidiaries of the Partnership. At the beginning of 1998, the Affiliated Partnerships were comprised of Falcon Classic Cable Income Properties, L.P. ("Falcon Classic") whose cable television systems are referred to as the "Falcon Classic Systems," Falcon Video and the Enstar partnerships. As discussed in Note 3, the Falcon Classic Systems were acquired by FHGLP during 1998. The Falcon Video Systems were acquired on September 30, 1998 in connection with the TCI Transaction. As a result of these transactions, the Affiliated Partnerships consist solely of the Enstar partnerships from October 1, 1998 forward.

     All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements do not give effect to any assets that the partners may have

\                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

outside their interests in the Partnership, nor to any obligations, including income taxes, of the partners.

     On July 12, 1996, the Partnership acquired the assets of Falcon Cable Systems Company ("FCSC"), an Affiliated Partnership. The results of operations of these cable systems have been included in the consolidated financial statements from July 12, 1996. Management fees and reimbursed expenses received by the Partnership from FCSC for the period of January 1, 1996 through July 11, 1996 are also included in the consolidated financial statements and have not been eliminated in consolidation. See Note 3.

CASH EQUIVALENTS

     For purposes of the consolidated statements of cash flows, the Partnership considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents. Cash equivalents at December 31, 1996, 1997 and 1998 included $4.1 million, $4.5 million and $345,000 of investments in commercial paper and short-term investment funds of major financial institutions.

INVESTMENTS IN AFFILIATED PARTNERSHIPS

     Prior to closing the TCI Transaction, the Partnership was the general partner of certain entities, which in turn acted as general partner of the Affiliated Partnerships. The Partnership's effective ownership interests in the Affiliated Partnerships were less than one percent. The Affiliated Partnerships were accounted for using the equity method of accounting. Equity in net losses were recorded to the extent of the investments in and advances to the partnerships plus obligations for which the Partnership, as general partner, was responsible. The liabilities of the Affiliated Partnerships, other than amounts due the Partnership, principally consisted of debt for borrowed money and related accrued interest. The Partnership's ownership interests in the Affiliated Partnerships were eliminated in 1998 with the acquisition of Falcon Video and Falcon Classic and the retention by FHGLP of its interests in the Enstar partnerships.

PROPERTY, PLANT, EQUIPMENT AND DEPRECIATION AND AMORTIZATION

     Property, plant and equipment are stated at cost. Direct costs associated with installations in homes not previously served by cable are capitalized as part of the distribution system, and reconnects are expensed as incurred. For financial reporting, depreciation and amortization is computed using the straight-line method over the following estimated useful lives.

CABLE TELEVISION SYSTEMS:
Headend buildings and equipment.......................    10-16 years
  Trunk and distribution..............................     5-15 years
  Microwave equipment.................................    10-15 years
OTHER:
  Furniture and equipment.............................      3-7 years
  Vehicles............................................     3-10 years
  Leasehold improvements..............................  Life of lease

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FRANCHISE COST AND GOODWILL

     The excess of cost over the fair values of tangible assets and customer lists of cable television systems acquired represents the cost of franchises and goodwill. In addition, franchise cost includes capitalized costs incurred in obtaining new franchises and in the renewal of existing franchises. These costs are amortized using the straight-line method over the lives of the franchises, ranging up to 28 years (composite 15 year average). Goodwill is amortized over 20 years. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful.

CUSTOMER LISTS AND OTHER INTANGIBLE COSTS

     Customer lists and other intangible costs include customer lists, covenants not to compete and organization costs which are amortized using the straight-line method over two to five years.

     In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on Costs of Start-Up Activities". The new standard, which becomes effective for the Partnership on January 1, 1999, requires costs of start-up activities, including certain organization costs, to be expensed as incurred. Previously capitalized start-up costs are to be written off as a cumulative effect of a change in accounting principle. The Partnership believes that adoption of this standard will not have a material impact on the Partnership's financial position or results of operations.

DEFERRED LOAN COSTS

     Costs related to borrowings are capitalized and amortized to interest expense over the life of the related loan.

RECOVERABILITY OF ASSETS

     The Partnership assesses on an ongoing basis the recoverability of intangible assets (including goodwill) and capitalized plant assets based on estimates of future undiscounted cash flows compared to net book value. If the future undiscounted cash flow estimates were less than net book value, net book value would then be reduced to estimated fair value, which generally approximates discounted cash flows. The Partnership also evaluates the amortization periods of assets, including goodwill and other intangible assets, to determine whether events or circumstances warrant revised estimates of useful lives.

REVENUE RECOGNITION

     Revenues from customer fees, equipment rental and advertising are recognized in the period that services are delivered. Installation revenue is recognized in the period the installation services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable television system. Management fees are recognized on the accrual basis based on a percentage of gross revenues of the respective cable television systems managed. Effective October 1, 1998, 20% of the management fees from the Enstar partnerships is retained by FHGLP.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

DERIVATIVE FINANCIAL INSTRUMENTS

     As part of the Partnership's management of financial market risk and as required by certain covenants in its New Credit Agreement, the Partnership enters into various transactions that involve contracts and financial instruments with off-balance-sheet risk, principally interest rate swap and interest rate cap agreements. The Partnership enters into these agreements in order to manage the interest-rate sensitivity associated with its variable-rate indebtedness. The differential to be paid or received in connection with interest rate swap and interest rate cap agreements is recognized as interest rates change and is charged or credited to interest expense over the life of the agreements. Gains or losses for early termination of those contracts are recognized as an adjustment to interest expense over the remaining portion of the original life of the terminated contract.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Partnership expects to adopt the new statement effective January 1, 2000. SFAS 133 will require the Partnership to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the changes in fair value of assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Partnership believes that adoption of SFAS 133 will not have a material impact on the Partnership's financial position or results of operations.

INCOME TAXES

     The Partnership and its subsidiaries, except for Falcon First, are limited partnerships or limited liability companies and pay no income taxes as entities except for nominal taxes assessed by certain state jurisdictions. All of the income, gains, losses, deductions and credits of the Partnership are passed through to its partners. The basis in the Partnership's assets and liabilities differs for financial and tax reporting purposes. At December 31, 1998, the book basis of the Partnership's net assets exceeded its tax basis by $621.8 million.

REPORTING COMPREHENSIVE INCOME

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for the reporting and display of comprehensive income and its components in a full set of comparative general-purpose financial statements. SFAS 130 became effective for the Partnership on January 1, 1998. The Partnership does not currently have items of comprehensive income.

ADVERTISING COSTS

     All advertising costs are expensed as incurred.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with the 1998 presentation.

NOTE 2 -- PARTNERSHIP MATTERS

     The Amended and Restated Agreement of Limited Partnership of FCLP ("FCLP Partnership Agreement") provides that profits and losses will be allocated, and distributions will be made, in proportion to the partners' percentage interests. FHGLP is the managing general partner and a limited partner and owns a 54% interest in FCLP, and TCI is a general partner and owns a 46% interest. The partners' percentage interests are based on the relative net fair market values of the assets contributed to FCLP under the Contribution Agreement, as estimated at the closing. The percentage interests were subsequently adjusted to reflect the December 1998 redemption of a small part of FHGLP's partnership interest. To the extent the relative net fair market values of the assets contributed to FCLP under the Contribution Agreement, as finally determined, are different from the estimates used to calculate the partners' percentage interests, one or the other of the partners will be required to make an additional cash capital contribution to FCLP so as to cause the partners' capital contributions to be in proportion to their percentage interests. Any such additional cash contribution is required to be made only to the extent of distributions by FCLP to the contributing partner. Any such additional cash contribution must be accompanied by interest at 9% per year from the date of closing or, in certain cases, from the date on which FCLP incurred any liability that affected the net fair market value of the parties' capital contributions.

     At any time after September 30, 2005, either TCI or FHGLP can offer to sell to the other partner the offering partner's entire partnership interest in FCLP for a negotiated price. The partner receiving such an offer may accept or reject the offer. If the partner receiving such an offer rejects it, the offering partner may elect to cause FCLP to be liquidated and dissolved in accordance with the FCLP Partnership Agreement.

     The Partnership expires on July 1, 2013. The Partnership will be dissolved prior to its expiration date under certain circumstances, including the withdrawal of FHGLP as the managing general partner (unless the partners vote to continue the Partnership), the sale of substantially all of the Partnership's assets, and at the election by TCI in the event of changes in FCLP's key management.

     The FCLP Partnership Agreement provides for an Advisory Committee consisting of six individual representatives, three of whom are appointed by FHGLP, two of whom are appointed by TCI and one of whom is appointed by joint designation of FHGLP and TCI. The FCLP Partnership Agreement prohibits FCLP from taking certain actions without the affirmative vote of a majority of the members of the Advisory Committee, including, but not limited to, the following: (1) the acquisition or disposition of assets under certain circumstances; and (2) conducting or entering into any line of business other than the ownership and operation of cable television systems and related and ancillary businesses.

     The FCLP Partnership Agreement further prohibits the Partnership from taking certain actions without the affirmative approval of TCI, including, but not limited to, the following: (1) any merger, consolidation, recapitalization or other reorganization, with certain permitted exceptions;

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) the acquisition or disposition of assets under certain circumstances; (3) any sale or disposition of assets that would result in the allocation of taxable income or gain to TCI; (4) incurring indebtedness if, after giving effect to such indebtedness, FCLP's Operating Cash Flow Ratio, as defined, would exceed 8.0:1 through April 15, 2000 and 7.5:1 thereafter; (5) the issuance or redemption of any partnership interest or convertible interest, with certain permitted exceptions; (6) any transaction with FHGLP or any affiliate of FHGLP, with certain permitted exceptions; (7) the adoption or amendment of any management incentive plan; (8) the incurring of Net Overhead Expenses, as defined, that exceed 4.5% of the gross revenues of FCLP and its subsidiaries in any fiscal year; or (9) the liquidation or dissolution of FCLP, except in accordance with the provisions of the FCLP Partnership Agreement.

     TCI may elect to purchase all of FHGLP's interests in the Partnership in certain circumstances if a court finds that FHGLP has engaged in conduct while acting as Managing General Partner that has resulted in material harm to the Partnership or TCI.

     Prior to the closing of the TCI Transaction, the FHGLP Partnership Agreement gave certain partners of FHGLP certain rights and priorities with respect to other partners. Among these rights were stated obligations of the Partnership to redeem certain partners' partnership interests at fair value or, in some cases, at stated value. These rights and priorities were eliminated upon the closing of the TCI Transaction. At the closing of the TCI Transaction, a portion of the partnership interests held by certain FHGLP limited partners, having an agreed value of $154.7 million, were redeemed for cash.

     Under the amended FHGLP partnership agreement, the non-management limited partners of FHGLP may elect at certain times either to require the incorporation of FHGLP or to require that FHGLP elect to incorporate FCLP. Neither of these elections may be made prior to March 30, 2006. If the non-management limited partners of FHGLP make either of these elections, then, at any time more than six months after the election and prior to the date on which the incorporation is completed, the non-management limited partners of FHGLP may elect to require that FCLP (or, if FHGLP has purchased all of TCI's interest in FCLP, FHGLP) purchase all of the non-management partners' partnership interests in FHGLP. Under certain circumstances, a non-management limited partner of FHGLP may elect to exclude its partnership interest in FHGLP from the purchase and sale and, upon such election, all put and call rights with respect to such partner's partnership interest in FHGLP will terminate.

     The put and call rights with respect to the partnership interests of the non-management partners will terminate automatically if either FHGLP or FCLP is incorporated, if the corporation that succeeds to the assets of FHGLP or FCLP concurrently effects an initial public offering, and if the aggregate price to the public (before underwriting discounts or commissions, registration fees, and other expenses) of all stock sold in the public offering (including stock sold by any selling shareholders, but excluding stock of a different class from that acquired by the non-management partners in the incorporation) is at least $150 million.

     At any time on or after April 1, 2006, FCLP (or, if FHGLP has purchased all of TCI's interest in FCLP, FHGLP) may require that each of the non-management limited partners of FHGLP sell its entire interest in FHGLP to FCLP or FHGLP, as applicable. In the case of either a put or a call of the non-management limited partners' interests in FHGLP, the purchase price will equal the amount that would be distributed to each partner in dissolution and liquidation of FHGLP, assuming the sale of FCLP's assets at fair market value, as determined by three appraisers.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The estimated redemption values at December 31, 1997 and December 31, 1998 were $171.4 million and $133 million, respectively, and are reflected in the consolidated financial statements as redeemable partners' equity. Such amounts were determined based on management's estimate of the redemption value of such interests under current market conditions. Management of the Partnership will continue to adjust the recorded redemption values based on its estimate of the relative fair value of the interests subject to redemption. The actual redemption value of any partnership interests will generally be determined through the third-party appraisal mechanisms described in the partnership agreements, and the appraisers will not be bound by management's estimates. Accordingly, such appraised valuations may be greater than or less than management's estimates and any such variations could be significant.

     While the Partnership has assumed the obligations of FHGLP under the 1993 Incentive Performance Plan (the "Incentive Performance Plan"), FHGLP has agreed to contribute cash to the Partnership in an amount equal to any payments made by the Partnership under the Incentive Performance Plan.

NOTE 3 -- ACQUISITIONS AND SALES

     The Partnership acquired the cable television systems of FCSC on July 12, 1996 through a newly-formed subsidiary operating partnership for a purchase price of $253 million including transaction costs. The acquisition of FCSC was accounted for by the purchase method of accounting, whereby the purchase price of the FCSC assets was allocated based on an appraisal. The excess of purchase price over the fair value of net assets acquired, or $18.2 million, has been recorded as goodwill and is being amortized using the straight-line method over 20 years.

     In March and July 1998, FHGLP acquired the Falcon Classic Systems for an aggregate purchase price of $83.4 million. Falcon Classic had revenue of approximately $20.3 million for the year ended December 31, 1997.

     As discussed in Note 1, on September 30, 1998 the Partnership acquired the TCI Systems and the Falcon Video Systems in accordance with the Contribution Agreement.

     The acquisitions of the TCI Systems, the Falcon Video Systems and the Falcon Classic Systems were accounted for by the purchase method of accounting, whereby the purchase prices were allocated to the assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition, as follows:

                                                          FALCON VIDEO       FALCON CLASSIC
                                        TCI SYSTEMS         SYSTEMS             SYSTEMS
                                        -----------   --------------------   --------------
                                                      (DOLLARS IN THOUSANDS)
Purchase Price:
General partnership interests
issued................................   $234,457           $ 43,073            $    --
Debt assumed..........................    275,000            112,196                 --
Debt incurred.........................         --                 --             83,391
Other liabilities assumed.............        955              3,315              2,804
Transaction costs.....................      2,879                 --                 --
                                         --------           --------            -------
                                          513,291            158,584             86,195
                                         --------           --------            -------

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                         FALCON VIDEO        FALCON CLASSIC
                                      TCI SYSTEMS          SYSTEMS              SYSTEMS
                                      -----------    --------------------    --------------
                                                     (DOLLARS IN THOUSANDS)
Fair Market Value of Net Assets
Acquired:
Property, plant and equipment.......     77,992              41,889              33,539
Franchise costs.....................    170,799              36,374               7,847
Customer lists and other intangible
  assets............................    217,443              53,602              34,992
Other assets........................      4,165               2,381               3,164
                                       --------            --------             -------
                                        470,399             134,246              79,542
                                       --------            --------             -------
  Excess of purchase price over fair
     value of assets acquired and
     liabilities assumed............   $ 42,892            $ 24,338             $ 6,653
                                       ========            ========             =======

     The excess of purchase price over the fair value of net assets acquired has been recorded as goodwill and is being amortized using the straight-line method over 20 years. The allocation of the purchase price may be subject to possible adjustment pursuant to the Contribution Agreement.

     The general partnership interests issued in the TCI Transaction were valued in proportion to the estimated fair value of the TCI Systems and the Falcon Video Systems as compared to the estimated fair value of the Partnership's assets, which was agreed upon in the Contribution Agreement by all holders of Partnership interests.

     Sources and uses of funds for each of the transactions were as follows:

                                                            FALCON VIDEO    FALCON CLASSIC
                                             TCI SYSTEMS      SYSTEMS          SYSTEMS
                                             -----------    ------------    --------------
                                                        (DOLLARS IN THOUSANDS)
Sources of Funds:
Cash on hand...............................   $ 11,429        $ 59,038         $ 6,591
Advance under bank credit facilities.......    429,739          56,467          76,800
                                              --------        --------         -------
          Total sources of funds...........   $441,168        $115,505         $83,391
                                              ========        ========         =======
Uses of Funds:
Repay debt assumed from TCI and existing
  debt of Falcon Video, including accrued
  interest.................................   $429,739        $115,505         $    --
Purchase price of assets...................         --              --          83,391
Payment of assumed obligations at
  closing..................................      6,495              --              --
Transaction fees and expenses..............      2,879              --              --
Available funds............................      2,055              --              --
                                              --------        --------         -------
          Total uses of funds..............   $441,168        $115,505         $83,391
                                              ========        ========         =======

     The following unaudited condensed consolidated statements of operations present the consolidated results of operations of the Partnership as if the acquisitions referred to above had occurred at the beginning of the periods presented and are not necessarily indicative of what

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

would have occurred had the acquisitions been made as of such dates or of results which may occur in the future.

                                                     YEAR ENDED DECEMBER 31,
                                               -----------------------------------
                                                 1996         1997         1998
                                               ---------    ---------    ---------
                                                     (DOLLARS IN THOUSANDS)
Revenues.....................................  $ 399,449    $ 424,994    $ 426,827
Expenses.....................................   (429,891)    (438,623)    (444,886)
                                               ---------    ---------    ---------
  Operating loss.............................    (30,442)     (13,629)     (18,059)
Interest and other expenses..................   (126,904)    (115,507)    (130,632)
                                               ---------    ---------    ---------
Loss before extraordinary item...............  $(157,346)   $(129,136)   $(148,691)
                                               =========    =========    =========

NOTE 4 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND CASH EQUIVALENTS

     The carrying amount approximates fair value due to the short maturity of those instruments.

NOTES PAYABLE

     The fair value of the Partnership's 11% Senior Subordinated Notes, 8.375% Senior Debentures and 9.285% Senior Discount Debentures is based on quoted market prices for those issues of debt. The fair value of the Partnership's other subordinated notes is based on quoted market prices for similar issues of debt with similar maturities. The carrying amount of the Partnership's remaining debt outstanding approximates fair value due to its variable rate nature.

INTEREST RATE HEDGING AGREEMENTS

     The fair value of interest rate hedging agreements is estimated by obtaining quotes from brokers as to the amount either party would be required to pay or receive in order to terminate the agreements.

     The following table depicts the fair value of each class of financial instruments for which it is practicable to estimate that value as of December 31:

                                                     1997                       1998
                                            ----------------------    ------------------------
                                            CARRYING                   CARRYING
                                             VALUE      FAIR VALUE      VALUE       FAIR VALUE
                                            --------    ----------    ----------    ----------
                                                          (DOLLARS IN THOUSANDS)
Cash and cash equivalents.................  $ 13,917     $ 13,917     $   14,284     $ 14,284
Notes payable (Note 6):
  11% Senior Subordinated Notes...........   282,193      299,125             --           --
  8.375% Senior Debentures................        --           --        375,000      382,500
  9.285% Senior Discount Debentures.......        --           --        294,982      289,275
  Bank credit facilities..................   606,000      606,000        926,000      926,000
  Other Subordinated Notes................    15,000       16,202         15,000       16,426
  Capitalized lease obligations...........        10           10              1            1
  Other...................................     8,018        8,018            370          370

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                            NOTIONAL                   NOTIONAL
                                             AMOUNT     FAIR VALUE      AMOUNT      FAIR VALUE
                                            --------    ----------    ----------    ----------
Interest Rate Hedging Agreements (Note 6):
Interest rate swaps.......................  $585,000     $   (371)    $1,534,713     $(22,013)
Interest rate caps........................    25,000         (148)            --           --

     The carrying value of interest rate swaps and caps was an asset of $402,000 at December 31, 1997 and a net obligation of $20.3 million at December 31, 1998. See Note 6(g). The amount of debt on which current interest expense has been affected is $520 million and $960 million for swaps at December 31, 1997 and 1998 and $25 million for caps at December 31, 1997. The balance of the contract totals presented above reflects contracts entered into as of December 31 which do not become effective until existing contracts expire.

NOTE 5 -- PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of:

                                                          DECEMBER 31,
                                                     ----------------------
                                                       1997         1998
                                                     ---------    ---------
                                                     (DOLLARS IN THOUSANDS)
Cable television systems...........................  $ 555,253    $ 765,641
Furniture and equipment............................     19,067       25,576
Vehicles...........................................     12,067       18,381
Land, buildings and improvements...................     10,723       16,505
                                                     ---------    ---------
                                                       597,110      826,103
Less accumulated depreciation and amortization.....   (272,551)    (320,209)
                                                     ---------    ---------
                                                     $ 324,559    $ 505,894
                                                     =========    =========

NOTE 6 -- NOTES PAYABLE

     Notes payable consist of:

                                                          DECEMBER 31,
                                                     ----------------------
                                                       1997         1998
                                                     --------    ----------
                                                     (DOLLARS IN THOUSANDS)
FCLP (formerly FHGLP) Only:
11% Senior Subordinated Notes(a)...................  $282,193    $       --
  8.375% Senior Debentures(b)......................        --       375,000
  9.285% Senior Discount Debentures, less
     unamortized discount(b).......................        --       294,982
  Capitalized lease obligations....................        10             1
Owned Subsidiaries:
  Amended and Restated Credit Agreement(c).........   606,000            --
  New Credit Facility(d)...........................        --       926,000
  Other subordinated notes(e)......................    15,000        15,000
  Other(f).........................................     8,018           370
                                                     --------    ----------
                                                     $911,221    $1,611,353
                                                     ========    ==========

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (a) 11% Senior Subordinated Notes

     On March 29, 1993, FHGLP issued $175 million aggregate principal amount of 11% Senior Subordinated Notes due 2003 (the "Notes"). Interest payment dates were semi-annual on each March 15 and September 15 commencing September 15, 1993. Through September 15, 2000 FHGLP, at its option, could pay all or any portion of accrued interest on the Notes by delivering to the holders thereof, in lieu of cash, additional Notes having an aggregate principal amount equal to the amount of accrued interest not paid in cash. Through December 31, 1997, the Partnership elected to issue $107.2 million additional notes as payment-in-kind for interest. The Partnership elected to pay the interest payment due March 15, 1998 in cash and, under the terms of the Notes, was required to continue to make cash payments.

     On May 19, 1998, FHGLP repurchased approximately $247.8 million aggregate principal amount of the Notes for an aggregate purchase price of $270.3 million pursuant to a fixed spread tender offer for all outstanding Notes. The Notes tendered represented approximately 88% of the Notes previously outstanding. The approximate $34.4 million of Notes not repurchased in the tender offer were redeemed on September 15, 1998 in accordance with their terms.

  (b) 8.375% Senior Debentures and 9.285% Senior Discount Debentures

     On April 3, 1998, FHGLP and its wholly-owned subsidiary, Falcon Funding Corporation ("FFC" and, collectively with FHGLP, the "Issuers"), sold $375,000,000 aggregate principal amount of 8.375% Senior Debentures due 2010 (the "Senior Debentures") and $435,250,000 aggregate principal amount at maturity of 9.285% Senior Discount Debentures due 2010 (the "Senior Discount Debentures" and, collectively with the Senior Debentures, the "Debentures") in a private placement. The Debentures were exchanged for debentures with the same form and terms, but registered under the Securities Act of 1933, as amended, in August 1998.

     In connection with consummation of the TCI Transaction, the Partnership was substituted for FHGLP as an obligor under the Debentures and thereupon FHGLP was released and discharged from any further obligation with respect to the Debentures and the related Indenture. FFC remains as an obligor under the Debentures and is now a wholly owned subsidiary of the Partnership. FFC was incorporated solely for the purpose of serving as a co-issuer of the Debentures and does not have any material operations or assets and will not have any revenues.

     The Senior Discount Debentures were issued at a price of 63.329% per $1,000 aggregate principal amount at maturity, for total gross proceeds of approximately $275.6 million, and will accrete to stated value at an annual rate of 9.285% until April 15, 2003. The unamortized discount amounted to $140.3 million at December 31, 1998. After giving effect to offering discounts, commissions and estimated expenses of the offering, the sale of the Debentures (representing aggregate indebtedness of approximately $650.6 million as of the date of issuance) generated net proceeds of approximately $631 million. The Partnership used substantially all the net proceeds from the sale of the Debentures to repay outstanding bank indebtedness.

  (c) Amended and Restated Credit Agreement

     The Partnership had a $775 million senior secured Amended and Restated Credit Agreement that was scheduled to mature on July 11, 2005. The Amended and Restated Credit Agreement required the Partnership to make annual reductions of $1 million on the term loan portion

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

commencing December 31, 1997. Maximum available borrowings under the Amended and Restated Credit Agreement were $774 million at December 31, 1997. The Amended and Restated Credit Agreement required interest on the amount outstanding under the reducing revolver portion to be tied to the ratio of consolidated total debt (as defined) to consolidated annualized cash flow (as defined). Interest rates were based on LIBOR or prime rates at the option of the Partnership. The LIBOR margin under the reducing revolver ranged from 0.75% to 1.625%, while interest on the term loan was at the LIBOR rate plus 2.375%.

     At December 31, 1997, the weighted average interest rate on borrowings outstanding under the Amended and Restated Credit Agreement (including the effects of the interest rate hedging agreements) was 7.69%. The Partnership was also required to pay a commitment fee per annum on the unused portion.

  (d) New Credit Facility

     On June 30, 1998, the Partnership entered into a new $1.5 billion senior credit facility (the "New Credit Facility") which replaced the Amended and Restated Credit Agreement and provided funds for the closing of the TCI Transaction. See Note 1. The borrowers under the New Credit Facility were the operating subsidiaries prior to consummation of the TCI Transaction and, following the TCI Transaction, the borrower is Falcon LLC. The restricted companies, as defined under the New Credit Facility, are Falcon LLC and each of its subsidiaries (excluding certain subsidiaries designated as excluded companies from time to time) and each restricted company (other than Falcon LLC) is also a guarantor of the New Credit Facility.

     The New Credit Facility consists of three committed facilities (one revolver and two term loans) and one uncommitted $350 million supplemental credit facility (the terms of which will be negotiated at the time the Partnership makes a request to draw on such facility). Facility A is a $650 million revolving credit facility maturing December 29, 2006; Facility B is a $200 million term loan maturing June 29, 2007; and Facility C is a $300 million term loan maturing December 31, 2007. All of Facility C and approximately $126 million of Facility B were funded on June 30, 1998, and the debt outstanding under the Amended and Restated Credit Agreement of approximately $329 million was repaid. As a result, from June 30, 1998 until September 29, 1998, FHGLP had an excess cash balance of approximately $90 million. Immediately prior to closing the TCI Transaction, approximately $39 million was borrowed under Facility A to discharge certain indebtedness of Falcon Video. In connection with consummation of the TCI Transaction, Falcon LLC assumed the approximately $433 million of indebtedness outstanding under the New Credit Facility. In addition to utilizing cash on hand of approximately $63 million, Falcon LLC borrowed the approximately $74 million remaining under Facility B and approximately $366 million under Facility A to discharge approximately $73 million of Falcon Video indebtedness and to retire approximately $430 million of TCI indebtedness assumed as part of the contribution of the TCI Systems. As a result of these borrowings, the amount outstanding under the New Credit Facility at December 31, 1998 was $926 million. Subject to covenant limitations, the Partnership had available to it additional borrowing capacity thereunder of $224 million at December 31, 1998. However, limitations imposed by the Partnership's partnership agreement as amended would limit available borrowings at December 31, 1998 to $23.1 million.

  (e) Other subordinated notes

     Other subordinated notes consist of 11.56% Subordinated Notes due March 2001. The subordinated note agreement contains certain covenants which are substantially the same as the

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

covenants under the New Credit Facility, which is described in (d) above. At December 31, 1998, management believes that the Partnership was in compliance with such covenants.

  (f) Other

     Other notes payable as of December 31, 1997 consisted of $7.5 million owed by Enstar Finance Company, LLC ("EFC"). FHGLP's interest in EFC was not contributed to FCLP on September 30, 1998. Consequently, EFC's obligations are excluded from those of the Partnership as of December 31, 1998.

  (g) Interest Rate Hedging Agreements

     The Partnership utilizes interest rate hedging agreements to establish long-term fixed interest rates on a portion of its variable-rate debt. The New Credit Facility requires that interest be tied to the ratio of consolidated total debt to consolidated annualized cash flow (in each case, as defined therein), and further requires that the Partnership maintain hedging arrangements with respect to at least 50% of the outstanding borrowings thereunder plus any additional borrowings of the Partnership, including the Debentures, for a two year period. As of December 31, 1998, borrowings under the New Credit Facility bore interest at an average rate of 7.55% (including the effect of interest rate hedging agreements). The Partnership has entered into fixed interest rate hedging agreements with an aggregate notional amount at December 31, 1998 of $1.485 billion, including contracts of $160 million assumed from Falcon Video in connection with the TCI Transaction. Agreements in effect at December 31, 1998 totaled $910 million, with the remaining $575 million to become effective as certain of the existing contracts mature during 1999 through October of 2004. These agreements expire at various times through October, 2006. In addition to these agreements, the Partnership has one interest rate swap contract with a notional amount of $25 million under which it pays variable LIBOR rates and receives fixed rate payments.

     The hedging agreements resulted in additional interest expense of $1 million, $350,000 and $1.2 million for the years ended December 31, 1996, 1997 and 1998, respectively. The Partnership does not believe that it has any significant risk of exposure to non-performance by any of its counterparties.

  (h) Debt Maturities

     The Partnership's notes payable outstanding at December 31, 1998 mature as follows:

                                                                        OTHER
                       8.375% SENIOR    9.285% SENIOR    NOTES TO    SUBORDINATED
        YEAR            DEBENTURES       DEBENTURES       BANKS         NOTES        OTHER      TOTAL
        ----           -------------    -------------    --------    ------------    -----    ----------
                                                    (DOLLARS IN THOUSANDS)
1999.................    $     --         $     --       $  5,000      $    --       $371     $    5,371
  2000...............          --               --          5,000           --         --          5,000
  2001...............          --               --          5,000       15,000         --         20,000
  2002...............          --               --          5,000           --         --          5,000
  2003...............          --               --          5,000           --         --          5,000
Thereafter...........     375,000          435,250        901,000           --         --      1,711,250

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (i) Extraordinary Item

     Fees and expenses incurred in connection with the repurchase of the Notes on May 19, 1998 and the retirement of the remaining Notes on September 15, 1998 were $19.7 million in the aggregate. In addition, the unamortized portion of deferred loan costs related to the Notes and the Amended and Restated Credit Agreement, which amounted to $10.9 million in the aggregate, were written off as an extraordinary charge upon the extinguishment of the related debt.

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

     The Partnership leases land, office space and equipment under operating leases expiring at various dates through the year 2039. See Note 9.

     Future minimum rentals for operating leases at December 31, 1998 are as follows:

                          YEAR                                 TOTAL
                          ----                              -----------
                                                            (DOLLARS IN
                                                            THOUSANDS)
1999....................................................      $ 2,758
  2000..................................................        2,545
  2001..................................................        2,264
  2002..................................................        1,919
  2003..................................................        1,119
Thereafter..............................................        4,449
                                                              -------
                                                              $15,054
                                                              =======

     In most cases, management expects that, in the normal course of business, these leases will be renewed or replaced by other leases. Rent expense amounted to $2.1 million in 1996, $2.4 million in 1997 and $3.1 million in 1998.

     In addition, the Partnership rents line space on utility poles in some of the franchise areas it serves. These rentals amounted to $2.8 million for 1996, $3.1 million for 1997 and $3.9 million for 1998. Generally, such pole rental agreements are short-term; however, the Partnership anticipates such rentals will continue in the future.

     Beginning in August 1997, the Partnership elected to self-insure its cable distribution plant and subscriber connections against property damage as well as possible business interruptions caused by such damage. The decision to self-insure was made due to significant increases in the cost of insurance coverage and decreases in the amount of insurance coverage available. In October 1998, the Partnership reinstated third party insurance coverage against damage to its cable distribution plant and subscriber connections and against business interruptions resulting from such damage. This coverage is subject to a significant annual deductible and is intended to limit the Partnership's exposure to catastrophic losses, if any, in future periods. Management believes that the relatively small size of the Partnership's markets in any one geographic area, coupled with their geographic separation, will mitigate the risk that the Partnership could sustain losses due to seasonal weather conditions or other events that, in the aggregate, could have a material adverse effect on the Partnership's liquidity and cash flows. The Partnership continues to purchase insurance coverage in amounts management views as appropriate for all other property, liability, automobile, workers' compensation and other types of insurable risks.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The Partnership is required under various franchise agreements at December 31, 1998 to rebuild certain existing cable systems at a cost of approximately $83 million.

     The Partnership is regulated by various federal, state and local government entities. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), provides for among other things, federal and local regulation of rates charged for basic cable service, cable programming service tiers ("CPSTs") and equipment and installation services. Regulations issued in 1993 and significantly amended in 1994 by the Federal Communications Commission (the "FCC") have resulted in changes in the rates charged for the Partnership's cable services. The Partnership believes that compliance with the 1992 Cable Act has had a negative impact on its operations and cash flow. It also presently believes that any potential future liabilities for refund claims or other related actions would not be material. The Telecommunications Act of 1996 (the "1996 Telecom Act") was signed into law on February 8, 1996. As it pertains to cable television, the 1996 Telecom Act, among other things, (i) ends the regulation of certain CPSTs in 1999; (ii) expands the definition of effective competition, the existence of which displaces rate regulation; (iii) eliminates the restriction against the ownership and operation of cable systems by telephone companies within their local exchange service areas; and (iv) liberalizes certain of the FCC's cross-ownership restrictions.

     The Partnership has various contracts to obtain basic and premium programming from program suppliers whose compensation is generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Some program suppliers provide volume discount pricing structures or offer marketing support to the Partnership. The Partnership's programming contracts are generally for a fixed period of time and are subject to negotiated renewal. The Partnership does not have long-term programming contracts for the supply of a substantial amount of its programming. Accordingly, no assurances can be given that the Partnership's programming costs will not continue to increase substantially or that other materially adverse terms will not be added to the Partnership's programming contracts. Management believes, however, that the Partnership's relations with its programming suppliers generally are good.

     Effective December 1, 1998, the Partnership elected to obtain certain of its programming services through an affiliate of TCI. This election resulted in a reduction in the Partnership's programming costs, the majority of which will be passed on to its customers in the form of reduced rates in compliance with FCC rules. The Partnership has elected to continue to acquire its remaining programming services under its existing programming contracts, but may elect to acquire additional programming services through the TCI affiliate in the future. The Partnership, in the normal course of business, purchases cable programming services from certain program suppliers owned in whole or in part by an affiliate of TCI.

     The Partnership is periodically a party to various legal proceedings. Such legal proceedings are ordinary and routine litigation proceedings that are incidental to the Partnership's business, and management presently believes that the outcome of all pending legal proceedings will not, individually or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Partnership.

     The Partnership, certain of its affiliates, and certain third parties have been named as defendants in an action entitled Frank O'Shea I.R.A. et al. v. Falcon Cable Systems Company, et al., Case No. BC 147386, pending in the Superior Court of the State of California, County of Los Angeles (the "Action"). Plaintiffs in the Action are certain former unitholders of FCSC purporting to represent a class consisting of former unitholders of FCSC other than those affiliated with

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FCSC and/or its controlling persons. The complaint in the Action alleges, among other things, that defendants breached their fiduciary and contractual duties to unitholders, and acted negligently, with respect to the purchase from former unitholders of their interests in FCSC in 1996. A settlement of the action has been agreed to and will be presented to the court for approval on April 22, 1999. The terms of the settlement, if approved, are not expected to have a material adverse effect on the financial condition of the Partnership. Net of insurance proceeds, the settlement's cost to the Partnership would amount to approximately $2.7 million, all of which had been reserved as of December 31, 1998. The Partnership recognized expenses related to the settlement of $52,000, $145,000 and $2.5 million in 1996, 1997 and 1998, respectively.

NOTE 8 -- EMPLOYEE BENEFIT PLANS

     The subsidiaries of the Partnership have a cash or deferred profit sharing plan (the "Profit Sharing Plan") covering substantially all of their employees. FHGLP joined in the adoption of the FHGI cash or deferred profit sharing plan as of March 31, 1993. The provisions of this plan were amended to be substantially identical to the provisions of the Profit Sharing Plan.

     The Profit Sharing Plan provides that each participant may elect to make a contribution in an amount up to 20% of the participant's annual compensation which otherwise would have been payable to the participant as salary. The Partnership's contribution to the Profit Sharing Plan, as determined by management, is discretionary but may not exceed 15% of the annual aggregate compensation (as defined) paid to all participating employees. There were no contributions for the Profit Sharing Plan in 1996, 1997 or 1998.

     On September 30 1998, the Partnership assumed the obligations of FHGLP for its 1993 Incentive Performance Plan (the "Incentive Plan"). The value of the interests in the Incentive Plan is tied to the equity value of certain partnership units in FHGLP held by FHGI. In connection with the assumption by the Partnership, FHGLP agreed to fund any benefits payable under the Incentive Plan through additional capital contributions to the Partnership, the waiver of its rights to receive all or part of certain distributions from the Partnership and/or a contribution of a portion of its partnership units to the Partnership. The benefits which are payable under the Incentive Plan are equal to the amount of distributions which FHGI would have otherwise received with respect to 1,932.67 of the units of FHGLP held by FHGI and a portion of FHGI's interest in certain of the partnerships that are the general partners of the Partnership's operating subsidiaries. Benefits are payable under the Incentive Plan only when distributions would otherwise be paid to FHGI with respect to the above-described units and interests. The Incentive Plan is scheduled to terminate on January 5, 2003, at which time the Partnership is required to distribute the units described above to the participants in the Incentive Plan. At such time, FHGLP is required to cause the units to be contributed to the Partnership to fund such distributions. The participants in the Incentive Plan are present and former employees of the Partnership, FHGLP and its operating affiliates, all of whom are 100% vested. Prior to the closing of the TCI Transaction, FHGLP amended the Incentive Plan to provide for payments by FHGLP at the closing of the TCI Transaction to participants in an aggregate amount of approximately $6.5 million and to reduce by such amount FHGLP's obligations to make future payments to participants under the Incentive Plan.

     In 1999, the Partnership adopted a Restricted Unit Plan (the "New FCLP Incentive Plan" or "Plan") for the benefit of certain employees. Grants of restricted units are provided at the discretion of the Advisory Committee. The value of the units in the New FCLP Incentive Plan is tied to the equity value of FCLP above a base equity as determined initially in 1999 by the

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

partners, and for grants in subsequent years by an appraisal. Benefits are payable under the New FCLP Incentive Plan only when distributions would otherwise be payable to equity holders of FCLP. An initial grant of 100,000 units representing 2.75% of the equity of FCLP in excess of the equity base was approved and will be allocated to the participants in the Plan. There is a five-year vesting requirement for all participants.

NOTE 9 -- RELATED PARTY TRANSACTIONS

     The Partnership is a separate, stand-alone holding company which employs all of the management personnel. The Partnership is financially dependent on the receipt of permitted payments from its operating subsidiaries, management and consulting fees from domestic cable ventures, and the reimbursement of specified expenses by certain of the Affiliated Partnerships to fund its operations. Expected increases in the funding requirements of the Partnership combined with limitations on its sources of cash may create liquidity issues for the Partnership in the future. Specifically, the Amended and Restated Credit Agreement and, subsequently, the New Credit Facility, permitted the subsidiaries of the Partnership to remit to the Partnership no more than 4.25% of their net cable revenues, as defined, in any year, effective July 12, 1996. Beginning on January 1, 1999, this limitation was increased to 4.5% of net cable revenues in any year. As a result of the 1998 acquisition by the Partnership of the Falcon Classic and Falcon Video Systems, the Partnership will no longer receive management fees and reimbursed expenses from Falcon Classic or receive management fees from Falcon Video. Commencing on October 1, 1998, FHGLP retains 20% of the management fees paid by the Enstar partnerships. The management fees earned from the Enstar partnerships were $1.9 million, $2 million and $1.9 million for the years ended December 31, 1996, 1997 and 1998, respectively.

     The management and consulting fees and expense reimbursements earned from the Affiliated Partnerships amounted to approximately $6.3 million and $3.7 million, $5.2 million and $2.1 million and $3.7 million and $1.5 million for the years ended December 31, 1996, 1997 and 1998, respectively. The fees and expense reimbursements of $6.3 million and $3.7 million earned in 1996 included $1.5 million and $1 million earned from FCSC from January 1, 1996 through July 11, 1996. The fees and expense reimbursements of $3.7 million and $1.5 million earned in 1998 included $191,000 and $128,000 earned from Falcon Classic from January 1, 1998 through July 16, 1998, and $1.2 million in management fees from Falcon Video from January 1, 1998 through September 30, 1998. Subsequent to these acquisitions, the amounts payable to the Partnership in respect of its management of the former FCSC, Falcon Classic and Falcon Video Systems became subject to the limitations contained in the Amended and Restated Credit Agreement and, subsequently, the New Credit Facility.

     Receivables from the Affiliated Partnerships for services and reimbursements described above amounted to approximately $11.3 million and $2.3 million (which, in 1997, included $7.5 million of notes receivable from the Enstar partnerships) at December 31, 1997 and 1998.

     Included in Commitments and Contingencies (Note 7) are two facility lease agreements with the Partnership's Chief Executive Officer and his wife, or entities owned by them, requiring annual future minimum rental payments aggregating $2.1 million through 2001, one facility being assumed by a subsidiary as part of the assets acquired on July 12, 1996 from FCSC. That subsidiary acquired the property in February 1999 for $282,500, a price determined by two independent appraisals. During the years ended December 31, 1996, 1997 and 1998 rent expense on the first facility amounted to $397,000, $383,000 and $416,000, respectively. The rent paid for the second facility for the period July 12, 1996 through December 31, 1996 amounted to

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

approximately $18,000, and the amount paid in each of 1997 and 1998 was approximately $41,000.

     In addition, the Partnership provides certain accounting, bookkeeping and clerical services to the Partnership's Chief Executive Officer. The costs of services provided were determined based on allocations of time plus overhead costs (rent, parking, supplies, telephone, etc.). Such services amounted to $118,300, $163,000 and $212,000 for the years ended December 31, 1996, 1997 and
1998, respectively. These costs were net of amounts reimbursed to the Partnership by the Chief Executive Officer amounting to $75,000, $55,000 and $72,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

NOTE 10 -- OTHER INCOME (EXPENSE)

     Other income (expense) is comprised of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1997       1998
                                                              -------    -------    -------
                                                                 (DOLLARS IN THOUSANDS)
Gain on sale of Available-for-Sale Securities...............  $ 2,264    $    --    $    --
Gain on insured casualty losses.............................       --      3,476        314
Write down of investment....................................   (1,000)        --         --
Gain (loss) on sale of investment...........................       --     (1,360)       174
Net lawsuit settlement costs................................       --     (1,030)    (2,614)
Other, net..................................................     (450)      (201)      (791)
                                                              -------    -------    -------
                                                              $   814    $   885    $(2,917)
                                                              =======    =======    =======

NOTE 11 -- SUBSEQUENT EVENTS

     In March 1999, AT&T and Tele-Communications, Inc. completed a merger under which Tele-Communications, Inc. became a unit of AT&T called AT&T Broadband & Internet Services. The unit will continue to be headquartered in the Denver area. Leo J. Hindery, Jr., who had been president of Tele-Communications, Inc. since January 1997, was named President and Chief Executive Officer of AT&T Broadband & Internet Services, which became the owner of TCI Falcon Holdings, LLC as a result of the merger.

     The Partnership entered into a letter of intent with AT&T to form a joint venture. This joint venture would provide local or any-distance communications services, other than mobile wireless services, video entertainment services and high speed Internet access services, to residential and certain small business customers under the AT&T brand name over the Partnership's infrastructure. Formation of the joint venture is subject to certain conditions. The Partnership is unable to predict if or when such conditions will be met.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12 -- SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

OPERATING ACTIVITIES

     During the years ended December 31, 1996, 1997 and 1998, the Partnership paid cash interest amounting to approximately $39.7 million, $48.1 million and $84.9 million, respectively.

INVESTING ACTIVITIES

     See Note 3 regarding the non-cash investing activities related to the acquisitions of the cable systems of the TCI Systems, the Falcon Video Systems, the Falcon Classic Systems and FCSC.

FINANCING ACTIVITIES

     See Note 3 regarding the non-cash financing activities relating to the acquisitions of the cable systems of the TCI Systems, the Falcon Video Systems, the Falcon Classic Systems and FCSC. See Note 2 regarding the reclassification to redeemable partners' equity.

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 13 -- FCLP (PARENT COMPANY ONLY)

     The following parent-only condensed financial information presents Falcon Communications, L.P.'s balance sheets and related statements of operations and cash flows by accounting for the investments in its subsidiaries on the equity method of accounting. The condensed balance sheet information for 1997 and condensed statement of operations information through September 30, 1998 is for FHGLP (parent only). The accompanying condensed financial information should be read in conjunction with the consolidated financial statements and notes thereto.

                      CONDENSED BALANCE SHEET INFORMATION

                                                                  DECEMBER 31,
                                                             ----------------------
                                                               1997         1998
                                                             ---------    ---------
                                                             (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents..................................  $   8,177    $   1,605
  Receivables:
     Intercompany notes and accrued interest receivable....    226,437      655,128
     Due from affiliates and other entities, of which
       $23,374,000 was contractually restricted or
       otherwise deferred at December 31, 1997 (see Note
       9)..................................................     25,340        2,129
  Prepaid expenses and other...............................        711          236
  Investments in affiliated partnerships...................     12,827           --
  Other investments........................................      1,519           --
  Property, plant and equipment, less accumulated
     depreciation and amortization.........................      1,323        3,599
  Deferred loan costs, less accumulated amortization.......      4,846       20,044
                                                             ---------    ---------
                                                             $ 281,180    $ 682,741
                                                             =========    =========
LIABILITIES:
  Notes payable............................................  $      10    $      --
  Senior notes payable.....................................    282,193      669,982
  Notes payable to affiliates..............................         --       70,805
  Accounts payable.........................................        179          135
  Accrued expenses.........................................     14,025       14,000
  Equity in net losses of subsidiaries in excess of
     investment............................................    230,155      198,492
                                                             ---------    ---------
          TOTAL LIABILITIES................................    526,562      953,414
REDEEMABLE PARTNERS' EQUITY................................    171,373      133,023
PARTNERS' DEFICIT..........................................   (416,755)    (403,696)
                                                             ---------    ---------
                                                             $ 281,180    $ 682,741
                                                             =========    =========

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           FCLP (PARENT COMPANY ONLY)
                 CONDENSED STATEMENT OF OPERATIONS INFORMATION

                                                      YEAR ENDED DECEMBER 31,
                                                 ---------------------------------
                                                   1996        1997        1998
                                                 --------    --------    ---------
                                                      (DOLLARS IN THOUSANDS)
REVENUES:
Management fees:
     Affiliated Partnerships...................  $  3,962    $  2,873    $   2,120
     Subsidiaries..............................    12,020      13,979       14,010
     International and other...................       413         281           33
                                                 --------    --------    ---------
          Total revenues.......................    16,395      17,133       16,163
                                                 --------    --------    ---------
EXPENSES:
  General and administrative expenses..........     9,096      11,328       21,134
  Depreciation and amortization................       375         274          559
                                                 --------    --------    ---------
          Total expenses.......................     9,471      11,602       21,693
                                                 --------    --------    ---------
          Operating income (loss)..............     6,924       5,531       (5,530)
OTHER INCOME (EXPENSE):
  Interest income..............................    19,884      22,997       50,562
  Interest expense.............................   (27,469)    (30,485)     (59,629)
  Equity in net losses of subsidiaries.........   (50,351)    (56,422)    (105,659)
  Equity in net losses of investee
     partnerships..............................       (73)         (4)         (31)
  Other, net...................................     1,100      (2,455)          --
                                                 --------    --------    ---------
Net loss before extraordinary item.............   (49,985)    (60,838)    (120,287)
Extraordinary item, retirement of debt.........        --          --      (24,196)
                                                 --------    --------    ---------
NET LOSS.......................................  $(49,985)   $(60,838)   $(144,483)
                                                 ========    ========    =========

                          FALCON COMMUNICATIONS, L.P.
                   (SUCCESSOR TO FALCON HOLDING GROUP, L.P.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                           FCLP (PARENT COMPANY ONLY)
                 CONDENSED STATEMENT OF CASH FLOWS INFORMATION

                                                        YEAR ENDED DECEMBER 31,
                                                     ------------------------------
                                                      1996       1997       1998
                                                     -------    ------    ---------
                                                         (DOLLARS IN THOUSANDS)
Net cash provided by (used in)
Operating activities...............................  $(8,969)   $1,478    $(418,226)
                                                     -------    ------    ---------
Cash flows from investing activities:
  Distributions from affiliated partnerships.......      773        --        1,820
  Capital expenditures.............................     (242)     (417)      (2,836)
  Investments in affiliated partnerships and other
     investments...................................   (9,000)     (254)      (2,998)
  Proceeds from sale of investments and other
     assets........................................        3       702        1,694
  Proceeds from sale of available-for-sale
     securities....................................    9,502        --           --
  Assets retained by Falcon Holding Group, L.P.....       --        --       (2,893)
                                                     -------    ------    ---------
Net cash provided by (used in) investing
  activities.......................................    1,036        31       (5,213)
                                                     -------    ------    ---------
Cash flows from financing activities:
  Repayment of debt................................     (120)     (131)    (282,203)
  Borrowings from notes payable....................       --        --      650,639
  Borrowings from subsidiaries.....................       --        --       70,805
  Capital contributions............................    5,000        93           --
  Redemption of partners' equity...................       --        --       (1,170)
  Deferred loan costs..............................       --        --      (21,204)
                                                     -------    ------    ---------
Net cash provided by (used in) financing
  activities.......................................    4,880       (38)     416,867
                                                     -------    ------    ---------
Net increase (decrease) in cash and cash
  equivalents......................................   (3,053)    1,471       (6,572)
Cash and cash equivalents, at beginning of year....    9,759     6,706        8,177
                                                     -------    ------    ---------
Cash and cash equivalents, at end of year..........  $ 6,706    $8,177    $   1,605
                                                     =======    ======    =========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Managers
of Avalon Cable LLC

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in members' interest and cash flows present fairly, in all material respects, the financial position of Avalon Cable LLC and its subsidiaries (the "Company") at December 31, 1997 and 1998 and the results of their operations, changes in members' interest and their cash flows for the period from September 4, 1997 (inception), through December 31, 1997 and for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
March 30, 1999, except for Note 12,
as to which the date is May 13, 1999

                       AVALON CABLE LLC AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                 1998          1997
                                                              ----------      ------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
Cash........................................................   $  9,288        $ --
Subscriber receivables, less allowance for doubtful accounts
  of $943...................................................      5,862          --
Accounts receivable-affiliate...............................        124          --
Deferred income taxes.......................................        479          --
Prepaid expenses and other current assets...................        580         504
                                                               --------        ----
Total current assets........................................     16,333         504
Property, plant and equipment, net..........................    111,421          --
Intangible assets, net......................................    462,117          --
Other assets................................................        227          --
                                                               --------        ----
Total assets................................................   $590,098        $504
                                                               ========        ====
LIABILITIES AND MEMBERS' INTEREST
CURRENT LIABILITIES:
Current portion of notes payable............................   $     20        $ --
Accounts payable and accrued expenses.......................     11,646          --
Accounts payable, net-affiliate.............................      2,023         500
Advance billings and customer deposits......................      3,171          --
                                                               --------        ----
Total current liabilities...................................     16,860         500
Note payable, net of current portion........................    402,949          --
Note payable-affiliate......................................      3,341          --
Deferred income taxes.......................................      1,841          --
                                                               --------        ----
Total liabilities...........................................    424,991         500
                                                               --------        ----
Minority interest...........................................     13,855          --
Commitments and contingencies (Note 10)
MEMBERS' INTEREST:
Members' capital............................................    166,630          --
Accumulated earnings (deficit)..............................    (15,378)          4
                                                               --------        ----
Total member's interest.....................................    151,252           4
                                                               --------        ----
Total liabilities and member's interest.....................   $590,098        $504
                                                               ========        ====

  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                               FOR THE PERIOD FROM
                                                            FOR THE YEAR        SEPTEMBER 4, 1997
                                                                ENDED          (INCEPTION) THROUGH
                                                          DECEMBER 31, 1998     DECEMBER 31, 1997
                                                          -----------------    -------------------
                                                                   (DOLLARS IN THOUSANDS)
REVENUE:
Basic services..........................................      $ 14,976                 $--
Premium services........................................         1,468                 --
Other...................................................         1,743                 --
                                                              --------                 --
Total revenues..........................................        18,187                 --
Operating expenses:
Selling, general and administrative.....................         4,207                 --
Programming.............................................         4,564                 --
Technical and operations................................         1,951                 --
Depreciation and amortization...........................         8,183                 --
                                                              --------                 --
Loss from operations....................................          (718)                --
Other income (expense):
Interest income.........................................           173                  4
Interest expense........................................        (8,223)                --
Other expense, net......................................           (65)                --
                                                              --------                 --
Income (loss) before income taxes.......................        (8,833)                 4
Provision for income taxes..............................          (186)                --
                                                              --------                 --
Income (loss) before minority interest and extraordinary
  item..................................................        (9,019)                 4
Minority interest in consolidated entity................          (398)                --
                                                              --------                 --
Income (loss) before the extraordinary loss on early
  extinguishment of debt................................        (9,417)                 4
Extraordinary loss on early extinguishment of debt......        (5,965)                --
                                                              --------                 --
Net income (loss).......................................      $(15,382)                $4
                                                              ========                 ==

  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' INTEREST
  FROM THE PERIOD FROM SEPTEMBER 4, 1997 (INCEPTION) THROUGH DECEMBER 31, 1998

                                        CLASS A              CLASS B-1        ACCUMULATED    TOTAL
                                  --------------------   ------------------    EARNINGS     MEMBERS'
                                    UNITS        $        UNITS       $        (DEFICIT)    INTEREST
                                  ---------   --------   -------   --------   -----------   --------
                                              (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
Net income for the period from
  September 4, 1997 through
  December 31, 1997.............       --     $    --         --   $     --    $      4     $      4
Issuance of Class A units.......   45,000      45,000         --         --          --       45,000
Issuance of Class B-1 units in
  consideration for Avalon Cable
  of New England LLC............       --          --     64,696      4,345          --        4,345
Contribution of assets and
  liabilities of Avalon Cable of
  Michigan Inc..................       --          --    510,994    117,285          --      117,285
Net loss for the year ended
  December 31, 1998.............       --          --         --         --     (15,382)     (15,382)
                                   ------     -------    -------   --------    --------     --------
Balance at December 31, 1998....   45,000     $45,000    575,690   $121,630    $(15,378)    $151,252
                                   ======     =======    =======   ========    ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                 FOR THE PERIOD
                                                            FOR THE YEAR       SEPTEMBER 4, 1997
                                                                ENDED             (INCEPTION)
                                                          DECEMBER 31, 1998    DECEMBER 31, 1997
                                                          -----------------    ------------------
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).......................................      $ (15,382)              $ 4
Adjustments to reconcile net income to net cash provided
  by operating activities
Depreciation and amortization...........................          8,183                --
Deferred income taxes, net..............................          1,010                --
Extraordinary loss on extinguishment of debt............          5,965                --
Provision for loss on accounts receivable...............             75                --
Minority interest in consolidated entity................            398                --
Accretion of senior discount notes......................          1,083                --
Changes in operating assets and liabilities Increase in
  subscriber receivables................................         (1,679)
Increase in accounts receivable-affiliates..............           (124)               --
Increase in prepaid expenses and other current assets...            (76)               (4)
Increase in accounts payable and accrued expenses.......          4,863                --
Increase in accounts payable-affiliates.................          1,523                --
Increase in advance billings and customer deposits......          1,684                --
Change in Other, net....................................           (227)               --
                                                              ---------               ---
Net cash provided by operating activities...............          7,296                --
                                                              ---------               ---
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures....................................        (11,468)               --
Acquisitions, net of cash acquired......................       (554,402)               --
                                                              ---------               ---
Net cash used in investing activities...................       (565,870)               --
                                                              ---------               ---
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of credit facility...............        265,888                --
Principal payment on credit facility....................       (125,013)               --
Proceeds from issuance of senior subordinated debt......        150,000                --
Proceeds from issuance of note payable-affiliate........          3,341                --
Proceeds from issuance of senior discount notes.........        110,411                --
Proceeds from other notes payable.......................            600                --
Payments for debt issuance costs........................         (3,995)               --
Contribution by members.................................        166,630                --
                                                              ---------               ---
Net cash provided by financing activities...............        567,862                --
Increase in cash........................................          9,288                --
Cash, beginning of period...............................             --                --
                                                              ---------               ---
Cash, end of period.....................................      $   9,288               $--
                                                              =========               ===
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest................      $   3,480               $--
                                                              =========               ===

  The accompanying notes are an integral part of these consolidated financial statements.

                       AVALON CABLE LLC AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

     Avalon Cable LLC ("Avalon"), and its wholly owned subsidiaries Avalon Cable Holdings Finance, Inc. ("Avalon Holdings Finance") and Avalon Cable of Michigan LLC ("Avalon Michigan"), were formed in October 1998, pursuant to the laws of the State of Delaware, as a wholly owned subsidiary of Avalon Cable of New England Holdings, Inc. ("Avalon New England Holdings").

     On November 6, 1998, Avalon New England Holdings contributed its 100% interest in Avalon Cable of New England LLC ("Avalon New England") to Avalon in exchange for a membership interest in Avalon. This contribution was between entities under common control and was accounted for similar to a pooling-of-interests. Under this pooling-of-interests method, the results of operations for Avalon include the results of operations from the date of inception (September 4, 1997) of Avalon New England. On that same date, Avalon received $63,000 from affiliated entities, which was comprised of (i) a $45,000 capital contribution by Avalon Investors, LLC ("Avalon Investors") and (ii) a $18,000 promissory note from Avalon Cable Holdings LLC ("Avalon Holdings"), which was used to make a $62,800 cash contribution to Avalon New England.

     The cash contribution received by Avalon New England was used to (i) extinguish existing indebtedness of $29,600 and (ii) fund a $33,200 loan to Avalon Holdings Finance which matures on December 31, 2001.

     On December 10, 1998, Avalon received a dividend distribution from Avalon New England in the amount of $18,206, which was used by Avalon to pay off the promissory note payable to Avalon Holdings, plus accrued interest.

     Avalon Cable of Michigan, Inc. was formed in June 1998, pursuant to the laws of the state of Delaware, as a wholly owned subsidiary of Avalon Cable of Michigan Holdings, Inc. ("Michigan Holdings".) On June 3, 1998, Avalon Cable of Michigan, Inc. entered into an Agreement and Plan of Merger (the "Agreement") among Avalon Cable of Michigan, Inc., Michigan Holdings and Cable Michigan, Inc. ("Cable Michigan"), pursuant to which Avalon Cable of Michigan, Inc. will merge into Cable Michigan and Cable Michigan will become a wholly owned subsidiary of Michigan Holdings (the "Merger"). As part of the Merger, the name of the company was changed to Avalon Cable of Michigan, Inc.

     In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of Cable Michigan outstanding prior to the effective time of the Merger (other than treasury stock shares owned by Michigan Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

     In conjunction with the acquisition of Cable Michigan, Avalon Cable of Michigan, Inc. acquired Cable Michigan's 62% ownership interest in Mercom, Inc. ("Mercom").

     On November 6, 1998, Avalon Cable of Michigan, Inc. completed its Merger. The total consideration payable in conjunction with the Merger, including fees and expenses is $431,629, including repayment of all existing Cable Michigan indebtedness and accrued interest of $135,205. Subsequent to the Merger, the arrangements with RCN and CTE for certain support

                       AVALON CABLE LLC AND SUBSIDIARIES
services were terminated. The Agreement also permitted Avalon Cable of Michigan, Inc. to agree to acquire the remaining shares of Mercom that it did not own.

     Michigan Holdings contributed $137,375 in cash to Avalon Cable of Michigan, Inc., which was used to consummate the Merger. On November 5, 1998, Michigan Holdings received $105,000 in cash in exchange for promissory notes to lenders (the "Bridge Agreement"). On November 6, 1998, Michigan Holdings contributed the proceeds received from the Bridge Agreement and an additional $35,000 in cash to Avalon Cable of Michigan Inc. in exchange for 100 shares of common stock.

     On March 26, 1999, Avalon completed a series of transactions to facilitate certain aspects of its financing between affiliated entities under common control. As a result of these transactions:

     - Avalon Cable of Michigan Inc. contributed its assets and liabilities excluding deferred tax liabilities, net to Avalon in exchange for an approximate 88% voting interest in Avalon. Avalon contributed these assets and liabilities to its wholly-owned subsidiary, Avalon Cable of Michigan.

     - Avalon Michigan has become the operator of the Michigan cluster replacing Avalon Cable of Michigan, Inc.

     - Avalon Michigan is an obligor on the Senior Subordinated Notes replacing Avalon Cable of Michigan, Inc., and

     - Avalon Cable of Michigan, Inc. is a guarantor of the obligations of Avalon Michigan under the Senior Subordinated Notes. Avalon Cable of Michigan, Inc. does not have significant assets, other than its investment in Avalon.

     - Avalon is an obligor on the Senior Discount Notes replacing Avalon Cable of Michigan Holdings, Inc.

     As a result of the reorganization between entities under common control, Avalon accounted for the reorganization similar to a pooling-of-interests. Under the pooling-of-interests method, the results of operations for Avalon include the results of operations from the date of inception (June 2, 1998) inception of Avalon Cable of Michigan, Inc. and the date of acquisition of the completed acquisitions.

     Avalon New England and Avalon Michigan provide cable service to the western New England area and the state of Michigan, respectively. Avalon cable systems offer customer packages of basic and premium cable programming services which are offered at a per channel charge or are packaged together to form a tier of services offered at a discount from the combined channel rate. Avalon cable systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principal sources of revenue for Avalon.

     Avalon Holdings Finance was formed for the sole purpose of facilitating financings associated with the acquisitions of various cable operating companies. Avalon Holdings Finance conducts no other activities.

                       AVALON CABLE LLC AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements of Avalon and its subsidiaries, include the accounts of Avalon and its wholly owned subsidiaries, Avalon New England, Avalon Michigan and Avalon Holdings Finance (collectively, the "Company"). All significant transactions between Avalon and its subsidiaries have been eliminated.

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure for contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reported period. Actual results may vary from estimates used.

  Revenue recognition

     Revenue is recognized as cable services are provided. Installation fee revenue is recognized in the period in which the installation occurs to the extent that direct selling costs meet or exceed installation revenues.

  Advertising costs

     Advertising costs are charged to operations as incurred. Advertising costs were $82 for the year ended December 31, 1998.

  Concentration of credit risk

     Financial instruments which potentially expose the Company to a concentration of credit risk include cash and subscriber and other receivables. The Company had cash in excess of federally insured deposits at financial institutions at December 31, 1998. The Company does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. The Company extends credit to customers on an unsecured basis in the normal course of business. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations. The Company's trade receivables reflect a customer base centered in the state of Michigan and New England. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

  Property, plant and equipment

     Property, plant and equipment is stated at its fair value for items acquired from Cable Michigan, historical cost for the minority interests share of Mercom property, plant and equipment and cost for additions subsequent to the merger. Initial subscribers installation costs, including materials, labor and overhead costs, are capitalized as a component of cable plant and equipment. The cost of disconnection and reconnection are charged to expense when incurred.

                       AVALON CABLE LLC AND SUBSIDIARIES

Depreciation is computed for financial statement purposes using the straight-line method based upon the following lives:

Vehicles....................................................      5 years
Cable plant and equipment...................................   5-12 years
Office furniture and equipment..............................   5-10 years
Buildings and improvements..................................  10-25 years

  Intangible assets

     Intangible assets represent the estimated fair value of cable franchises and goodwill resulting from acquisitions. Goodwill is the excess of the purchase price over the fair value of the net assets acquired, determined through an independent appraisal. Deferred financing costs represent direct costs incurred to obtain long-term financing and are amortized to interest expense over the term of the underlying debt utilizing the effective interest method. Amortization is computed for financial statement purposes using the straight-line method based upon the anticipated economic lives:

Cable franchises............................................    13-15 years
Goodwill....................................................       15 years
Non-compete agreement.......................................        5 years

  Accounting for impairments

     The Company follows the provisions of Statement of Financial Accounting Standards No. 121 -- "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

     SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

     No impairment losses have been recognized by the Company pursuant to SFAS 121.

  Financial instruments

     The Company estimates that the fair value of all financial instruments at December 31, 1998 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The fair value of the notes payable-affiliate are considered to be equal to carrying values since the Company believes that its credit risk has not changed from the time this debt instrument was executed and therefore, would obtain a similar rate in the current market.

  Income taxes

     The Company is not subject to federal and state income taxes since the income or loss of the Company is included in the tax returns of Avalon Cable of Michigan, Inc. and the Company's

                       AVALON CABLE LLC AND SUBSIDIARIES
minority partners. However, Mercom, its majority-owned subsidiary is subject to taxes that are accounted for using Statement of Financial Accounting Standards No. 109 -- "Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

3. MEMBERS' CAPITAL

     Avalon has authorized two classes of equity units; class A units ("Class A Units") and class B units ("Class B Units") (collectively, the "Units"). Each class of the Units represents a fractional part of the membership interests in Avalon and has the rights and obligations specified in Avalon's Limited Liability Company Agreement. Each Class B Unit is entitled to voting rights equal to the percentage such units represents of the aggregate number of outstanding Class B Units. The Class A Units are not entitled to voting rights.

  Class A Units

     The Class A Units are participating preferred equity interests. A preferred return accrues annually (the Company's "Preferred Return") on the initial purchase price (the Company's "Capital Value") of each Class A Unit at a rate of 15, or 17% under certain circumstances, per annum. The Company cannot pay distributions in respect of other classes of securities including distributions made in connection with a liquidation until the Company's Capital Value and accrued Preferred Return in respect of each Class A Unit is paid to the holders thereof (such distributions being the Company's "Priority Distributions"). So long as any portion of the Company's Priority Distributions remains unpaid, the holders of a majority of the Class A Units are entitled to block certain actions by the Company including the payment of certain distributions, the issuance of senior or certain types of pari passu equity securities or the entering into or amending of certain related-party agreements. In addition to the Company's Priority Distributions, each Class A Unit is also entitled to participate in common distributions, pro rata according to the percentage such unit represents of the aggregate number of the Company's units then outstanding.

  Class B Units

     The Class B Units are junior equity securities which are divided into two identical subclasses, Class B-1 Units and Class B-2 Units. After the payment in full of Avalon's Priority Distributions, each Class B Unit is entitled to participate in distributions pro rata according to the percentage such unit represents of the aggregate number of the Avalon units then outstanding.

4. MERGER AND ACQUISITIONS

     The Merger was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on their fair market values at the date of the Merger. The purchase price was allocated as follows: current assets and liabilities at fair values of $470, approximately $94,000 to property, plant and equipment, $315,000 to cable franchises and the excess of consideration paid over the fair market value of the net assets acquired, or goodwill, of $81,705, offset by deferred taxes net of $60,000.

                       AVALON CABLE LLC AND SUBSIDIARIES

     The Merger agreement between Michigan Holdings and Avalon Cable of Michigan, Inc. permitted Avalon Cable of Michigan, Inc. to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 Avalon Cable of Michigan, Inc. and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by Avalon Cable of Michigan, Inc. of all of such shares at a price of $12.00 per share. Avalon Cable of Michigan, Inc. completed this acquisition in March 1999. The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

     In March 1999, Avalon Michigan acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

     On May 29, 1998, the Company acquired certain assets of Amrac Clear View, A Limited Partnership ("Amrac") for consideration of $8,124, including acquisition costs of $589. The acquisition was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on the fair market values at the date of acquisition as determined through the use of an independent appraisal. The excess of the consideration paid over the estimated fair market value of the net assets acquired, or goodwill, was $256.

     On July 21, 1998, the Company acquired certain assets and liabilities from Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. (collectively, "Pegasus") for consideration of $30,467, including acquisition costs of $175. The acquisition was accounted for using the purchase method of accounting. Accordingly, the consideration was allocated to the net assets acquired based on the fair market values at the date of acquisition as determined through use of an independent appraisal. The excess of the consideration paid over the estimated fair market value of the net assets acquired, or goodwill, was $977.

     Unaudited pro forma results of operations of the Company for the year ended December 31, 1998, as if the Merger and acquisitions occurred on January 1, 1998.

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
                                                              (UNAUDITED)
Revenues....................................................    $ 96,751
                                                                ========
Loss from operations........................................    $ (5,292)
                                                                ========
Net loss....................................................    $(22,365)
                                                                ========

     In September 1998, the Company entered into a definitive agreement to purchase all of the cable systems of Taconic Technology Corporation ("Taconic") for approximately $8,525 (excluding transaction fees). As of December 31, 1998, the Company incurred $41 of transaction costs related to the acquisition of Taconic. This merger is expected to close in the second quarter of 1999.

                       AVALON CABLE LLC AND SUBSIDIARIES

5. PROPERTY, PLANT AND EQUIPMENT

     At December 31, 1998, property, plant and equipment consists of the following:

Cable plant and equipment...................................  $106,602
Vehicles....................................................     2,572
Office furniture and fixtures...............................     1,026
Buildings and improvements..................................     2,234
Construction in process.....................................       768
                                                              --------
                                                               113,202
Less: accumulated depreciation..............................    (1,781)
                                                              --------
                                                              $111,421
                                                              ========

     Depreciation expense charged to operations was $1,781 for the year ended December 31, 1998.

6. INTANGIBLE ASSETS

     At December 31, 1998, intangible assets consist of the following:

                                                                1998
                                                              --------
Cable franchises............................................  $374,773
Goodwill....................................................    82,928
Deferred financing costs....................................    10,658
Non-compete agreement.......................................       100
                                                              --------
                                                               468,459
Less: accumulated amortization..............................    (6,342)
                                                              --------
                                                              $462,117
                                                              ========

     Amortization expense was $6,342 for the year ended December 31, 1998.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     At December 31, 1998, accounts payable and accrued expenses consist of the following:

Accounts payable............................................  $ 5,321
Accrued corporate expenses..................................      404
Accrued programming costs...................................    2,388
Taxes payable...............................................    1,383
Other.......................................................    2,150
                                                              -------
                                                              $11,646
                                                              =======

                       AVALON CABLE LLC AND SUBSIDIARIES

8. DEBT

     At December 31, 1998, Long-term debt consists of the following:

Senior Credit Facility......................................  $140,875
Senior Subordinated Notes...................................   150,000
Senior Discount Notes.......................................   111,494
Other Note Payable..........................................       600
                                                              --------
                                                               402,969
Less: current portion of notes payable......................        20
                                                              --------
                                                              $402,949
                                                              ========

  Credit Facilities

     On May 28, 1998, Avalon New England entered into a term loan and revolving credit agreement with a major commercial lending institution (the "Credit Agreement"). The Credit Agreement allowed for aggregate borrowings under Term Loans A and B (collectively, the "Term Loans") and a revolving credit facility of $30,000 and $5,000, respectively. The proceeds from the Term Loans and revolving credit facility were used to fund the acquisitions made by Avalon New England and to provide for Avalon New England's working capital requirements.

     In December 1998, Avalon New England retired the Term Loans and revolving credit agreement through the proceeds of a capital contribution from Avalon. The fees and associated costs relating to the early retirement of this debt was $1,110.

     On November 6, 1998, Avalon New England became a co-borrower along with Avalon Michigan and Avalon Cable Finance, Inc. ("Avalon Finance"), affiliated companies (collectively referred to as the "Co-Borrowers"), on a $320,888 senior credit facility, which includes term loan facilities consisting of (i) tranche A term loans of $120,888 and (ii) tranche B term loans of $170,000, and a revolving credit facility of $30,000 (collectively, the "Credit Facility"). Subject to compliance with the terms of the Credit Facility, borrowings under the Credit Facility will be available for working capital purposes, capital expenditures and pending and future acquisitions. The ability to advance funds under the tranche A term loan facility terminated on March 31, 1999. The tranche A term loans are subject to minimum quarterly amortization payments commencing on January 31, 2001 and maturing on October 31, 2005. The tranche B term loans are subject to minimum quarterly payments commencing on January 31, 2001 with substantially all of tranche B term loans scheduled to be repaid in two equal installments on July 31, 2006 and October 31, 2006. The revolving credit facility borrowings are scheduled to be repaid on October 31, 2005.

     On November 6, 1998, Avalon Michigan borrowed $265,888 under the Credit Facility. In connection with the Senior Subordinated Notes and Senior Discount Notes offerings, Avalon Michigan repaid $125,013 of the Credit Facility, and the availability under the Credit Facility was reduced to $195,000. Avalon Michigan had borrowings of $11,300 and $129,575 outstanding under the tranche A and tranche B term note facilities, respectively, and had available $30,000 for borrowings under the revolving credit facility. Avalon New England and Avalon Finance had no borrowings outstanding under the Credit Facility at December 31, 1998.

     The interest rate under the Credit Facility is a rate based on either (i) the Base Rate (a rate per annum equal to the greater of the prime rate and the federal funds rate plus one-half of 1%) or (ii) the Eurodollar Rate (a rate per annum equal to the Eurodollar base rate divided by 1.00 less the Eurocurrency reserve requirement plus, in either case, the applicable margin). As of

                       AVALON CABLE LLC AND SUBSIDIARIES

December 31, 1998, the applicable margin was (a) with respect to the tranche B term loans was 2.75% per annum for Base Rate loans and 3.75% per annum for Eurodollar loans and (b) with respect to tranche A term loans and the revolving credit facility was 2.00% per annum for Base Rate loans and 3.00% for Eurodollar loans. The applicable margin for the tranche A term loans and the revolving credit facility are subject to performance based grid pricing which is determined based upon the consolidated leverage ratio of the Co-Borrowers. The interest rate for the tranche A and tranche B term loans outstanding at December 31, 1998 was 8.58% and 9.33%, respectively. Interest is payable on a quarterly basis. Accrued interest on the borrowings incurred by Avalon Cable of Michigan Inc. under the credit facility was $1,389 at December 31, 1998.

     The Credit Facility contains restrictive covenants which among other things require the Co-Borrowers to maintain certain ratios including consolidated leverage ratios and the interest coverage ratio, fixed charge ratio and debt service coverage ratio.

     The obligations of the Co-Borrowers under the Credit Facility are secured by substantially all of the assets of the Co-Borrowers. In addition, the obligations of the Co-Borrowers under the Credit Facility are guaranteed by affiliated companies; Avalon Cable of Michigan Holdings, Inc., Avalon Cable Finance Holdings, Inc., Avalon New England Holdings, Inc., Avalon Cable Holdings, LLC and the Company.

     A Change of Control as defined under the Credit Facility agreement would constitute an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable.

  Subordinated Debt

     In December 1998, Avalon New England and Avalon Michigan became co-issuers of a $150,000 principal balance, Senior Subordinated Notes ("Subordinated Notes") offering. In conjunction with this financing, Avalon New England received $18,130 from Avalon Michigan as a partial payment against the Company's note receivable-affiliate from Avalon Michigan. Avalon Michigan paid $75 in interest during the period from October 21, 1998 (inception) through December 31, 1998. The cash proceeds received by Avalon New England of $18,206 was paid to Avalon as a dividend.

     The Subordinated Notes mature on December 1, 2008, and interest accrued at a rate of 9.375% per annum. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1999. Accrued interest on the Subordinated Notes was $1,078 at December 31, 1998.

     The Senior Subordinated Notes will not be redeemable at the Co-Borrowers' option prior to December 1, 2003. Thereafter, the Senior Subordinated Notes will be subject to redemption at any time at the option of the Co-Borrowers, in whole or in part at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

YEAR                                                       PERCENTAGE
----                                                       ----------
2003.....................................................   104.688%
2004.....................................................   103.125%
2005.....................................................   101.563%
2006 and thereafter......................................   100.000%

                       AVALON CABLE LLC AND SUBSIDIARIES

     The scheduled maturities of the long-term debt are $2,000 in 2001, $4,000 in 2002, $7,000 in 2003, and the remainder thereafter.

     At any time prior to December 1, 2001, the Co-Borrowers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinate Notes originally issued under the Indenture at a redemption price equal to 109.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Subordinated Notes originally issued remain outstanding immediately after each such redemption.

     As used in the preceding paragraph, "Equity Offering and Strategic Equity Investment" means any public or private sale of Capital Stock of any of the Co-Borrowers pursuant to which the Co-Borrowers together receive net proceeds of at least $25 million, other than issuances of Capital Stock pursuant to employee benefit plans or as compensation to employees; provided that to the extent such Capital Stock is issued by the Co-Borrowers, the net cash proceeds thereof shall have been contributed to one or more of the Co-Borrowers in the form of an equity contribution.

     The Indentures provide that upon the occurrence of a change of control (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon plus accrued and unpaid interest and Liquidated Damages (as defined in the Indentures) thereof, if any, to the date of purchase.

  The Senior Discount Notes

     On December 3, 1998, the Company, Avalon Michigan and Avalon Cable Holdings Finance, Inc. (the "Holding Co-Borrowers") issued $196.0 million aggregate principal amount at maturity of 117/8% Senior Discount Notes ("Senior Discount Notes") due 2008.

     The Senior Discount Notes were issued at a substantial discount from their principal amount at maturity, to generate gross proceeds of approximately $110.4 million. Interest on the Senior Discount Notes will accrue but not be payable before December 1, 2003. Thereafter, interest on the Senior Discount Notes will accrue on the principal amount at maturity at a rate of 11.875% per annum, and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2003. Prior to December 1, 2003, the accreted value of the Senior Discount Notes will increase, representing amortization of original issue discount, between the date of original issuance and December 1, 2003 on a semi-annual basis using a 360-day year comprised of twelve 30-day months, such that the accreted value shall be equal to the full principal amount at maturity of the Senior Discount Notes on December 1, 2003. Original issue discount accretion on the Senior Discount Notes was $1,083 at December 31, 1998.

     On December 1, 2003, the Holding Co-Borrowers will be required to redeem an amount equal to $369.79 per $1,000 principal amount at maturity of each Senior Discount Note then outstanding on a pro rata basis at a redemption price of 100% of the principal amount at maturity of the Senior Discount Notes so redeemed.

     On or after December 1, 2003, the Senior Discount Notes will be subject to redemption at any time at the option of the Holding Co-borrowers, in whole or in part, at the redemption prices, which are expressed as percentages of principal amount, shown below plus accrued and unpaid

                       AVALON CABLE LLC AND SUBSIDIARIES
interest, if any, and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

YEAR                                                       PERCENTAGE
----                                                       ----------
2003...................................................     105.938%
2004...................................................     103.958%
2005...................................................     101.979%
2006 and thereafter....................................     100.000%

     Notwithstanding the foregoing, at any time before December 1, 2001, the holding companies may on any one or more occasions redeem up to 35% of the aggregate principal amount at maturity of senior discount notes originally issued under the Senior Discount Note indenture at a redemption price equal to 111.875% of the accreted value at the date of redemption, plus liquidated damages, if any, to the redemption date, with the net cash proceeds of any equity offering and/or the net cash proceeds of a strategic equity investment; provided that at least 65% of the aggregate principal amount at maturity of Senior Discount Notes originally issued remain outstanding immediately after each occurrence of such redemption.

     Upon the occurrence of a Change of Control, each holder of Senior Discount Notes will have the right to require the Holding Co-Borrowers to repurchase all or any part of such holder's Senior Discount Notes pursuant to a Change of Control offer at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase.

  Mercom debt

     In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

     On September 29, 1997, Cable Michigan, Inc. purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables. At December 31, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

  Note payable

     Avalon New England issued a note payable for $500 which is due on May 29, 2003, and bears interest at a rate of 7% per annum (which approximates Avalon New England's incremental borrowing rate) payable annually. Additionally, Avalon New England has a $100 non-compete agreement. The agreement calls for five annual payments of $20, commencing on May 29, 1999.

                       AVALON CABLE LLC AND SUBSIDIARIES

9. INCOME TAXES

     The income tax provision in the accompanying consolidated financial statements of operations relating to Mercom, Inc., a majority-owned subsidiary, is comprised of the following:

                                                              1998
                                                              ----
CURRENT
Federal.....................................................  $ --
State.......................................................    --
                                                              ----
Total Current...............................................    --
                                                              ----
DEFERRED
Federal.....................................................   171
State.......................................................    15
                                                              ----
Total Deferred..............................................   186
                                                              ----
Total provision for income taxes............................  $186
                                                              ====

     The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1998. The differences are as follows:

                                                               1998
                                                              -------
Loss before provision for income taxes......................  $(8,833)
                                                              =======
Federal tax provision at statutory rates....................  $(3,092)
State income taxes..........................................     (182)
Allocated to members........................................    3,082
Goodwill....................................................        6
                                                              -------
Provision for income taxes..................................  $   186
                                                              =======

                                                          TAX NET
                                                         OPERATING    EXPIRATION
YEAR                                                      LOSSES         DATE
----                                                     ---------    ----------
1998...................................................    $922          2018

     Temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31 are as follows:

                                                               1998
                                                              -------
NOL carryforwards...........................................  $   922
Reserves....................................................      459
Other, net..................................................       20
                                                              -------
Total deferred assets.......................................    1,401
                                                              -------
Property, plant and equipment...............................   (2,725)
Intangible assets...........................................      (38)
                                                              -------
Total deferred liabilities..................................   (2,763)
                                                              -------
Subtotal....................................................   (1,362)
                                                              -------
Valuation allowance.........................................       --
                                                              -------
Total deferred taxes........................................  $(1,362)
                                                              =======

                       AVALON CABLE LLC AND SUBSIDIARIES

10. COMMITMENTS AND CONTINGENCIES

  Leases

     Avalon New England and Avalon Michigan rent poles from utility companies for use in their operations. While rental agreements are generally short-term, Avalon New England and Avalon Michigan anticipate such rentals will continue in the future. Avalon New England and Avalon Michigan also lease office facilities and various items of equipment under month-to-month operating leases. Rent expense was $58 for the year ended December 31, 1998. Rental commitments are expected to continue at approximately $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.

  Legal matters

     Avalon and its subsidiaries are subject to regulation by the Federal Communications Commission ("FCC") and other franchising authorities.

     Avalon and its subsidiaries are subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. Avalon and its Subsidiaries have either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates.

     In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of Avalon and its subsidiaries.

11. RELATED PARTY TRANSACTIONS AND BALANCES

     During 1998, Avalon New England received $3,341 from Avalon Holdings. In consideration for this amount, Avalon New England executed a note payable to Avalon Holdings. This note is recorded as note payable-affiliate on the balance sheet at December 31, 1998. Interest accrues at a rate of 5.57% per year and Avalon New England has recorded accrued interest on this note of $100 at December 31, 1998.

12. SUBSEQUENT EVENT

     In May 1999, the Company signed an agreement with Charter Communications, Inc. ("Charter Communications") under which Charter Communications agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt. The acquisition by Charter Communications is subject to regulatory approvals. The Company expects to consummate this transaction in the fourth quarter of 1999.

     This agreement, if closed, would constitute a change in control under the Indenture pursuant to which the Senior Subordinated Notes and the Senior Discount Notes (collectively, the "Notes") were issued. The Indenture provides that upon the occurrence of a change of control of the Company (a "Change of Control") each holder of the Notes has the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereon (or 101% of the accreted value for the Senior Discount Notes as of the date of purchase if prior to the full accretion date) plus accrued and unpaid interest and Liquidated Damages (as defined in the Indenture) thereof, if any, to the date of purchase.

                       AVALON CABLE LLC AND SUBSIDIARIES

     This agreement, if closed, would represent a Change of Control which, on the closing date, constitutes an event of default under the Credit Facility giving the lender the right to terminate the credit commitment and declare all amounts outstanding immediately due and payable. Charter Communications has agreed to repay all amounts due under the Credit Facility or cause all events of default under the Credit Facility arising from the Change of Control to be waived.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Avalon Cable of Michigan, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Cable Michigan, Inc. and subsidiaries (collectively, the "Company") at December 31, 1996 and 1997 and November 5, 1998, and the results of their operations and their cash flows for each of the two years ended December 31, 1996 and 1997 and the period from January 1, 1998 to November 5, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PRICEWATERHOUSECOOPERS LLP

New York, New York
March 30, 1999

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,    NOVEMBER 5,
                                                                  1997           1998
                                                              ------------    -----------
                                                                (DOLLARS IN THOUSANDS)
                           ASSETS
Cash and temporary cash investments.........................    $ 17,219       $  6,093
Accounts receivable, net of reserve for doubtful accounts of
  $541 at December 31, 1997 and $873 at November 5, 1998....       3,644          4,232
Prepayments and other.......................................         663            821
Accounts receivable from related parties....................         166            396
Deferred income taxes.......................................       1,006            541
                                                                --------       --------
Total current assets........................................      22,698         12,083
Property, plant and equipment, net..........................      73,836         77,565
Intangible assets, net......................................      45,260         32,130
Deferred charges and other assets...........................         803          9,442
                                                                --------       --------
Total assets................................................    $142,597       $131,220
                                                                ========       ========
           LIABILITIES AND SHAREHOLDERS' DEFICIT
Current portion of long-term debt...........................    $     --       $ 15,000
Accounts payable............................................       5,564          8,370
Advance billings and customer deposits......................       2,242          1,486
Accrued taxes...............................................         167          1,035
Accrued cable programming expense...........................       2,720          5,098
Accrued expenses............................................       4,378          2,052
Accounts payable to related parties.........................       1,560            343
                                                                --------       --------
Total current liabilities...................................      16,631         33,384
Long-term debt..............................................     143,000        120,000
Deferred income taxes.......................................      22,197         27,011
                                                                --------       --------
Total liabilities...........................................     181,828        180,395
                                                                --------       --------
Minority interest...........................................      14,643         14,690
                                                                --------       --------
Commitments and contingencies (Note 11).....................          --             --
Preferred Stock.............................................          --             --
Common stock................................................          --             --
Common shareholders' deficit................................     (53,874)       (63,865)
                                                                --------       --------
Total Liabilities and Shareholders' Deficit.................    $142,597       $131,220
                                                                ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   FOR THE YEARS ENDED            FOR THE
                                                       DECEMBER 31,             PERIOD FROM
                                                 ------------------------    JANUARY 1, 1998 TO
                                                    1996          1997        NOVEMBER 5, 1998
                                                 ----------    ----------    ------------------
                                                     (DOLLARS IN THOUSANDS EXCEPT PER SHARE
                                                               AND SHARE AMOUNTS)
Revenues.......................................  $   76,187    $   81,299        $   74,521
Costs and expenses, excluding management fees
and depreciation and amortization..............      40,593        44,467            41,552
Management fees................................       3,498         3,715             3,156
Depreciation and amortization..................      31,427        32,082            28,098
Merger related expenses........................          --            --             5,764
                                                 ----------    ----------        ----------
Operating income...............................         669         1,035            (4,049)
Interest income................................         127           358               652
Interest expense...............................     (15,179)      (11,751)           (8,034)
Gain on sale of Florida cable system...........          --         2,571                --
Other (expense), net...........................        (736)         (738)             (937)
                                                 ----------    ----------        ----------
(Loss) before income taxes.....................     (15,119)       (8,525)          (12,368)
(Benefit) from income taxes....................      (5,712)       (4,114)           (1,909)
                                                 ----------    ----------        ----------
(Loss) before minority interest and equity in
  unconsolidated entities......................      (9,407)       (4,411)          (10,459)
Minority interest in loss (income) of
  consolidated entity..........................       1,151            53               (75)
                                                 ----------    ----------        ----------
Net (Loss).....................................  $   (8,256)   $   (4,358)       $  (10,534)
                                                 ==========    ==========        ==========
Basic and diluted earnings per average common
  share Net (loss) to shareholders.............  $    (1.20)   $     (.63)       $    (1.53)
Average common shares and common stock
  equivalents outstanding......................   6,864,799     6,870,528         6,891,932

     The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                              FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997 AND
                                             THE PERIOD FROM JANUARY 1, 1998 TO NOVEMBER 5, 1998
                                 ----------------------------------------------------------------------------
                                   COMMON               ADDITIONAL              SHAREHOLDER'S       TOTAL
                                   SHARES      COMMON    PAID-IN                     NET        SHAREHOLDERS'
                                 OUTSTANDING   STOCK     CAPITAL     DEFICIT     INVESTMENT        DEFICIT
                                 -----------   ------   ----------   --------   -------------   -------------
                                                 (DOLLARS IN THOUSANDS EXCEPT SHARE AMOUNTS)
Balance, December 31, 1995.....       1,000    $   1       $ --      $     --     $(73,758)       $(73,757)
Net loss.......................          --       --         --            --       (8,256)         (8,256)
Transfers from CTE.............          --       --         --            --        2,272           2,272
                                  ---------    ------      ----      --------     --------        --------
Balance, December 31, 1996.....       1,000        1         --            --      (79,742)        (79,741)
Net loss from 1/1/97 through
  9/30/97......................          --       --         --            --       (3,251)         (3,251)
Net loss from 10/1/97 through
  12/31/97.....................          --       --         --        (1,107)          --          (1,107)
Transfers from RCN
  Corporation..................          --       --         --            --       30,225          30,225
Common stock issued in
  connection with the
  Distribution.................   6,870,165    6,870         --       (59,638)      52,768              --
                                  ---------    ------      ----      --------     --------        --------
Balance, December 31, 1997.....   6,871,165    6,871         --       (60,745)          --         (53,874)
Net loss from January 1, 1998
  to November 5, 1998..........          --       --         --       (10,534)          --         (10,534)
Exercise of stock options......      30,267       30        351            --           --             381
Tax benefits of stock option
  exercises....................          --       --        162            --           --             162
                                  ---------    ------      ----      --------     --------        --------
Balance, November 5, 1998......   6,901,432    $6,901      $513      $(71,279)    $     --        $(63,865)
                                  =========    ======      ====      ========     ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,       FOR THE PERIOD FROM
                                                              --------------------   JANUARY 1, 1998 TO
                                                                1996       1997       NOVEMBER 5, 1998
                                                              --------   ---------   -------------------
                                                                        (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)..................................................  $ (8,256)  $  (4,358)       $(10,534)
Gain on pension curtailment/settlement......................      (855)         --              --
Depreciation and amortization...............................    31,427      32,082          28,098
Deferred income taxes, net..................................       988      (4,359)         (3,360)
Provision for losses on accounts receivable.................       843         826             710
Gain on sale of Florida cable systems.......................        --      (2,571)             --
Increase (decrease) in minority interest....................    (1,151)        (53)             47
Other non-cash items........................................     2,274       1,914              --
Net change in certain assets and liabilities, net of
  business acquisitions
Accounts receivable and customer deposits...................    (1,226)       (617)         (2,054)
Accounts payable............................................     1,365       2,234           2,806
Accrued expenses............................................       125         580              52
Accrued taxes...............................................       (99)         61             868
Accounts receivable from related parties....................       567       1,549            (230)
Accounts payable to related parties.........................     1,314      (8,300)         (1,217)
Other, net..................................................       501        (644)           (158)
                                                              --------   ---------        --------
Net cash provided by operating activities...................    27,817      18,344          15,028
                                                              --------   ---------        --------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment..................    (9,605)    (14,041)        (18,697)
Acquisitions, net of cash acquired..........................        --         (24)             --
Proceeds from sale of Florida cable systems.................        --       3,496              --
Other.......................................................       390         560              --
                                                              --------   ---------        --------
Net cash used in investing activities.......................    (9,215)    (10,009)        (18,697)
                                                              --------   ---------        --------
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt..................................        --     128,000              --
Redemption of long-term debt................................    (1,500)    (17,430)         (8,000)
Proceeds from the issuance of common stock..................        --          --             543
Transfers from CTE..........................................        --      12,500              --
Change in affiliate notes, net..............................   (16,834)   (116,836)             --
Payments made for debt financing costs......................        --        (647)             --
                                                              --------   ---------        --------
Net cash provided by (used in) financing activities.........   (18,334)      5,587          (7,457)
Net increase/(decrease) in cash and temporary cash
  investments...............................................       268      13,922         (11,126)
Cash and temporary cash investments at beginning of year....     3,029       3,297          17,219
                                                              --------   ---------        --------
Cash and temporary cash investments at end of year..........  $  3,297   $  17,219        $  6,093
                                                              ========   =========        ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for Interest......................  $ 15,199   $  11,400        $  7,777
Income taxes................................................        29         370             315

Supplemental Schedule of Non-cash Investing and Financing Activities:

  In September 1997, in connection with the transfer of CTE's investment in Mercom to the Company, the Company assumed CTE's $15,000 Term Credit Facility.

  Certain intercompany accounts receivable and payable and intercompany note balances were transferred to shareholders' net investment in connection with the Distribution described in note 1.

     The accompanying notes are an integral part of these consolidated financial statements.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                               DECEMBER 31, 1998

1. BACKGROUND AND BASIS OF PRESENTATION

     Prior to September 30, 1997, Cable Michigan, Inc. and subsidiaries (the "Company") was operated as part of C-TEC Corporation ("C-TEC"). On September 30, 1997, C-TEC distributed 100 percent of the outstanding shares of common stock of its wholly owned subsidiaries, RCN Corporation ("RCN") and the Company to holders of record of C-TEC's Common Stock and C-TEC's Class B Common Stock as of the close of business on September 19, 1997 (the "Distribution") in accordance with the terms of the Distribution Agreement dated September 5, 1997 among C-TEC, RCN and the Company. The Company consists of C-TEC's Michigan cable operations, including its 62% ownership in Mercom, Inc. ("Mercom"). In connection with the Distribution, C-TEC changed its name to Commonwealth Telephone Enterprises, Inc. ("CTE"). RCN consists primarily of C-TEC's bundled residential voice, video and Internet access operations in the Boston to Washington, D.C. corridor, its existing New York, New Jersey and Pennsylvania cable television operations, a portion of its long distance operations and its international investment in Megacable, S.A. de C.V. C-TEC, RCN, and the Company continue as entities under common control until the Company completes the Merger (as described below).

     On June 3, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement") among the Company, Avalon Cable of Michigan Holdings Inc. ("Avalon Holdings") and Avalon Cable of Michigan Inc. ("Avalon Sub"), pursuant to which Avalon Sub will merge into the Company and the Company will become a wholly owned subsidiary of Avalon Holdings (the "Merger").

     In accordance with the terms of the Agreement, each share of common stock, par value $1.00 per share ("common stock"), of the Company outstanding prior to the effective time of the Merger (other than treasury stock, shares owned by Avalon Holdings or its subsidiaries, or shares as to which dissenters' rights have been exercised) shall be converted into the right to receive $40.50 in cash (the "Merger Consideration"), subject to certain possible closing adjustments.

     On November 6, 1998, the Company completed its merger into and with Avalon Cable Michigan, Inc. The total consideration payable in conjunction with the merger, including fees and expenses is approximately 431,600. Subsequent to the merger, the arrangements with RCN and CTE (as described below) were terminated. The Merger agreement also permitted the Company to agree to acquire the remaining shares of Mercom that it did not own.

     Cable Michigan provides cable services to various areas in the state of Michigan. Cable Michigan's cable television systems offer customer packages for basic cable programming services which are offered at a per channel charge or packaged together to form a tier of services offered at a discount from the combined channel rate. Cable Michigan's cable television systems also provide premium cable services to their customers for an extra monthly charge. Customers generally pay initial connection charges and fixed monthly fees for cable programming and premium cable services, which constitute the principle sources of revenue for the Company.

     The consolidated financial statements have been prepared using the historical basis of assets and liabilities and historical results of operations of all wholly and majority owned subsidiaries. However, the historical financial information presented herein reflects periods during which the Company did not operate as an independent company and accordingly, certain assumptions were made in preparing such financial information. Such information, therefore, may not necessarily reflect the results of operations, financial condition or cash flows of the Company

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES
in the future or what they would have been had the Company been an independent, public company during the reporting periods. All material intercompany transactions and balances have been eliminated.

     RCN's corporate services group has historically provided substantial support services such as finance, cash management, legal, human resources, insurance and risk management. Prior to the Distribution, the corporate office of C-TEC allocated the cost for these services pro rata among the business units supported primarily based on assets; contribution to consolidated earnings before interest, depreciation, amortization, and income taxes; and number of employees. In the opinion of management, the method of allocating these costs is reasonable; however, such costs are not necessarily indicative of the costs that would have been incurred by the Company on a stand-alone basis.

     CTE, RCN and the Company have entered into certain agreements subsequent to the Distribution, and governing various ongoing relationships, including the provision of support services between the three companies, including a distribution agreement and a tax-sharing agreement.

     The fee per year for support services from RCN will be 4.0% of the revenues of the Company plus a direct allocation of certain consolidated cable administration functions of RCN. The direct charge for customer service along with the billing service and the cable guide service will be a pro rata share (based on subscribers) of the expenses incurred by RCN to provide such customer service and to provide such billing and cable guide service for RCN and the Company.

     CTE has agreed to provide or cause to be provided to RCN and the Company certain financial data processing services for a transitional period after the Distribution. The fees for such services will be an allocated portion (based on relative usage) of the cost incurred by CTE to provide such financial data processing services to all three groups.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of estimates

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and temporary cash investments

     For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be temporary cash investments. Temporary cash investments are stated at cost, which approximates market.

  Property, plant and equipment and depreciation

     Property, plant and equipment reflects the original cost of acquisition or construction, including payroll and related costs such as taxes, pensions and other fringe benefits, and certain general administrative costs.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

     Depreciation is provided on the straight-line method based on the useful lives of the various classes of depreciable property. The average estimated lives of depreciable cable property, plant and equipment are:

Buildings...................................................   12-25 years
Cable television distribution equipment.....................  8.5-12 years
Vehicles....................................................       5 years
Other equipment.............................................      12 years

     Maintenance and repair costs are charged to expense as incurred. Major replacements and betterments are capitalized. Gain or loss is recognized on retirements and dispositions.

  Intangible assets

     Intangible assets are amortized on a straight-line basis over the expected period of benefit ranging from 5 to 19.3 years. Intangible assets include cable franchises. The cable systems owned or managed by the Company are constructed and operated under fixed-term franchises or other types of operating authorities (referred to collectively herein as "franchises") that are generally nonexclusive and are granted by local governmental authorities. The provisions of these local franchises are subject to federal regulation. Costs incurred to obtain or renew franchises are capitalized and amortized over the term of the applicable franchise agreement.

  Accounting for impairments

     The Company follows the provisions of Statement of Financial Accounting Standards No. 121 -- "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121").

     SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the net future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected net future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles expected to be held and used is based on the fair value of the asset.

     No impairment losses have been recognized by the Company pursuant to SFAS 121.

  Revenue recognition

     Revenues from cable programming services are recorded in the month the service is provided. Installation fee revenue is recognized in the period in which the installation occurs.

  Advertising expense

     Advertising costs are expensed as incurred. Advertising expense charged to operations was $514, $560, and $505 in 1996, 1997, and for the period from January 1, 1998 to November 5, 1998 respectively.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

  Stock-based compensation

     The Company applies Accounting Principles Board Opinion No.
25 -- "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its stock plans. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 -- "Accounting for Stock-Based Compensation" ("SFAS 123").

  Earnings (loss) per share

     The Company has adopted statement of Financial Accounting Standards No. 128 -- "Earnings Per Share" ("SFAS 128"). Basic earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period.

     Diluted earnings (loss) per share is computed based on net income (loss) divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversions of stock options during periods in which the Company incurs a loss from continuing operations is not assumed since the effect is anti-dilutive. The number of stock options which would have been converted in 1997 and in 1998 and had a dilutive effect if the Company had income from continuing operations are 55,602 and 45,531, respectively.

     For periods prior to October 1, 1997, during which the Company was a wholly owned subsidiary of C-TEC, earnings (loss) per share was calculated by dividing net income (loss) by one-fourth the average common shares of C-TEC outstanding, based upon a distribution ratio of one share of Company common stock for each four shares of C-TEC common equity owned.

  Income taxes

     The Company and Mercom file separate consolidated federal income tax returns. Prior to the Distribution, income tax expense was allocated to C-TEC's subsidiaries on a separate return basis except that C-TEC's subsidiaries receive benefit for the utilization of net operating losses and investment tax credits included in the consolidated tax return even if such losses and credits could not have been used on a separate return basis. The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109 -- "Accounting for Income Taxes". The statement requires the use of an asset and liability approach for financial reporting purposes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between financial reporting basis and tax basis of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  Reclassification

     Certain amounts have been reclassified to conform with the current year's presentation.

3. BUSINESS COMBINATION AND DISPOSITIONS

     The Agreement between Avalon Cable of Michigan Holdings, Inc. and the Company permitted the Company to agree to acquire the 1,822,810 shares (approximately 38% of the outstanding stock) of Mercom that it did not own (the "Mercom Acquisition"). On September 10, 1998 the Company and Mercom entered into a definitive agreement (the "Mercom Merger Agreement") providing for the acquisition by the Company of all of such shares at a price of $12.00 per share. The Company completed this acquisition in March 1999.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

The total estimated consideration payable in conjunction with the Mercom Acquisition, excluding fees and expenses was $21,900.

     In March 1999, Avalon Michigan Inc. acquired the cable television systems of Nova Cablevision, Inc., Nova Cablevision VI, L.P. and Nova Cablevision VII, L.P. for approximately $7,800, excluding transaction fees.

     In July 1997, Mercom sold its cable system in Port St. Lucie, Florida for cash of approximately $3,500. The Company realized a pretax gain of $2,571 on the transaction.

4. PROPERTY, PLANT AND EQUIPMENT

                                                    DECEMBER 31,    NOVEMBER 5,
                                                        1997           1998
                                                    ------------    -----------
Cable plant.......................................    $158,655       $ 174,532
Buildings and land................................       2,837           2,917
Furniture, fixtures and vehicles..................       5,528           6,433
Construction in process...........................         990             401
                                                      --------       ---------
Total property, plant and equipment...............     168,010         184,283
Less accumulated depreciation.....................     (94,174)       (106,718)
                                                      --------       ---------
Property, plant and equipment, net................    $ 73,836       $  77,565
                                                      ========       =========

     Depreciation expense was $15,728, $16,431 and $14,968 for the years ended December 31, 1996 and 1997, and the period from January 1, 1998 to November 5, 1998, respectively.

5. INTANGIBLE ASSETS

     Intangible assets consist of the following at:

                                                    DECEMBER 31,    NOVEMBER 5,
                                                        1997           1998
                                                    ------------    -----------
Cable Franchises..................................    $134,889       $ 134,889
Noncompete agreements.............................         473             473
Goodwill..........................................       3,990           3,990
Other.............................................       1,729           1,729
                                                      --------       ---------
Total.............................................     141,081         141,081
Less accumulated amortization.....................     (95,821)       (108,951)
                                                      --------       ---------
Intangible assets, net............................    $ 45,260       $  32,130
                                                      ========       =========

     Amortization expense charged to operations for the years ended December 31, 1996 and 1997 was $15,699 and $15,651, respectively, and $13,130 for the period from January 1, 1998 to November 5, 1998.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

6. INCOME TAXES

     The income tax provision (benefit) in the accompanying consolidated financial statements of operations is comprised of the following:

                                                       1996       1997       1998
                                                      -------    -------    -------
CURRENT
Federal.............................................  $(6,700)   $   245    $   320
State...............................................       --         --         28
                                                      -------    -------    -------
Total Current.......................................   (6,700)       245        348
                                                      -------    -------    -------
DEFERRED:
Federal.............................................      988     (4,359)    (2,074)
State...............................................       --         --       (183)
                                                      -------    -------    -------
Total Deferred......................................      988     (4,359)    (2,257)
                                                      -------    -------    -------
Total (benefit) for income taxes....................  $(5,712)   $(4,114)   $(1,909)
                                                      =======    =======    =======

     The benefit for income taxes is different from the amounts computed by applying the U.S. statutory federal tax rate of 35% for 1996, 34% for 1997 and 35% for the period from January 1, 1998 to November 5, 1998. The differences are as follows:

                                                 YEAR ENDED
                                                DECEMBER 31,           PERIOD FROM
                                             -------------------    JANUARY 1, 1998 TO
                                               1996       1997      NOVEMBER 11, 1998
                                             --------    -------    ------------------
(Loss) before (benefit) for income
  taxes..................................    $(15,119)   $(8,525)        $(12,368)
                                             ========    =======         ========
Federal tax (benefit) at statutory
rates....................................    $ (5,307)   $(2,899)        $ (4,329)
State income taxes.......................          --         --             (101)
Goodwill.................................         175        171              492
Increase (decrease) in valuation
  allowance..............................        (518)    (1,190)              --
Nondeductible expenses...................          --        147            2,029
Benefit of rate differential applied to
  reversing timing differences...........          --       (424)              --
Other, net...............................         (62)        81               --
                                             --------    -------         --------
(Benefit) for income taxes...............    $ (5,712)   $(4,114)        $ (1,909)
                                             ========    =======         ========

     Mercom, which files a separate consolidated income tax return, has the following net operating losses available:

                                                            TAX NET
                                                           OPERATING   EXPIRATION
YEAR                                                        LOSSES        DATE
----                                                       ---------   ----------
1992.....................................................   $  435        2007
1995.....................................................   $2,713        2010

     In 1997, Mercom was liable for Federal Alternative Minimum Tax (AMT). At December 31, 1997 and at November 5, 1998, the cumulative minimum tax credits are $141 and $141, respectively. This amount can be carried forward indefinitely to reduce regular tax liabilities that exceed AMT in future years.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

     Temporary differences that give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                      DECEMBER 31,   NOVEMBER 5,
                                                          1997          1998
                                                      ------------   -----------
NOL carryforwards...................................    $  1,588      $  1,132
Alternative minimum tax credits.....................         141           141
Reserves............................................         753           210
Other, net..........................................         230           309
                                                        --------      --------
Total deferred assets...............................       2,712         1,792
                                                        --------      --------
Property, plant and equipment.......................     (11,940)      (10,515)
Intangible assets...................................     (11,963)      (10,042)
                                                        --------      --------
Total deferred liabilities..........................     (23,903)      (20,557)
                                                        --------      --------
Subtotal............................................     (21,191)      (18,765)
Valuation allowance.................................          --            --
                                                        --------      --------
Total deferred taxes................................    $(21,191)     $(18,765)
                                                        ========      ========

     In the opinion of management, based on the future reversal of taxable temporary differences, primarily depreciation and amortization, the Company will more likely than not be able to realize all of its deferred tax assets. As a result, the net change in the valuation allowance for deferred tax assets during 1997 was a decrease of $1,262, which $72 related to Mercom of Florida.

     Due to the sale of Mercom of Florida, the Company's deferred tax liabilities decreased by $132.

7. DEBT

     Long-term debt outstanding at November 5, 1998 is as follows:

                                                      DECEMBER 31,   NOVEMBER 5,
                                                          1997          1998
                                                      ------------   -----------
Term Credit Facility................................    $100,000      $100,000
Revolving Credit Facility...........................      28,000        20,000
Term Loan...........................................      15,000        15,000
                                                        --------      --------
Total...............................................     143,000       135,000
Current portion of long-term debt...................          --        15,000
                                                        --------      --------
Total Long-Term Debt................................    $143,000      $120,000
                                                        ========      ========

  Credit Facility

     The Company had an outstanding line of credit with a banking institution for $3 million. No amounts were outstanding under this facility.

     The Company has in place two secured credit facilities (the "Credit Facilities") pursuant to a single credit agreement with a group of lenders for which First Union National Bank acts as agent (the "Credit Agreement"), which was effective as of July 1, 1997. The first is a five-year revolving credit facility in the amount of $65,000 (the "Revolving Credit Facility"). The second is an eight-year term credit facility in the amount of $100,000 (the "Term Credit Facility").

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

     The interest rate on the Credit Facilities will be, at the election of the Company, based on either a LIBOR or a Base Rate option (6.25% at November 5, 1998) (each as defined in the Credit Agreement).

     The entire amount of the Term Credit Facility has been drawn and as of November 5, 1998, $100,000 of the principal was outstanding thereunder. The entire amount of the Revolving Credit Facility is available to the Company until June 30, 2002. As of November 5, 1998, $20,000 of principal was outstanding thereunder. Revolving loans may be repaid and reborrowed from time to time.

     The Term Credit Facility is payable over six years in quarterly installments, from September 30, 1999 through June 30, 2005. Interest only is due through June 1999. The Credit Agreement is currently unsecured.

     The Credit Agreement contains restrictive covenants which, among other things, require the Company to maintain certain debt to cash flow, interest coverage and fixed charge coverage ratios and place certain limitations on additional debt and investments. The Company does not believe that these covenants will materially restrict its activities.

  Term Loan

     On September 30, 1997, the Company assumed all obligations of CTE under a $15 million credit facility extended by a separate group of lenders for which First Union National Bank also acts as agent (the "$15 Million Facility"). The $15 Million Facility matures in a single installment on June 30, 1999 and is collateralized by a first priority pledge of all shares of Mercom owned by the Company. The $15 Million Facility has interest rate provisions (6.25% at November 5, 1998), covenants and events of default substantially the same as the Credit Facilities.

     On November 6, 1998, the long-term debt of the Company was paid off in conjunction with the closing of the merger.

  Mercom debt

     In August 1997, the Mercom revolving credit agreement for $2,000 expired. Mercom had no borrowings under the revolving credit agreement in 1996 or 1997.

     On September 29, 1997, the Company purchased and assumed all of the bank's interest in the term credit agreement and the note issued thereunder. Immediately after the purchase, the term credit agreement was amended in order to, among other things, provide for less restrictive financial covenants, eliminate mandatory amortization of principal and provide for a bullet maturity of principal on December 31, 2002, and remove the change of control event of default. Mercom's borrowings under the term credit agreement contain pricing and security provisions substantially the same as those in place prior to the purchase of the loan. The borrowings are secured by a pledge of the stock of Mercom's subsidiaries and a first lien on certain of the assets of Mercom and its subsidiaries, including inventory, equipment and receivables. At November 5, 1998, $14,151 of principal was outstanding. The borrowings under the term credit agreement are eliminated in the Company's consolidated balance sheet.

8. COMMON STOCK AND STOCK PLANS

     The Company has authorized 25,000,000 shares of $1 par value common stock, and 50,000,000 shares of $1 par value Class B common stock. The Company also has authorized

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

10,000,000 shares of $1 par value preferred stock. At November 5, 1998, 6,901,432 common shares are issued and outstanding.

     In connection with the Distribution, the Company Board of Directors (the "Board") adopted the Cable Michigan, Inc. 1997 Equity Incentive Plan (the "1997 Plan"), designed to provide equity-based compensation opportunities to key employees when shareholders of the Company have received a corresponding benefit through appreciation in the value of Cable Michigan Common Stock.

     The 1997 Plan contemplates the issuance of incentive stock options, as well as stock options that are not designated as incentive stock options, performance-based stock options, stock appreciation rights, performance share units, restricted stock, phantom stock units and other stock-based awards (collectively, "Awards"). Up to 300,000 shares of Common Stock, plus shares of Common Stock issuable in connection with the Distribution related option adjustments, may be issued pursuant to Awards granted under the 1997 Plan.

     All employees and outside consultants to the Company and any of its subsidiaries and all Directors of the Company who are not also employees of the Company are eligible to receive discretionary Awards under the 1997 Plan.

     Unless earlier terminated by the Board, the 1997 Plan will expire on the 10th anniversary of the Distribution. The Board or the Compensation Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the 1997 Plan in whole or in part.

     Prior to the Distribution, certain employees of the Company were granted stock option awards under C-TEC's stock option plans. In connection with the Distribution, 380,013 options covering Common Stock were issued. Each C-Tec option was adjusted so that each holder would hold options to purchase shares of Commonwealth Telephone Enterprise Common Stock, RCN Common Stock and Cable Michigan Common Stock. The number of shares subject to, and the exercise price of, such options were adjusted to take into account the Distribution and to ensure that the aggregate intrinsic value of the resulting RCN, the Company and Commonwealth Telephone Enterprises options immediately after the Distribution was equal to the aggregate intrinsic value of the C-TEC options immediately prior to the Distribution.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

     Information relating to the Company stock options is as follows:

                                                                          WEIGHTED
                                                                          AVERAGE
                                                              NUMBER OF   EXERCISE
                                                               SHARES      PRICE
                                                              ---------   --------
Outstanding December 31, 1995...............................   301,000
Granted.....................................................    33,750     $ 8.82
Exercised...................................................    (7,250)        --
Canceled....................................................   (35,500)     10.01
                                                               -------     ------
Outstanding December 31, 1996...............................   292,000       8.46
Granted.....................................................    88,013       8.82
Exercised...................................................        --         --
Canceled....................................................      (375)     10.01
                                                               -------     ------
Outstanding December 31, 1997...............................   379,638       8.82
Granted.....................................................    47,500      31.25
Exercised...................................................   (26,075)     26.21
Canceled....................................................   (10,250)        --
                                                               -------     ------
Outstanding November 5, 1998................................   390,813     $11.52
                                                               =======     ======
Shares exercisable November 5, 1998.........................   155,125     $ 8.45

     The range of exercise prices for options outstanding at November 5, 1998 was $8.46 to $31.25.

     No compensation expense related to stock option grants was recorded in 1997. For the period ended November 5, 1998 compensation expense in the amount of $161 was recorded relating to services rendered by the Board.

     Under the term of the Merger Agreement the options under the 1997 Plan vest upon the closing of the merger and each option holder will receive $40.50 per option.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions for the period ended November 5, 1998. The fair value of these options was estimated at the date of grant using a Black Scholes option pricing model with weighted average assumptions for dividend yield of 0% for 1996, 1997 and 1998; expected volatility of 39.5% for 1996, 38.6% prior to the Distribution and 49.8% subsequent to the Distribution for 1997 and 40% for 1998; risk-free interest rate of 5.95%, 6.52% and 5.68% for 1996, 1997 and 1998 respectively, and expected lives of 5 years for 1996 and 1997 and 6 years for 1998.

     The weighted-average fair value of options granted during 1997 and 1998 was $4.19 and $14.97, respectively.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma net earnings and earnings per share were as follows:

                                                     FOR THE YEARS      FOR THE PERIOD
                                                   ENDED DECEMBER 31,   FROM JANUARY 1,
                                                   ------------------   TO NOVEMBER 5,
                                                    1996       1997          1998
                                                   -------    -------   ---------------
Net (Loss) as reported...........................  $(8,256)   $(4,358)     $(10,534)
Net (Loss) pro forma.............................   (8,256)    (4,373)      (10,174)
Basic (Loss) per share-as reported...............    (1.20)     (0.63)        (1.45)
Basic (Loss) per share-pro forma.................    (1.20)     (0.64)        (1.48)
Diluted (Loss) per share-as reported.............    (1.20)     (0.63)        (1.45)
Diluted (Loss) per share-pro forma...............    (1.20)     (0.64)        (1.48)

     In November 1996, the C-TEC shareholders approved a stock purchase plan for certain key executives (the "Executive Stock Purchase Plan" or "C-TEC ESPP"). Under the C-TEC ESPP, participants may purchase shares of C-TEC Common Stock in an amount of between 1% and 20% of their annual base compensation and between 1% and 100% of their annual bonus compensation and provided, however, that in no event shall the participant's total contribution exceed 20% of the sum of their annual compensation, as defined by the C-TEC ESPP. Participant's accounts are credited with the number of share units derived by dividing the amount of the participant's contribution by the average price of a share of C-TEC Common Stock at approximately the time such contribution is made. The share units credited to participant's account do not give such participant any rights as a shareholder with respect to, or any rights as a holder or record owner of, any shares of C-TEC Common Stock. Amounts representing share units that have been credited to a participant's account will be distributed, either in a lump sum or in installments, as elected by the participant, following the earlier of the participant's termination of employment with the Company or three calendar years following the date on which the share units were initially credited to the participant's account. It is anticipated that, at the time of distribution, a participant will receive one share of C-TEC Common Stock for each share unit being distributed.

     Following the crediting of each share unit to a participant's account, a matching share of Common Stock is issued in the participant's name. Each matching share is subject to forfeiture as provided in the C-TEC ESPP. The issuance of matching shares will be subject to the participant's execution of an escrow agreement. A participant will be deemed to be the holder of, and may exercise all the rights of a record owner of, the matching shares issued to such participant while such matching shares are held in escrow. Shares of restricted C-TEC Common Stock awarded under the C-TEC ESPP and share units awarded under the C-TEC ESPP that relate to C-TEC Common Stock were adjusted so that following the Distribution, each such participant was credited with an aggregate equivalent value of restricted shares of common stock of CTE, the Company and RCN. In September 1997, the Board approved the Cable Michigan, Inc. Executive Stock Purchase Plan, ("the "Cable Michigan ESPP"), with terms substantially the same as the C-TEC ESPP. The number of shares which may be distributed under the Cable Michigan ESPP as matching shares or in payment of share units is 30,000.

9. PENSIONS AND EMPLOYEE BENEFITS

     Prior to the Distribution, the Company's financial statements reflect the costs experienced for its employees and retirees while included in the C-TEC plans.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

     Through December 31, 1996, substantially all employees of the Company were included in a trusteed noncontributory defined benefit pension plan, maintained by C-TEC. Upon retirement, employees are provided a monthly pension based on length of service and compensation. C-TEC funds pension costs to the extent necessary to meet the minimum funding requirements of ERISA. Substantially, all employees of C-TEC's Pennsylvania cable television operations (formerly Twin Country Trans Video, Inc.) were covered by an underfunded plan which was merged into C-TEC's overfunded plan on February 28, 1996.

     The information that follows relates to the entire C-TEC noncontributory defined benefit plan. The components of C-TEC's pension cost are as follows for 1996:

Benefits earned during the year (service costs).............  $ 2,365
Interest cost on projected benefit obligation...............    3,412
Actual return on plan assets................................   (3,880)
Other components -- net.....................................   (1,456)
                                                              -------
Net periodic pension cost...................................  $   441
                                                              =======

     The following assumptions were used in the determination of the consolidated projected benefit obligation and net periodic pension cost (credit) for December 31, 1996:

Discount Rate...............................................  7.5%
Expected long-term rate of return on plan assets............  8.0%
Weighted average long-term rate of compensation increases...  6.0%

     The Company's allocable share of the consolidated net periodic pension costs (credit), based on the Company's proportionate share of consolidated annualized salaries as of the valuation date, was approximately $10 for 1996. These amounts are reflected in operating expenses. As discussed below, no pension cost (credit) was recognized in 1997.

     In connection with the restructuring, C-TEC completed a comprehensive study of its employee benefit plans in 1996. As a result of this study, effective December 31, 1996, in general, employees of the Company no longer accrue benefits under the defined benefit pension plans and became fully vested in their benefit accrued through that date. C-TEC notified affected participants in December 1996. In December 1996, C-TEC allocated pension plan assets of $6,984 and the related liabilities to a separate plan for employees who no longer accrue benefits after sum distributions. The allocation of assets and liabilities resulted in a curtailment/settlement gain of $4,292. The Company's allocable share of this gain was $855. This gain results primarily from the reduction of the related projected benefit obligation. The curtailed plan has assets in excess of the projected benefit obligation.

     C-TEC sponsors a 401(k) savings plan covering substantially all employees of the Company who are not covered by collective bargaining agreements. Contributions made by the Company to the 401(k) plan are based on a specific percentage of employee contributions. Contributions charged to expense were $128 in 1996. Contributions charged to expense in 1997 prior to the Distribution were $107.

     In connection with the Distribution, the Company established a qualified saving plan under Section 401(k) of the Code. Contributions charged to expense in 1997 were $53. Contributions charged to expense for the period from January 1, 1998 to November 5, 1998 were $164.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

10. COMMITMENTS AND CONTINGENCIES

     Total rental expense, primarily for office space and pole rental, was $984, $908 and $1,077 for the year ended December 31, 1996, 1997 and for the period from January 1, 1998 to November 5, 1998, respectively. Rental commitments are expected to continue to approximate $1 million a year for the foreseeable future, including pole rental commitments which are cancelable.

     The Company is subject to the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the Telecommunications Act of 1996. The Company has either settled challenges or accrued for anticipated exposures related to rate regulation; however, there is no assurance that there will not be further additional challenges to its rates. The 1996 statements of operations include charges aggregating approximately $833 relating to cable rate regulation liabilities. No additional charges were incurred in the year ended December 31, 1997 and for the period from January 1, 1998 to November 5, 1998.

     In the normal course of business, there are various legal proceedings outstanding. In the opinion of management, these proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

     The Company has agreed to indemnify RCN and C-TEC and their respective subsidiaries against any and all liabilities which arise primarily from or relate primarily to the management or conduct of the business of the Company prior to the effective time of the Distribution. The Company has also agreed to indemnify RCN and C-TEC and their respective subsidiaries against 20% of any liability which arises from or relates to the management or conduct prior to the effective time of the Distribution of the businesses of C-TEC and its subsidiaries and which is not a true C-TEC liability, a true RCN liability or a true Company liability.

     The Tax Sharing Agreement, by and among the Company, RCN and C-TEC (the "Tax Sharing Agreement"), governs contingent tax liabilities and benefits, tax contests and other tax matters with respect to tax returns filed with respect to tax periods, in the case of the Company, ending or deemed to end on or before the Distribution date. Under the Tax Sharing Agreement, adjustments to taxes that are clearly attributable to the Company group, the RCN group, or the C-TEC group will be borne solely by such group. Adjustments to all other tax liabilities will be borne 50% by C-TEC, 20% by the Company and 30% by RCN.

     Notwithstanding the above, if as a result of the acquisition of all or a portion of the capital stock or assets of the Company, the Distribution fails to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code, then the Company will be liable for any and all increases in tax attributable thereto.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

11. AFFILIATE AND RELATED PARTY TRANSACTIONS

     The Company has the following transactions with affiliates:

                                                      FOR THE YEAR         FOR THE
                                                          ENDED          PERIOD ENDED
                                                    -----------------    NOVEMBER 5,
                                                     1996       1997         1998
                                                    -------    ------    ------------
Corporate office costs allocated to the Company...  $ 3,498    $3,715       $1,866
Cable staff and customer service costs allocated
from RCN Cable....................................    3,577     3,489        3,640
Interest expense on affiliate notes...............   13,952     8,447          795
Royalty fees charged by CTE.......................      585       465           --
Charges for engineering services..................      296        --           --
Other affiliate expenses..........................      189       171          157

     In addition, RCN has agreed to obtain programming from third party suppliers for Cable Michigan, the costs of which will be reimbursed to RCN by Cable Michigan. In those circumstances where RCN purchases third party programming on behalf of both RCN and the Company, such costs will be shared by each company, on a pro rata basis, based on each company's number of subscribers.

     At December 31, 1997 and November 5, 1998, the Company has accounts receivable from related parties of $166 and $396 respectively, for these transactions. At December 31, 1997 and November 5, 1998, the Company has accounts payable to related parties of $1,560 and $343 respectively, for these transactions.

     The Company had a note payable to RCN Corporation of $147,567 at December 31, 1996 primarily related to the acquisition of the Michigan cable operations and its subsequent operations. The Company repaid approximately $110,000 of this note payable in 1997. The remaining balance was transferred to shareholder's net investment in connection with the Distribution.

12. OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

     The Company places its cash and temporary investments with high credit quality financial institutions. The Company also periodically evaluates the creditworthiness of the institutions with which it invests. The Company does, however, maintain unsecured cash and temporary cash investment balances in excess of federally insured limits.

     The Company's trade receivables reflect a customer base centered in the state of Michigan. The Company routinely assesses the financial strength of its customers; as a result, concentrations of credit risk are limited.

13. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

          a. The fair value of the revolving credit agreement is considered to be equal to carrying value since the debt re-prices at least every six months and the Company believes that its credit risk has not changed from the time the floating rate debt was borrowed and therefore, would obtain similar rates in the current market.

                     CABLE MICHIGAN, INC. AND SUBSIDIARIES

          b. The fair value of the cash and temporary cash investments approximates fair value because of the short maturity of these instruments.

14. QUARTERLY INFORMATION (UNAUDITED)

     The Company estimated the following quarterly data based on assumptions which it believes are reasonable. The quarterly data may differ from quarterly data subsequently presented in interim financial statements.

                                            FIRST     SECOND      THIRD     FOURTH
                                           QUARTER    QUARTER    QUARTER    QUARTER
                                           -------    -------    -------    -------
1998
Revenue..................................  $20,734    $22,311    $22,735    $ 8,741
Operating income before depreciation,
  amortization, and management fees......    9,043     10,047     10,185     12,277
Operating income (loss)..................    7,000     (3,324)      (674)    (7,051)
Net (loss)...............................   (1,401)    (5,143)    (2,375)    (1,615)
Net (loss) per average Common Share......    (0.20)     (0.75)     (0.34)     (0.23)
1997
Revenue..................................  $19,557    $20,673    $20,682    $20,387
Operating income before depreciation,
  amortization, and management fees......    8,940      9,592      9,287      9,013
Operating income (loss)..................      275        809       (118)        69
Net (loss)...............................      N/A        N/A        N/A     (1,107)
Net (loss) per average Common Share......      N/A        N/A        N/A      (0.16)

     The fourth quarter information for the quarter ended December 31, 1998 includes the results of operations of the Company for the period from October 1, 1998 through November 5, 1998.

                         Report of Independent Auditors

The Audit Committee
 Charter Communications, Inc.

We have audited the accompanying combined balance sheets of Fanch Cable Systems Sold to Charter Communications, Inc. (comprised of components of TWFanch-one Co., components of TWFanch-two Co., Mark Twain Cablevision, North Texas Cablevision LTD., Post Cablevision of Texas L.P., Spring Green Communications L.P., Fanch Narragansett CSI L.P., Cable Systems Inc., ARH, and Tioga), as of November 11, 1999 and December 31, 1998, and the related combined statements of operations, net assets and cash flows for the period from January 1, 1999 through November 11, 1999 and for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of Fanch Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of North Texas Cablevision, LTD., Spring Green Communications L.P., Cable Systems Inc. and Fanch Narragansett CSI Limited Partnership, which statements reflect total assets of $18,289,788 as of December 31, 1998 and total revenues of $14,562,704 and $11,906,101 for the years ended December 31, 1998 and 1997. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for North Texas Cablevision LTD., Spring Green Communications L.P., Cable Systems Inc. and Fanch Narragansett CSI Limited Partnership, is based solely on the reports of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of Fanch Cable Systems Sold to Charter Communications, Inc. at November 11, 1999 and December 31, 1998, and the combined results of its operations and its cash flows for the period from January 1, 1999 through November 11, 1999 and the years ended December 31, 1998 and 1997 in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP
Denver, Colorado


January 28, 2000

Report of Independent Auditors



The Shareholders
Cable Systems, Inc.
The Partners
Fanch Narragansett CSI Limited Partnership




We have audited the accompanying balance sheets of Cable Systems, Inc. and Fanch Narragansett CSI Limited Partnership as of December 31, 1998 and 1997, and the related statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared pursuant to
Section 5.04(a) of the Loan Agreement between Cable Systems, Inc., Fanch Narragansett CSI Limited Partnership and Fleet National Bank. Generally accepted accounting principles do not recognize consolidated financial statements when a less than 50% ownership ratio exists between two companies. As a result, our opinion is restricted to the individual company statements shown.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cable Systems, Inc. and Fanch Narragansett CSI Limited Partnership at December 31, 1998 and 1997, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                               /s/ Shields & Co.

March 9, 1999

Englewood, Colorado

Report of Independent Auditors





The Partners
North Texas Cablevision, Ltd.


We have audited the accompanying consolidated balance sheets of North Texas Cablevision, Ltd. as of December 31, 1998 and 1997, and the related consolidated statements of operations and partners' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Texas Cablevision, Ltd. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                  /s/ Shields & Co.


March 9, 1999

Englewood, Colorado

Report of Independent Auditors





The Partners
Spring Green Communications, L.P.




We have audited the accompanying balance sheet of Spring Green Communications, L.P. as of December 31, 1998 and 1997, and the related statements of operations and partners' capital and cash flows from inception November 3, 1997, through December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spring Green Communications, L.P. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the periods ended December 31, 1997, and 1998 in conformity with generally accepted accounting principles.


                                                /s/ Shields & Co.

March 10, 1999

Englewood, Colorado

            Fanch Cable Systems Sold to Charter Communications, Inc.

                           Combined Balance Sheets



                                                                        NOVEMBER 11         DECEMBER 31
                                                                           1999                1998
                                                                      -----------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                                            $       568,583     $       809,720
 Accounts receivable, less allowance for doubtful
  accounts of approximately $229,000 and $443,000
  in 1999 and 1998, respectively                                            7,424,375           3,236,751
 Prepaid expenses and other current assets                                  1,529,577           1,645,785
                                                                      -----------------------------------
Total current assets                                                        9,522,535           5,692,256

Property, plant and equipment:
 Transmission and distribution
  systems and related equipment                                           325,687,737         200,526,755
 Furniture and equipment                                                   13,704,415           8,389,207
                                                                      -----------------------------------
                                                                          339,392,152         208,915,962
 Less accumulated depreciation                                            (73,807,164)        (52,484,281)
                                                                      -----------------------------------
Net property, plant and equipment                                         265,584,988         156,431,681

Goodwill, net of accumulated amortization of
 approximately $85,370,000 and $63,030,000 in 1999
 and 1998, respectively                                                   515,312,398         266,776,690
Subscriber lists, net of accumulated amortization of
 approximately $28,168,000 and $15,024,000 in 1999
 and 1998, respectively                                                    67,444,869          17,615,056
Other intangible assets, net of accumulated
 amortization of approximately $ 17,157,000 and
 $14,411,000 in 1999 and 1998, respectively                                12,032,316          11,482,409
                                                                      -----------------------------------
Total intangible assets                                                   594,789,583         295,874,155

Other assets                                                                        -           1,050,815

                                                                      ===================================
Total assets                                                             $869,897,106        $459,048,907
                                                                      ===================================


                                                                        NOVEMBER 11         DECEMBER 31
                                                                           1999                1998
                                                                     ----------------------------------
LIABILITIES AND NET ASSETS
Current liabilities:
 Accounts payable and other accrued liabilities                      $    7,065,436       $  13,630,205
 Subscriber advances and deposits                                         5,492,869           2,033,992
                                                                     ----------------------------------
Total current liabilities                                                12,558,305          15,664,197




Net assets                                                              857,338,801         443,384,710




















                                                                     ==================================
Total liabilities and net assets                                     $  869,897,106       $ 459,048,907
                                                                     ==================================


See accompanying notes.

            Fanch Cable Systems Sold to Charter Communications, Inc.

                        Combined Statements of Operations



                                                                        PERIOD FROM
                                                                       JANUARY 1 TO
                                                                        NOVEMBER 11             YEAR ENDED DECEMBER 31
                                                                           1999                1998                1997
                                                                       -----------------------------------------------------
Revenues:
 Service                                                               $ 165,967,333       $ 123,183,391       $ 113,954,539
 Installation and other                                                   19,948,268          17,920,743          16,587,074
                                                                       -----------------------------------------------------
                                                                         185,915,601         141,104,134         130,541,613

Operating expenses, excluding depreciation
 and amortization                                                         58,504,674          42,616,007          40,346,214
Selling, general and administrative expenses                              27,071,932          20,361,890          21,363,377
                                                                       -----------------------------------------------------
                                                                          85,576,606          62,977,897          61,709,591

Income before other expenses                                             100,338,995          78,126,237          68,832,022

Other expenses:
 Depreciation and amortization                                            62,097,138          45,885,038          61,502,426
 Management fees                                                           6,161,558           3,998,259           3,663,561
 Loss (gain) on disposal of assets                                         8,135,954           6,420,250          (1,229,272)
 Other (income) expense, net                                                (340,049)            313,693             232,102
                                                                       -----------------------------------------------------

 Net income before tax expense                                            24,284,394          21,508,997           4,663,205

 Income tax expense                                                          197,334             286,451           2,260,369
                                                                       -----------------------------------------------------

Net income                                                             $  24,087,060       $  21,222,546        $  2,402,836
                                                                       =====================================================


See accompanying notes.

            Fanch Cable Systems Sold to Charter Communications, Inc.

                        Combined Statements of Net Assets




                                                                        PERIOD FROM
                                                                       JANUARY 1 TO
                                                                        NOVEMBER 11             YEAR ENDED DECEMBER 31
                                                                           1999                1998                1997
                                                                       ------------------------------------------------------
Net assets at beginning of period                                      $  443,384,710      $  455,085,231      $  481,540,621

Net income                                                                 24,087,060          21,222,546           2,402,836

Contributions from (payments to) owners                                   389,867,031         (32,923,067)        (28,858,226)
                                                                       ------------------------------------------------------

Net assets at end of period                                            $  857,338,801      $  443,384,710      $  455,085,231
                                                                       ======================================================


See accompanying notes.

            Fanch Cable Systems Sold to Charter Communications, Inc.

                        Combined Statements of Cash Flows



                                                                        PERIOD FROM
                                                                       JANUARY 1 TO
                                                                        NOVEMBER 11             YEAR ENDED DECEMBER 31
                                                                           1999                1998                1997
                                                                       ------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                             $   24,087,060       $  21,222,546        $  2,402,836
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                         62,097,138          45,885,038          61,502,426
     Loss (gain) on disposal of assets                                      8,135,954           6,420,250          (1,229,272)
     (Increase) decrease in accounts receivable,
       prepaid expenses and other current assets                           (3,020,601)         (2,053,483)          2,067,370
     (Decrease) increase in accounts payable and other
       accrued liabilities and subscriber advances and
       deposits                                                            (3,105,892)          1,434,091          (4,676,441)
                                                                       ------------------------------------------------------
Net cash provided by operating activities                                  88,193,659          72,908,442          60,066,919

INVESTING ACTIVITIES
Acquisition of systems                                                   (413,345,351)                  -         (18,243,593)
Purchases of property, plant and equipment                                (64,956,476)        (39,343,681)        (17,213,637)
Additions to intangibles, net                                                       -            (909,674)         (1,116,251)
Proceeds from sale of equipment                                                     -             103,028           5,337,321
                                                                       ------------------------------------------------------
Net cash used in investing activities                                    (478,301,827)        (40,150,327)        (31,236,160)

FINANCING ACTIVITIES
Contributions from (payments to) owners                                   389,867,031         (32,923,067)        (28,858,226)
                                                                       ------------------------------------------------------
Net cash provided by (used in) financing activities                       389,867,031         (32,923,067)        (28,858,226)

Net change in cash and cash equivalents                                      (241,137)           (164,952)            (27,467)

Cash and cash equivalents at beginning of year                                809,720             974,672           1,002,139
                                                                       ======================================================
Cash and cash equivalents at end of year                               $      568,583       $     809,720        $    974,672
                                                                       ======================================================


See accompanying notes.

            Fanch Cable Systems Sold to Charter Communications, Inc.

                     Notes to Combined Financial Statements

                                November 11, 1999


1. BASIS OF PRESENTATION

ACQUISITION BY CHARTER COMMUNICATIONS, INC. AND BASIS OF PRESENTATION


The Fanch Cable Systems Sold to Charter Communications, Inc. are comprised of the following entities: components of TWFanch-one Co., components of TWFanch-two Co., Mark Twain Cablevision, North Texas Cablevision LTD., Post Cablevision of Texas L.P., Spring Green Communications L.P., Fanch Narragansett CSI L.P., Cable Systems Inc., ARH, and Tioga (the "Combined Systems"). The Combined Systems were managed by Fanch Communications, Inc. (the "Management Company").

Pursuant to a purchase agreement, dated May 12, 1999 between certain partners ("Partners") of the Combined Systems and Charter Communications, Inc. ("Charter"), the Partners of the Combined Systems entered into a distribution agreement whereby the Partners will distribute and/or sell certain of their cable systems to certain of their respective Partners. These Partners will then sell the Combined Systems through a combination of asset sales and the sale of equity and partnership interests to Charter.

Accordingly, these combined financial statements of the Combined Systems reflect the "carved out" financial position, results of operations, cash flows and changes in net assets of the operations of the Combined Systems as if they had been operating as a separate company. For purposes of determining the financial statement amounts of the Combined Systems, management excluded certain systems (the "Excluded Systems"). In order to exclude the results of operations and financial position of the Excluded Systems from the combined financial statements, management has estimated certain revenues, expenses, assets and liabilities that are not specifically identified to systems based on the ratio of each Excluded System's basic subscribers to the total basic subscribers served by the respective partnerships. Management believes the basis used for these allocations is reasonable. The Combined Systems' results of operations are not necessarily indicative of future operating results or the results that would have occurred if the Combined Systems were a separate legal entity.

DESCRIPTION OF BUSINESS

The Combined Systems, operating in various states throughout the United States, are principally engaged in operating cable television systems and related activities under non-exclusive franchise agreements.

            Fanch Cable Systems Sold to Charter Communications, Inc.

1. BASIS OF PRESENTATION (CONTINUED)

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the accounts of the Combined Systems, as if the Combined Systems were a single company. All material intercompany balances and transactions have been eliminated.

CASH, INTERCOMPANY ACCOUNTS AND DEBT

Under the Combined Systems' centralized cash management system, the cash requirements of its individual operating units were generally subsidized by the Management Company and the cash generated or used by the individual operating units was transferred to/from the Management Company, as appropriate, through the use of intercompany accounts. The resulting intercompany account balances are included in net assets and all the net cash generated from (used in) operations, investing activities and financing activities has been included in the Combined Systems' net contributions by (payments to) the Management Company in the combined statements of cash flows. The Management Company maintains external debt to fund and manage operations on a centralized basis. Debt, unamortized loan costs and interest expense of the Management Company have not been allocated to the Combined Systems. As such, the debt, unamortized loan costs, and related interest are not representative of the debt that would be required or interest expense incurred if the Combined Systems were a separate legal entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY, PLANT AND EQUIPMENT

The Combined Systems record additions to property, plant and equipment at cost, which in the case of assets constructed includes amounts for material, labor and overhead. Maintenance and repairs are charged to expense as incurred.

For financial reporting purposes, the Combined Systems use the straight-line method of depreciation over the estimated useful lives of the assets as follows:

                                                         LIVES
                                                  --------------------

      Transmission and distribution systems
       and related equipment                         3 to 20 years
      Furniture and equipment                      4 to 8 1/2 years

            Fanch Cable Systems Sold to Charter Communications, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Combined Systems pay an immaterial amount of income taxes. Taxes are paid for Cable Systems, Inc., Hornell, ARH, Tioga, and systems operating in the State of Michigan. The majority of the Combined Systems are various partnerships and, as such, the tax effects of the Combined Systems' results of operations accrue to the partners.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Combined Systems recognize revenue when services have been delivered. Revenues on long-term contracts are recognized over the term of the contract using the straight-line method.

INTANGIBLES

Intangibles are recorded at cost and are amortized on a straight-line basis over their estimated useful lives. The estimated useful lives are as follows:

                                                           LIVES
                                            -----------------------------------

    Goodwill                                  7 to 20 years ( 7 to 10 in 1997)
    Subscriber list                                    3 to 7 years
    Other, including franchise costs                  2 to 13 years


Amortization expense was $38,229,923, $25,955,253, and $44,595,992 for the
period from January 1, 1999 to November 11, 1999 and for the years ended December 31, 1998 and 1997, respectively. Certain of the Combined Systems changed the estimated useful life of goodwill from 7 and 10 years in 1997 to 20 years effective January 1, 1998 to

            Fanch Cable Systems Sold to Charter Communications, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

better match the amortization period to anticipated economic lives of the franchises and to better reflect industry practice. This change in estimate resulted in an increase in net income of approximately $20 million for the year ended December 31, 1998.

3. DISPOSAL OF ASSETS

During the periods presented, various upgrades were performed on certain plant locations. The cost and accumulated depreciation applicable to the plant replaced has been estimated and recorded as a loss on disposal, which is summarized as follows:


                                                       PERIOD FROM
                                                      JANUARY 1 TO
                                                       NOVEMBER 11            YEAR ENDED DECEMBER 31
                                                          1999               1998                1997
                                                      ---------------------------------------------------
         Cost                                          $12,238,388         $8,606,851        $ 5,529,505
         Accumulated depreciation                       (4,102,434)        (2,083,573)        (2,003,191)
         Proceeds                                                -           (103,028)        (5,337,321)
         Disposal of intangible assets                           -                  -          2,978,143
         Accumulated amortization                                -                  -         (2,396,408)
                                                      ----------------------------------------------------
         Loss (gain) on disposal                      $  8,135,954         $6,420,250        $(1,229,272)
                                                      ====================================================

4. PURCHASE AND SALE OF SYSTEMS

On March 30, 1997, the Combined Systems acquired cable television systems, including plant and franchise and business licenses, serving communities in the states of Pennsylvania and Virginia. The purchase price was $1.4 million, of which $765,000 was allocated to property, plant and equipment and $635,000 was allocated to intangible assets.

Concurrent with the purchase of the systems in Pennsylvania on March 30, 1997, the Combined Systems sold certain of these assets, including plant and franchise and business licenses, for $340,000. No gain or loss on this transaction was recorded.

On June 30, 1997, the Combined Systems acquired cable television systems, including plant and franchise and business licenses, serving communities in the State of Indiana. The purchase price was $6,345,408, of which $2,822,260 was allocated to property, plant and equipment and $3,523,148 was allocated to intangible assets.

            Fanch Cable Systems Sold to Charter Communications, Inc.

4. PURCHASE AND SALE OF SYSTEMS (CONTINUED)

On November 3, 1997, the Combined Systems acquired substantially all of the assets, including franchise and business licenses, for cable systems serving various communities in Wisconsin. The purchase price was $8.7 million, of which $3.9 million was allocated to property, plant and equipment and $4.8 million was allocated to intangible assets.

On June 12, 1998, the Combined Systems entered into an agreement to acquire cable television systems, including plant and franchise and business licenses, serving communities in the State of Michigan. The purchase price was $42 million, subject to purchase price adjustments. In connection with the agreement, the Combined Systems received an additional $8.76 million in capital contributions. The agreement was completed and the assets were transferred to the Combined Systems on February 1, 1999. The Combined Systems recorded approximately $11.7 million in property, plant and equipment and approximately $30.3 million in intangible assets.

On July 8, 1998, the Combined Systems entered into an Asset Purchase Agreement to acquire cable television systems, including plant and franchise and business licenses, serving communities in the states of Maryland, Ohio and West Virginia. The purchase price was $248 million, subject to purchase price adjustments. The transaction was completed and the assets were transferred to the Combined Systems on February 24, 1999. The Combined Systems recorded approximately $39 million to property, plant and equipment and approximately $209 million to intangible assets.

On January 15, 1999, the Combined Systems entered into an agreement to acquire cable television systems, including plant and franchise and business licenses, serving communities in the State of Michigan from a related party. The purchase price was $70 million, subject to purchase price adjustments. The agreement was completed and the assets were transferred to the Combined Systems on March 31, 1999. In connection with the agreement, the Combined Systems received an additional $25 million in capital contributions. The Combined Systems recorded approximately $14.4 million to property, plant and equipment and approximately $55.6 million to intangible assets.

On May 12, 1999, the Combined Systems entered into an agreement to acquire the stock of ARH, Ltd. ARH, Ltd. is engaged in the business of owning and operating cable television systems in Texas and West Virginia. The purchase price was $50 million subject to purchase price adjustments. The transaction was completed and the assets were transferred to the Combined Systems on June 22, 1999. The Combined Systems recorded approximately $3.9 million to property, plant and equipment and approximately $46.1 million to intangible assets.

            Fanch Cable Systems Sold to Charter Communications, Inc.

4. PURCHASE AND SALE OF SYSTEMS (CONTINUED)

Unaudited pro forma operating results as though the acquisitions discussed above had occurred at the beginning of the periods, with adjustments to give effect to amortization of franchises and certain other adjustments for the period, are as follows:

                                                   PERIOD FROM
                                                  JANUARY 1 TO        YEAR ENDED
                                                   NOVEMBER 11       DECEMBER 31
                                                      1999              1998
                                                  ------------------------------
   Revenues                                       $202,259,532      $197,803,975
   Income from operations                           92,986,581       107,053,905
   Net income                                       27,704,095        32,130,293

The unaudited pro forma information has been presented for comparative purposes and does not purport to be indicative of the results of operations had these transactions been complete as of the assumed date or which may be obtained in the future.

5. RELATED PARTIES

The Combined Systems have entered into management agreements with the Management Company whose sole stockholder is affiliated with several of the Combined Systems. The Combined Systems have also entered into a management agreement with an entity (the "Affiliated Company") that has ownership interest in certain of the Combined Systems. The agreements provide that the Management Company and the Affiliated Company will manage their respective systems and receive annual compensation equal to 2.5% to 5% of the gross revenues from operations from their respective systems. Management fees were $6,161,558, $4,072,179, and $3,663,560 for the period from January 1, 1999 to November 11, 1999 and the years ended December 31, 1998 and 1997, respectively.

A company affiliated with the Management Company provides subscriber billing services for a portion of the Combined Systems' subscribers. The Combined Systems incurred fees for monthly billing and related services in the approximate amounts of $362,000, $507,000, and $535,000 for the period from January 1, 1999 to November 11, 1999 and the years ended December 31, 1998 and 1997, respectively.

The Combined Systems purchase the majority of their programming through the Affiliated Company. Fees incurred for programming were approximately $38,356,000,

            Fanch Cable Systems Sold to Charter Communications, Inc.

5. RELATED PARTIES (CONTINUED)

$24,600,000, and $22,200,000 for the period from January 1, 1999 to November 11, 1999 and the years ended December 31, 1998 and 1997, respectively.

The Management Company pays amounts on behalf of and receives amounts from the Combined Systems in the ordinary course of business. Accounts receivable and payable of the Combined Systems include amounts due from and due to the Management Company.

6. COMMITMENTS

The Combined Systems, as an integral part of their cable operations, have entered into lease contracts for certain items including tower rental, microwave service and office space. Rent expense, including office, tower and pole rent, for the period from January 1, 1999 to November 11, 1999 and the years ended December 31, 1998 and 1997 was approximately $3,110,000, $2,462,866, and
$2,238,394, respectively. The majority of these agreements are on month-to-month arrangements and, accordingly, the Combined Systems have no material future minimum commitments related to these leases.

7. EMPLOYEE BENEFIT PLAN

The Combined Systems each have a defined contribution plan (the "Plan") which qualifies under section 401(k) of the Internal Revenue Code. Therefore, each system of the Combined Systems participates in the respective plan. Combined Systems contributions were approximately $497,000, $354,000, and $297,000 for the period from January 1, 1999 to November 11, 1999 and the years ended December 31, 1998 and 1997, respectively.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Financial Statements are based on the historical financial statements of Charter Communications Holdings, LLC (Charter Holdings). Since January 1, 1999, Charter Communications Holding Company, LLC (Charter Holdco) and Charter Holdings have closed numerous acquisitions. In addition, a subsidiary of Charter Holdings merged with Marcus Cable Holdings, LLC (Marcus Holdings) in April 1999. Charter Holdings' consolidated financial statements are adjusted on a pro forma basis to illustrate the estimated effects of the acquisition of cable systems from InterMedia Capital Partners IV, L.P., InterMedia Partners and affiliates (collectively "InterMedia" herein), and the transfers of Avalon Cable LLC, cable systems of Fanch Cablevision L.P. and affiliates, and Falcon Communications, L.P. from Charter Holdco in January 2000 (the "January Transfers") as if these transactions had occurred on September 30, 1999 for the Unaudited Pro Forma Balance Sheet and to illustrate the estimated effects of the following transactions as if they had occurred on January 1, 1998 for the Unaudited Pro Forma Statements of Operations:

     (1) the acquisition of Charter Holdings on December 23, 1998 by Paul G. Allen;

     (2) the acquisition of certain cable systems from Sonic Communications Inc. on May 20, 1998 by Charter Holdings for an aggregate purchase price net of cash acquired, of $228.4 million, comprised of $167.5 million in cash and $60.9 million in a note payable to the seller;

     (3) the acquisition of Marcus Cable Company, L.L.C. (Marcus Cable) by Mr. Allen and Marcus Holdings' merger with and into Charter Holdings effective March 31, 1999;

     (4)  the acquisitions and dispositions during 1998 by Marcus Cable;

     (5) the acquisitions by Charter Communications Holding Company, Charter Holdings and their subsidiaries completed from January 1, 1998 through October 1, 1999;

     (6) the refinancing of all the debt of our subsidiaries through the issuance of the March 1999 Charter Holdings senior notes and senior discount notes and funding under Charter Operating's credit facilities; and

     (7) the completion of the January Transfers, including the repurchase of the Falcon 8.375% senior debentures due 2010 and 9.285% senior discount debentures due 2010, and the Avalon 9.375% senior subordinated notes due 2008 through the issuance and sale of high yield senior notes in January 2000 (the "January 2000 Notes").

     The Unaudited Pro Forma Financial Statements reflect the application of the principles of purchase accounting to the transactions listed in items (1) through (5) above. The allocation of certain purchase prices is based, in part, on preliminary information, which is subject to adjustment upon obtaining complete valuation information of intangible assets and post-closing purchase price adjustments. We believe that finalization of the purchase prices will not have a material impact on the results of operations or financial position of Charter Holdings.

     The Unaudited Pro Forma Financial Statements also illustrate the effects of the issuance and sale by us of $1.532 billion January 2000 Notes. A portion of the net proceeds were used to repurchase the notes identified in (7) above. The remaining proceeds will be used to repurchase notes assumed in the purchase of Bresnan Communications Company Limited Partnership.

     The Unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. In particular, the pro forma adjustments assume that we will transfer to sellers of the InterMedia cable systems the Indiana cable system that was retained at the time of the InterMedia closing pending receipt of the necessary regulatory approvals.

     The Unaudited Pro Forma Financial Statements of Charter Holdings do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions described above been completed on the dates indicated or to project our results of operations for any future date.


                                                           CHARTER COMMUNICATIONS HOLDINGS, LLC
                                                        UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                             NINE MONTHS ENDED SEPTEMBER 30, 1999
                                        -------------------------------------------------------------------------------
                                                          CHARTER
                                          CHARTER        HOLDINGS                     JANUARY     OFFERING
                                         HOLDINGS      ACQUISITIONS                  TRANSFERS   ADJUSTMENTS
                                         (NOTE A)        (NOTE B)    SUBTOTAL        (NOTE B)     (NOTE C)      TOTAL
                                        -----------    -----------  -----------   ------------   ---------  ------------
                                                                      (DOLLARS IN THOUSANDS)

Revenues..............................  $   970,362    $   396,598  $ 1,366,960   $    578,178   $      --  $  1,945,138
                                        -----------    -----------  -----------   ------------   ---------  ------------
Operating expenses:
  Operating, general and
    administrative....................      505,041        201,163      706,204        280,754          --       986,958
  Depreciation and amortization.......      505,058        203,492      708,551        383,692          --     1,092,242
  Stock option compensation expense...       59,288             --       59,288             --          --        59,288
  Corporate expense charges (Note D)..       18,309         32,113       50,422         14,043          --        64,465
  Management fees.....................           --          6,878        6,878          4,799          --        11,677
                                        -----------    -----------  -----------   ------------   ---------  ------------
    Total operating expenses..........    1,087,696        443,646    1,531,343        683,288          --     2,214,630
                                        -----------    -----------  -----------   ------------   ---------  ------------
Loss from operations..................     (117,334)       (47,048)    (164,383)      (105,110)         --      (269,492)
Interest expense......................     (310,650)       (99,161)    (409,811)      (196,119)    (11,663)     (617,593)
Interest income.......................        2,284            501        2,785            807          --         3,592
Other expense.........................         (335)          (440)        (775)           (15)         --          (790)
                                        -----------    -----------  -----------   -------------  ---------  ------------
Loss before extraordinary item........  $  (426,035)   $  (146,148) $  (572,184)  $   (300,437)  $ (11,663) $   (884,283)
                                        ===========    ===========  ===========   ============   ========== ============

OTHER FINANCIAL DATA:
Adjusted EBITDA (Note E)..............  $   465,321    $   195,435  $   660,756   $    297,424              $    958,180
Adjusted EBITDA margin (Note F).......         48.0%          49.3%        48.3%          51.4%                     49.3%


              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

         NOTE A: Pro forma operating results for Charter Holdings consist of the following (dollars in thousands):

                                                              HISTORICAL
                                                       ---------------------------
                                                         1/1/99         1/1/99
                                                         THROUGH        THROUGH
                                                         9/30/99        3/31/99
                                                         CHARTER        MARCUS        PRO FORMA
                                                         HOLDINGS     HOLDINGS (A)   ADJUSTMENTS              TOTAL
                                                       -----------    ------------  -------------        -------------

Revenues.............................................  $   845,182    $    125,180  $          --        $     970,362
                                                       -----------    ------------  -------------        -------------
Operating expenses:
   Operating, general and administrative.............      436,057          68,984             --              505,041
   Depreciation and amortization.....................      441,391          51,688         11,979  (b)         505,058
   Stock option compensation expense.................       59,288              --             --               59,288
   Corporate expense charges.........................       18,309              --             --               18,309
   Management fees...................................           --           4,381         (4,381) (c)              --
                                                       -----------    ------------  -------------        -------------
      Total operating expenses.......................      955,045         125,053          7,598            1,087,696
                                                       -----------    ------------  -------------        -------------
Income (loss) from operations........................     (109,863)            127         (7,598)            (117,334)
Interest expense.....................................     (288,750)        (27,067)         5,167  (d)        (310,650)
Interest income......................................       18,326             104        (16,146) (e)           2,284
Other expense........................................         (177)           (158)            --                 (335)
                                                       -----------    ------------  -------------        -------------
Loss before extraordinary item.......................  $  (380,464)   $    (26,994) $     (18,577)       $    (426,035)
                                                       ============   ============  =============        =============

(a) Marcus Holdings represents the results of operations of Marcus Cable through March 31, 1999, the date of its merger with Charter Holdings.

(b) As a result of Mr. Allen acquiring a controlling interest in Marcus Cable, a large portion of the purchase price was recorded as franchises ($2.5 billion) that are amortized over 15 years. This resulted in additional amortization for the period from January 1, 1999 through March 31, 1999. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):




                                                                                            WEIGHTED AVERAGE
                                                                                               USEFUL LIFE     DEPRECIATION/
                                                                               FAIR VALUE      (IN YEARS)      AMORTIZATION
                                                                               ----------      ----------      ------------

         Franchises...........................................                   $2,500.0            15         $      40.8
         Cable distribution systems...........................                      720.0             8                21.2
         Land, buildings and improvements.....................                       28.3            10                 0.7
         Vehicles and equipment...............................                       13.6             3                 1.0
                                                                                                                -----------
             Total depreciation and amortization..............                                                         63.7
             Less-historical depreciation and amortization
                of Marcus Holdings............................                                                        (51.7)
                                                                                                                -----------
                   Adjustment.................................                                                  $      12.0
                                                                                                                ===========

(c)      Reflects the elimination of management fees.

(d) As a result of the acquisition of Marcus Cable by Mr. Allen, the carrying value of outstanding debt was recorded at estimated fair value, resulting in a debt premium that is to be amortized as an offset to interest expense over the term of the debt. Interest expense was further reduced by the effects of the extinguishment of substantially all of our long-term debt in March 1999, excluding borrowings of our previous credit facilities, and the refinancing of all previous credit facilities.

(e) Reflects the elimination of interest income on excess cash since we assumed substantially all such cash was used to acquire InterMedia.

         NOTE B: Pro forma operating results for the acquisitions completed by Charter Holdings and the entities transferred to Charter Holdings in January 2000, consist of the following (dollars in thousands):

                                                               NINE MONTHS ENDED SEPTEMBER 30, 1999
                                ---------------------------------------------------------------------------------------------------
                                                             CHARTER HOLDINGS ACQUISITIONS-HISTORICAL
                                ---------------------------------------------------------------------------------------------------
                                                         GREATER
                                            AMERICAN      MEDIA                                 INTERMEDIA
                            RENAISSANCE(A)  CABLE(A)    SYSTEMS(A)    HELICON(A)    RIFKIN(A)     SYSTEMS     OTHER(A)     TOTAL
                            --------------  --------    ----------    ----------    ---------   ----------    --------     -----
Revenues....................... $ 20,396    $  12,311    $  42,348    $  49,565    $ 152,364    $ 152,789    $  11,303    $ 441,076
                                --------    ---------    ---------    ---------      -------      -------    ---------    ---------
Operating expenses:
  Operating, general and
    administrative.............    9,382        6,465       26,067       31,693       95,077       84,174        6,213      259,071
  Depreciation and amortization    8,912        5,537        5,195       16,617       77,985       79,325        3,746      197,317
  Management fees..............       --          369           --        2,511        2,513        2,356          447        8,196
                                --------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
    Total operating expenses...   18,294       12,371       31,262       50,821      175,575      165,855       10,406      464,584
                                --------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) from operations..    2,102          (60)      11,086       (1,256)     (23,211)     (13,066)         897      (23,508)
Interest expense...............   (6,321)      (3,218)        (565)     (20,682)     (34,926)     (17,636)      (1,944)     (85,292)
Interest income................      122           32           --          124           --          187           --          465
Other income (expense).........       --            2         (398)          --      (12,742)      (2,719)         (30)     (15,887)
                                --------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) before income
  taxes........................   (4,097)      (3,244)      10,123      (21,814)     (70,879)     (33,234)      (1,077)    (124,222)
Income tax expense (benefit)...      (65)           5        4,535           --       (1,975)      (2,681)          --         (181)
                                --------    ---------    ---------    ---------    ---------    ---------    ---------    ---------
Income (loss) before
  extraordinary item........... $ (4,032)   $  (3,249)   $   5,588    $ (21,814)   $ (68,904)   $ (30,553)   $  (1,077)   $(124,041)
                                ========    =========    =========    =========    =========    =========    =========    =========


                                                                             NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                           ------------------------------------------
                                                                                JANUARY TRANSFERS-HISTORICAL
                                                                           ------------------------------------------
                                                                             FALCON      FANCH    AVALON      TOTAL
                                                                             ------      -----    ------      -----
Revenues.................................................................  $ 320,228  $ 155,626  $  80,198  $ 556,052
                                                                             -------    -------  ---------  ---------
Operating expenses:
  Operating, general and administrative..................................    167,824     69,895     45,119    282,838
  Depreciation and amortization..........................................    168,546     49,172     33,574    251,292
  Equity-based deferred compensation.....................................     44,600         --         --     44,600
  Management fees........................................................         --      4,253         --      4,253
                                                                           ---------  ---------  ---------  ---------
    Total operating expenses.............................................    380,970    123,320     78,693    582,983
                                                                           ---------  ---------  ---------  ---------
Income (loss) from operations............................................    (60,742)    32,306      1,505    (26,931)
Interest expense.........................................................    (98,931)      (950)   (34,340)  (134,221)
Interest income..........................................................         --          9        743        752
Other income (expense)...................................................      8,085       (842)        --      7,243
                                                                           ---------  ---------  ---------  ---------
Income (loss) before income taxes........................................   (151,588)    30,523    (32,092)  (153,157)
Income tax expense (benefit).............................................     (3,022)       177     (1,362)    (4,207)
                                                                           ---------  ---------  ---------- ---------
Income (loss) before extraordinary item..................................  $(148,566) $  30,346  $ (30,730) $(148,950)
                                                                           =========  =========  =========  =========

                                                            NINE MONTHS ENDED SEPTEMBER 30, 1999
                                      --------------------------------------------------------------------------------
                                                               CHARTER HOLDINGS ACQUISITIONS
                                      --------------------------------------------------------------------------------
                                                                           PRO FORMA
                                      --------------------------------------------------------------------------------
                                      HISTORICAL    ACQUISITIONS(B)    DISPOSITIONS(C)     ADJUSTMENTS         TOTAL
                                      ----------    ---------------    ---------------     -----------       ---------
Revenues                              $  441,076       $  8,286         $(49,436)          $ (3,328)(e)      $ 396,598
                                      ----------       --------         --------           --------          ---------
Operating expenses:
  Operating, general and
    administrative                       259,071          4,358          (23,566)           (38,700)(e)(f)     201,163
  Depreciation and amortization          197,317          1,126          (20,845)            25,894 (g)        203,492
  Equity-based deferred
  compensation                                --             --               --                 --                 --
  Corporate expense charges                   --             --               --             32,113 (f)         32,113
  Management fees                          8,196            395           (1,713)                --              6,878
                                      ----------       --------         --------           --------          ---------
    Total operating expenses             464,584          5,879          (46,124)            19,307            443,646
                                      ----------       --------         --------           --------          ---------
Income (loss) from operations            (23,508)         2,407           (3,312)           (22,635)           (47,048)
Interest expense                         (85,292)        (1,366)              11            (12,514)(i)        (99,161)
Interest income                              465             36               --                 --                501
Other income (expense)                   (15,887)             9              (21)            15,459 (j)           (440)
                                      ----------       --------         --------           --------          ---------
Income (loss) before income taxes       (124,222)         1,086           (3,322)           (19,690)          (146,148)
Income tax expense (benefit)                (181)          (114)              --                295 (k)             --
                                      ----------       --------         --------           --------          ---------
Income (loss) before
  extraordinary item                  $ (124,041)      $  1,200         $ (3,322)          $(19,985)         $(146,148)
                                      ==========       ========         ========          =========          =========



                                                                 NINE MONTHS ENDED SEPTEMBER 30, 1999
                                             -------------------------------------------------------------------------------
                                                                       JANUARY 2000 ACQUISITIONS
                                             -------------------------------------------------------------------------------
                                                                              PRO FORMA
                                             -------------------------------------------------------------------------------
                                             HISTORICAL    ACQUISITIONS(B)     DISPOSITIONS(D)    ADJUSTMENTS        TOTAL
                                             ----------    ---------------     ---------------    -----------      ---------
Revenues                                     $  556,052       $  22,583          $    (457)        $      --       $ 578,178
                                             ----------       ---------          ---------         ---------       ---------
Operating expenses:
  Operating, general and
    administrative                              282,838          12,199               (240)          (14,043)(f)     280,754
  Depreciation and amortization                 251,292           5,378               (195)          127,217 (g)     383,692
  Equity-based deferred
  compensation                                   44,600              --                 --           (44,600)(h)          --
  Corporate expense charges                          --              --                 --            14,043 (f)      14,043
  Management fees                                 4,253             546                 --                --           4,799
                                             ----------       ---------          ---------         ---------       ---------
    Total operating expenses                    582,983          18,123               (435)           82,617         683,288
                                             ----------       ---------          ---------         ---------       ---------
Income (loss) from operations                   (26,931)          4,460                (22)          (82,617)       (105,110)
Interest expense                               (134,221)           (504)                 2           (61,396)(i)    (196,119)
Interest income                                     752              55                 --                --             807
Other income (expense)                            7,243             (14)            (2,555)           (4,689)(j)         (15)
                                             ----------       ---------          ---------         ---------       ---------
Income (loss) before income taxes              (157,157)          3,997             (2,575)         (148,702)       (300,437)
Income tax expense (benefit)                     (4,207)            102                 --             4,105 (k)          --
                                             ----------       ---------          ---------         ---------       ---------
Income (loss) before
  extraordinary item                         $ (148,950)      $  (3,895)         $  (2,575)        $(152,807)      $(300,437)
                                             ==========       =========          =========         =========       =========




(a) Renaissance represents the results of operations of Renaissance Media Group LLC through April 30, 1999, the date of acquisition by Charter Holdings. American Cable represents the results of operations of American Cable Entertainment, LLC through May 7, 1999, the date of acquisition by Charter Holdings. Greater Media Systems represents the results of operations of cable systems of Greater Media Cablevision, Inc. through June 30, 1999, the date of acquisition by Charter Holdings. Helicon represents the results of operations of Helicon Partners I, L.P. and affiliates through July 30, 1999, the date of acquisition by Charter Holdings. Rifkin represents the results of operations through September 13, 1999, the date of acquisition by Charter Holdings. Other represents the results of operations of Vista Broadband Communications, L.L.C. through July 30, 1999, the date of acquisition by Charter Holdings and the results of operations of cable systems of Cable Satellite of South Miami, Inc. through August 4, 1999, the date of acquisition by Charter Holdings.

(b) Represents the historical results of operations for the period from January 1, 1999 through the date of purchase for acquisitions completed by Rifkin, Falcon, Fanch, and Avalon. These acquisitions were accounted for using the purchase method of accounting. The purchase price in millions and closing dates for the significant acquisitions are as follows:

                                               RIFKIN               FANCH
                                            -------------       -------------
         Purchase price............         $165.0              $42.2
         Closing date..............         February 1999       February 1999
         Purchase price............         $53.8               $248.0
         Closing date..............         July 1999           February 1999
         Purchase price............                             $70.5
         Closing date..............                             March 1999
         Purchase price............                             $50.0
         Closing date..............                             June 1999


(c) Represents the elimination of the operating results related to the cable systems transferred to InterMedia as part of a swap of cable systems in October 1999. The agreed value of our systems transferred to InterMedia was $420.0 million. This number includes 30,000 customers served by an Indiana cable system that we did not transfer at the time of the InterMedia closing because some of the necessary regulatory approvals were still pending. We are obligated to transfer this system to InterMedia upon receipt of such regulatory approvals. We will have to pay $88.2 million to InterMedia if we do not obtain timely regulatory approvals for our transfer to InterMedia of the Indiana cable system and we are unable to transfer replacement systems. No material gain or loss was recorded on the disposition as these systems were recently acquired and recorded at fair value at that time.

(d) Represents the elimination of the operating results related to the sale of a Falcon cable system sold in January 1999.

(e) Reflects the elimination of historical revenues and expenses associated with an entity not included in the purchase by Charter Holdings.

(f) Reflects a reclassification of expenses representing corporate expenses that would have occurred at Charter Investment, Inc. totaling $46.2 million and the elimination of stock compensation expenses that were included in operating, general and administrative expense.

(g) Represents additional depreciation and amortization as a result of acquisitions completed by Charter Holdings and the January Transfers. A large portion of the purchase price was allocated to franchises ($9.9 billion) that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                                                         WEIGHTED AVERAGE    DEPRECIATION/
                                                                          FAIR VALUE        USEFUL LIFE      AMORTIZATION
                                                                         ------------    ----------------    -------------

         Franchises...................................................   $    9,866.3           15            $      441.4
         Cable distribution systems...................................        1,500.3            8                   127.5
         Land, buildings and improvements.............................           46.8           10                     3.0
         Vehicles and equipment.......................................           77.3            3                    15.3
                                                                                                              ------------
             Total depreciation and amortization......................                                               587.2
             Less-historical depreciation and amortization............                                              (434.1)
                                                                                                              -------------
                Adjustment............................................                                        $      153.1
                                                                                                              ============

(h) Reflects the elimination of change in control payments under the terms of Falcon's equity-based compensation plans that were triggered by the acquisition of Falcon. These plans will be terminated and the employees will participate in the option plan of Charter Communications Holding Company. As such, these costs will not recur.

(i) Reflects additional interest expense on borrowings, which have been or will be used to finance the acquisitions as follows (dollars in millions):

       $165.0 million of credit facilities at a composite current rate of 8.7%--Avalon..................       $    10.8
       $150.0 million 9.375% senior subordinated notes--Avalon..........................................            10.5
       $196.0 million 11.875% senior discount notes--Avalon.............................................            10.8
       $870.0 million of credit facilities at a composite current rate of 8.4%--Fanch...................            54.9
       $1.0 billion of credit facilities at a composite current rate of 7.9%--CC VII-(Falcon)...........            59.1
       $375.0 million 8.375% senior debentures--Falcon..................................................            23.6
       $435.3 million 9.285% senior discount debentures--Falcon.........................................            26.4
       Interest expense for recent acquisitions prior to closing at composite current rate of 8.2%......            99.2
                                                                                                               ---------
            Total pro forma interest expenses...........................................................           295.3
            Less-historical interest expense from acquired companies....................................          (221.4)
                                                                                                               ---------
               Adjustment...............................................................................       $    73.9
                                                                                                               =========

         An increase in the interest rate of 0.125% on all variable rate debt would result in an increase in interest expense of $5.2 million.

(j) Represents the elimination of gain (loss) on sale of cable systems whose results of operations have been eliminated in (c) and (d) above.

(k) Reflects the elimination of income tax expense (benefit) as a result of being acquired by a limited liability company.

         NOTE C: The offering adjustment to increase interest expense by approximately $11.7 million consists of the following (dollars in millions):

                                                                                                               INTEREST
DESCRIPTION                                                                                                     EXPENSE
-----------                                                                                                    ----------

$883.3 million of January 2000 High Yield Notes (at a blended rate of 10.5%)..............................     $     69.9
Amortization of debt issuance costs.......................................................................            2.3
                                                                                                               ----------
   Total pro forma interest expense.......................................................................           72.2
   Less-historical interest expense.......................................................................          (60.5)
                                                                                                               ----------
       Adjustment.........................................................................................     $     11.7
                                                                                                               ==========

         NOTE D: Charter Investment, Inc. provided corporate management and consulting services to Charter Holdings. In connection with the initial public offering of common stock by Charter Communications, Inc., the existing management agreement was assigned to Charter Communications, Inc.

         NOTE E: Adjusted EBITDA represents loss before extraordinary item, income taxes, depreciation and amortization, stock option compensation expense, corporate expense charges, management fees, and other income (expense). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a cable company's ability to service indebtedness. However, adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. Adjusted EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because adjusted EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by adjusted EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

         NOTE F: Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenues.

                                                              CHARTER COMMUNICATIONS, HOLDINGS, LLC
                                                           UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                                                     YEAR ENDED DECEMBER 31, 1998
                                       ---------------------------------------------------------------------------------------
                                                                  CHARTER
                                        CHARTER     MARCUS       HOLDINGS                   JANUARY     OFFERING
                                       HOLDINGS    HOLDINGS    ACQUISITIONS                 TRANSFERS  ADJUSTMENTS
                                       (NOTE A)    (NOTE B)      (NOTE C)      SUBTOTAL     (NOTE C)    (NOTE D)      TOTAL
                                       ---------    --------   ------------  -----------    ---------  -----------  ----------
                                                                     (DOLLARS IN THOUSANDS)

Revenues............................   $ 601,953  $ 457,929     $  597,471   $ 1,657,353    $ 754,899   $     --    $ 2,412,252
Operating expenses:
  Operating, general and administrative  304,555    236,595        291,989       833,139      371,881         --      1,205,020
  Depreciation and amortization.....     370,406    258,348        330,566       959,320      524,095         --      1,483,415
  Stock option compensation expense.         845         --             --           845           --         --            845
  Corporate expense charges (Note E)      16,493     17,042         20,991        54,526       21,322         --         75,848
  Management fees...................          --         --         14,668        14,668        6,135         --         20,803
                                       ---------  ---------     ----------   -----------    ---------   --------    -----------
    Total operating expenses........     692,299    511,985        658,214     1,862,498      923,433         --      2,785,931
                                       ---------  ---------     ----------   -----------    ---------   --------    -----------
Loss from operations................     (90,346)   (54,056)       (60,743)     (205,145)    (168,534)        --       (373,679)
Interest expense....................    (200,794)  (137,627)      (228,793)     (567,214)    (260,284)   (18,272)      (845,770)
Other income (expense)..............         518         --         (5,825)       (5,307)      (5,637)        --        (10,944)
                                       ---------  ---------     ----------   -----------    ---------  ---------    -----------
Loss before extraordinary item......   $(290,622) $(191,683)    $ (295,361)  $  (777,666)   $(434,455) $ (18,272)   $(1,230,393)
                                       =========  =========     ==========   ===========    =========  =========    ===========


OTHER FINANCIAL DATA:
Adjusted EBITDA (Note F)............   $ 297,398  $ 221,334     $  305,482   $   824,214      383,018               $ 1,207,232
Adjusted EBITDA margin (Note G).....        49.4%      48.3%          51.1%         49.7%        50.7%                     50.0%

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

         NOTE A: Pro forma operating results for Charter Holdings including the acquisition of us on December 23, 1998 by Mr. Allen and the acquisition of Sonic Communications, Inc. (Sonic), consist of the following (dollars in thousands):




                                            12/24/98                                  1/1/98
                                            THROUGH                                   THROUGH
                                            12/31/98     1/1/98 THROUGH 12/23/98      5/20/98
                                            --------  ------------------------------  -------
                                            CHARTER      CCA    CHARTERCOMM CHARTER
                                            HOLDINGS    GROUP    HOLDINGS   HOLDINGS   SONIC   ELIMINATIONS    SUBTOTAL
                                            --------  ---------  --------   --------  -------  ------------   ---------
Revenues..................................  $ 13,713  $ 324,432  $196,801   $ 49,731  $17,276     $    --     $ 601,953
                                            --------  ---------  --------   --------  -------     -------     ---------
Operating expenses:.......................
   Operating, general and administrative       7,134    164,145    98,331     25,952    8,993          --       304,555
   Depreciation and amortization               8,318    136,689    86,741     16,864    2,279          --       250,891
   Stock option compensation expense             845         --        --         --       --          --           845
   Management fees/corporate expense
   charges................................       473     17,392    14,780      6,176       --          --        38,821
                                            --------  ---------  --------   --------  -------     -------     ---------
    Total operating expenses..............    16,770    318,226   199,852     48,992   11,272          --       595,112
Income (loss) from operations.............    (3,057)     6,206    (3,051        739    6,004          --         6,841
Interest expense..........................    (2,353)  (113,824)  (66,121)   (17,277)  (2,624)      1,900 (c)  (200,299)
Other income (expense)....................       133      4,668    (1,684)      (684)     (15)     (1,900)(c)       518
                                            --------  ---------  --------   --------  -------     -------     ---------
Income (loss) before income taxes.........    (5,277)  (102,950)  (70,856)   (17,222)   3,365          --      (192,940)
Income tax expense........................        --         --        --         --    1,346          --         1,346
                                            --------  ---------  --------   --------  -------     -------     ---------
Income (loss) before extraordinary item...  $ (5,277) $(102,950) $(70,856)  $(17,222) $ 2,019     $    --     $(194,286)
                                            ========  =========  ========   ========  =======     =======     =========




                                                     PRO FORMA
                                             -----------------------
                                             ADJUSTMENTS     TOTAL
                                             -----------   ---------
Revenues..................................    $     --     $ 601,953
                                              --------     ---------
Operating expenses:.......................
   Operating, general and administrative            --       304,555
   Depreciation and amortization               119,515(a)    370,406
   Stock option compensation expense                --           845
   Management fees/corporate expense
  charges.................................     (22,328)(b)    16,493
                                              --------     ---------
    Total operating expenses..............      97,187       692,299
Income (loss) from operations.............     (97,187)      (90,346)
Interest expense..........................        (495)(d)  (200,794)
Other income (expense)....................          --           518
                                              --------     ---------
Income (loss) before income taxes.........     (97,682)     (290,622)
Income tax expense........................      (1,346)(e)        --
                                              --------     ---------
Income (loss) before extraordinary item...    $(96,336)    $(290,622)
                                              ========     =========


(a) Represents additional depreciation and amortization as a result of the acquisition of us by Mr. Allen. A large portion of the purchase price was allocated to franchises that are amortized over 15 years. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                                                     WEIGHTED AVERAGE         DEPRECIATION/
                                                                   FAIR VALUE       USEFUL LIFE (IN YEARS)     AMORTIZATION
                                                                  -----------      ----------------------     ------------
         Franchises.............................................  $   3,600.0                     15          $      240.0
         Cable distribution systems.............................      1,439.2                     12                 115.3
         Land, buildings and improvements.......................         41.3                     11                   3.5
         Vehicles and equipment.................................         61.2                      5                  11.6
                                                                                                              ------------
                Total depreciation and amortization.............                                                     370.4
                Less-historical depreciation and amortization...                                                    (250.9)
                                                                                                              ------------
                     Adjustment.................................                                              $      119.5
                                                                                                              ============

(b) Reflects the reduction in corporate expense charges of approximately $7.9 million to reflect the actual costs incurred. Management fees charged to CCA Group and CharterComm Holdings, L.P., companies not controlled by Charter Investment, Inc. at that time, exceeded the allocated costs incurred by Charter Investment, Inc. on behalf of those companies by $7.9 million. Also reflects the elimination of approximately $14.4 million of change of control payments under the terms of the then-existing equity appreciation rights plans. Such payments were triggered by the acquisition of us by Mr. Allen. Such payments were made by Charter Investment, Inc. and were not subject to reimbursement by us, but were allocated to us for financial reporting purposes. The equity appreciation rights plans were terminated in connection with the acquisition of us by Mr. Allen, and these costs will not recur.

(c) Represents the elimination of intercompany interest on a note payable from Charter Holdings to CCA Group.

(d) Reflects additional interest expense on $228.4 million of borrowings under our previous credit facilities used to finance the Sonic acquisition offset by a reduction of interest expense related to the extinguishment of substantially all of our long-term debt in March 1999, excluding borrowings of our previous credit facilities, and the refinancing of all previous credit facilities.

(e) Reflects the elimination of income tax expense as a result of being acquired by a limited liability company.


         NOTE B: Pro forma operating results for Marcus Holdings consist of the following (dollars in thousands):

                                             YEAR ENDED
                                             DECEMBER 31,                                       PRO FORMA
                                                1998       ACQUISITIONS(A)   DISPOSITIONS(B)   ADJUSTMENTS         TOTAL
                                           -------------   ---------------   ---------------   -----------      -----------

Revenues................................   $     499,820     $    2,620      $    (44,511)     $        --      $   457,929
                                           -------------     ----------      ------------      -----------      -----------
Operating expenses:
    Operating, general and
      administrative....................         271,638          1,225           (20,971)         (15,297)(c)      236,595
    Depreciation and amortization.......         215,789             --                --           42,559 (d)      258,348
    Corporate expense charges...........              --             --                --           17,042 (c)       17,042
    Management fees.....................           3,341             --                --           (3,341)(c)           --
    Transaction and severance costs.....         135,379             --                --         (135,379)(e)           --
                                           -------------     ----------      ------------      -----------      -----------
      Total operating expenses..........         626,147          1,225           (20,971)         (94,416)         511,985
                                           -------------     ----------      ------------      -----------      -----------
Income (loss) from operations...........        (126,327)         1,395           (23,540)          94,416          (54,056)
Interest expense........................        (159,985)            --                --           22,358 (d)     (137,627)
Other income (expense)..................         201,278             --          (201,278)              --               --
                                           -------------     ----------      ------------      -----------      -----------
Income (loss) before
    extraordinary item..................   $     (85,034)    $    1,395      $   (224,818)     $   116,774      $  (191,683)
                                           =============     ==========      ============      ===========      ===========

(a) Represents the results of operations of acquired cable systems prior to their acquisition in 1998 by Marcus Cable.

(b) Represents the elimination of operating results and the corresponding gain on sale of cable systems sold by Marcus Cable during 1998.

(c) Represents a reclassification of expenses totaling $15.3 million from operating, general and administrative to corporate expense charges. Also reflects the elimination of management fees and the addition of corporate expense charges of $1.7 million for actual costs incurred by Charter Investment, Inc. on behalf of Marcus Holdings. Management fees charged to Marcus Holdings exceeded the costs incurred by Charter Investment, Inc. by $1.3 million.

(d) As a result of the acquisition of Marcus Holdings by Mr. Allen, a large portion of the purchase price was recorded as franchises ($2.5 billion) that are amortized over 15 years. This resulted in additional amortization for year ended December 31, 1998. The adjustment to depreciation and amortization expense consists of the following (dollars in millions):

                                                                                     WEIGHTED AVERAGE         DEPRECIATION/
                                                                  FAIR VALUE      USEFUL LIFE (IN YEARS)      AMORTIZATION
                                                                -------------     ----------------------      -------------

Franchises...................................................   $     2,500.0                     15          $      167.2
Cable distribution systems...................................           720.0                      8                  84.5
Land, buildings and improvements.............................            28.3                     10                   2.7
Vehicles and equipment.......................................            13.6                      3                   4.0
                                                                                                              ------------
    Total depreciation and amortization......................                                                        258.4
    Less-historical depreciation and amortization............                                                       (215.8)
                                                                                                              ------------
       Adjustment............................................                                                 $       42.6
                                                                                                              ============

Additionally, the carrying value of outstanding debt was recorded at estimated fair value, resulting in a debt premium that is to be amortized as an offset to interest expense over the term of the debt. This resulted in a reduction in interest expense for the year ended December 31, 1998.

(e) As a result of the acquisition of Marcus Holdings by Mr. Allen, Marcus Holdings recorded transaction costs of approximately $135.4 million. These costs were primarily comprised of approximately $90.2 million in compensation paid to employees of Marcus Holdings in settlement of specially designated Class B membership units, approximately $24.0 million of transaction fees paid to certain equity partners for investment banking services and $5.2 million of transaction fees paid primarily for professional fees. In addition, Marcus Holdings recorded costs related to employee and officer stay-bonus and severance arrangements of approximately $16.0 million.

         NOTE C: Pro forma operating results for the acquisitions completed by Charter Holdings and the January Transfers consist of the following (dollars in thousands):

                                                                    YEAR ENDED DECEMBER 31, 1998
                                    --------------------------------------------------------------------------------------
                                                                  CHARTER HOLDINGS ACQUISITIONS-HISTORICAL
                                    --------------------------------------------------------------------------------------
                                                           GREATER
                                                AMERICAN    MEDIA                         INTERMEDIA
                                   RENAISSANCE   CABLE     SYSTEMS    HELICON   RIFKIN(A)   SYSTEMS     OTHER      TOTAL
                                   ----------- ---------  ---------  ---------  ---------  ---------  ---------  ---------

Revenues.........................   $  41,524  $  15,685  $  78,635  $  75,577  $ 124,382  $ 176,062  $  15,812  $ 527,677
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating expenses:..............
   Operating, general and
      administrative.............      21,037      7,441     48,852     40,179     63,815     86,753      7,821    275,898
   Depreciation and
      amortization...............      19,107      6,784      8,612     24,290     47,657     85,982      4,732    197,164
   Management fees...............          --        471         --      3,496      4,106      3,147         --     11,220
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total operating expenses...      40,144     14,696     57,464     67,965    115,578    175,882     12,553    484,282
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations...........       1,380        989     21,171      7,612      8,804        180      3,259     43,395
Interest expense.................     (14,358)    (4,501)      (535)   (27,634)   (30,482)   (25,449)    (4,023)  (106,982)
Interest income..................         158        122         --         93         --        341         --        714
Other income (expense)...........          --         --       (493)        --     36,279     23,030          5     58,821
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
   income taxes..................     (12,820)    (3,390)    20,143    (19,929)    14,601     (1,898)      (759)    (4,052)
Income tax expense (benefit).....         135         --      7,956         --     (4,178)     1,623         --      5,536
                                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
   extraordinary item............   $ (12,955) $  (3,390) $  12,187  $ (19,929) $  18,779  $  (3,521) $    (759) $  (9,588)
                                    =========  =========  =========  =========  =========  =========  =========  =========



                                                                                  YEAR ENDED DECEMBER 31, 1998
                                                                         -----------------------------------------
                                                                                  JANUARY TRANSFERS-HISTORICAL
                                                                         ------------------------------------------
                                                                           FALCON   FANCH (B)   AVALON      TOTAL
                                                                         ---------  ---------  ---------  ---------

Revenues....................................................             $ 307,558  $ 141,104  $  18,187  $ 466,849
                                                                         ---------  ---------  ---------  ---------
Operating expenses:.........................................
   Operating, general and administrative....................               161,233     62,977     10,067    234,277
   Depreciation and amortization............................               152,585     45,886      8,183    206,654
   Corporate expense charges................................                    --        105        655        760
   Management fees..........................................                    --      3,998         --      3,998
       Total operating expenses.............................               313,818    112,966     18,905    445,689
Income (loss) from operations...............................                (6,260)    28,138       (718)    21,160
Interest expense............................................              (102,591)    (1,873)    (8,223)  (112,687)
Interest income.............................................                    --         17        173        190
Other expense...............................................                (3,093)    (6,628)      (463)   (10,184)
                                                                         ---------- ---------- ---------- ---------
Income (loss) before income taxes...........................              (111,944)    19,654     (9,231)  (101,521)
Income tax expense..........................................                 1,897        286        186      2,369
                                                                         ---------  ---------  ---------  ---------
Income (loss) before extraordinary item.....................             $(113,841) $  19,368  $  (9,417) $(103,890)
                                                                         ========== =========  =========  =========




                                                   YEAR ENDED DECEMBER 31, 1998
                             ---------------------------------------------------------------------------
                                                   CHARTER HOLDINGS ACQUISITIONS
                             -------------------------------------------------------------------------
                                                            PRO FORMA
                             -------------------------------------------------------------------------
                             HISTORICAL  ACQUISITIONS(C)  DISPOSITIONS(D)  ADJUSTMENTS         TOTAL
                             ----------  ---------------  ---------------  ------------      ---------

Revenues.................     $527,677       $127,429        $ (57,635)      $      --       $ 597,471
                              --------       --------        ---------       ---------       ---------
Operating expenses:
  Operating, general
    and administrative...      275,898         66,641          (29,559)        (20,991)(f)     291,989
Depreciation and
    amortization.........      197,164         31,262          (35,025)        137,165 (g)     330,566
  Corporate expense
    Charges..............           --             --               --          20,991 (f)      20,991
  Management fees........       11,220          4,042             (594)             --          14,668
                              --------       --------        ---------       ---------       ---------
    Total operating
        expenses.........      484,282        101,945          (65,178)        137,165         658,214
                              --------       --------        ---------       ---------       ---------
Income (loss) from
  operations.............       43,395         25,484            7,543        (137,165)        (60,743)
Interest expense.........     (106,982)       (30,354)          16,923        (108,380)(h)    (228,793)
Interest income..........          714            323               --              --           1,037
Other income (expense)...       58,821           (178)             235         (65,740)(i)      (6,862)
                              --------       --------        ---------       ---------       ---------
Income (loss) before
  income taxes...........       (4,052)        (4,725)          24,701        (311,285)       (295,361)
Income tax expense.......        5,536          2,431               10          (7,977)(j)          --
                              --------       --------        ---------       ---------       ---------
Income (loss) before
  extraordinary item.....     $ (9,588)      $ (7,156)       $  24,691       $(303,308)      $(295,361)
                              ========       ========        =========       =========       =========


                                                    YEAR ENDED DECEMBER 31, 1998
                                -------------------------------------------------------------------------
                                                          JANUARY TRANSFERS
                                -------------------------------------------------------------------------
                                                              PRO FORMA
                                -------------------------------------------------------------------------
                                HISTORICAL  ACQUISITIONS(C) DISPOSITIONS(E)    ADJUSTMENTS        TOTAL
                                ----------  --------------  ----------------  -------------     ---------

Revenues.................       $ 466,849      $290,140        $  (2,090)       $      --       $ 754,899
                                ---------      --------        ---------        ---------       ---------
Operating expenses:
  Operating, general
    and administrative...         234,277       144,183             (979)          (5,600)(f)     371,881
Depreciation and
    amortization.........         206,654        84,465             (956)         233,932 (g)     524,095
  Corporate expense
    Charges..............             760        14,962               --            5,600   (f)    21,322
  Management fees........           3,998         2,175              (38)              --           6,135
                                ---------      --------        ---------        ---------       ---------
    Total operating
        expenses.........         445,689       245,785           (1,973)         233,932         923,433
                                ---------      --------        ---------        ---------       ---------
Income (loss) from
  operations.............          21,160        44,355             (117)        (233,932)       (168,534)
Interest expense.........        (112,687)      (22,329)               4         (125,272)(h)    (260,284)
Interest income..........             190           801               --               --             991
Other income (expense)...         (10,184)        2,489               --            1,067 (i)      (6,628)
                                ---------      --------        ---------        ---------       ---------
Income (loss) before
  income taxes...........        (101,521)       25,316             (113)        (358,137)       (434,455)
Income tax expense.......           2,369        (1,762)              --             (607)(j)          --
                                ---------      --------        ---------        ---------       ---------
Income (loss) before
  extraordinary item.....       $(103,890)     $ 27,078        $    (113)       $(357,530)      $(434,455)
                                =========      ========        =========        =========       =========


(a) Rifkin includes the results of operations of Rifkin Acquisition Partners, L.L.L.P., as follows (dollars in thousands):

                                                                            RIFKIN
                                                                          ACQUISITION           OTHER           TOTAL
                                                                          -----------        -----------     -----------

Revenues...............................................................   $    89,921        $    34,461     $   124,382
Income from operations.................................................         1,040              7,764           8,804
Income (loss) before extraordinary item................................        24,419             (5,640)         18,779

(b) Fanch includes the results of operations of Fanch cable systems as follows (dollars in thousands):

                                                                          FANCH CABLE
                                                                            SYSTEMS            OTHERS           TOTAL
                                                                          -----------        -----------     -----------

Revenues...............................................................   $   124,555        $    16,549     $   141,104
Income from operations.................................................        25,241              2,897          28,138
Income before extraordinary item.......................................        18,814                554          19,368


(c) Represents the historical results of operations for the period from January 1, 1998 through the date of purchase for acquisitions completed by Renaissance, the InterMedia systems, Helicon, Rifkin, Falcon, Fanch, and Avalon in 1998, and the historical results of operations for the year ended December 31, 1998 for acquisitions completed in 1999.

These acquisitions were accounted for using the purchase method of accounting. Purchase prices and the closing dates for significant acquisitions are as follows (dollars in millions):

                                   INTERMEDIA
                   RENAISSANCE      SYSTEMS         HELICON          RIFKIN            FALCON           FANCH
                   -----------   -------------   -------------    -------------    --------------   -------------
Purchase price....  $309.5       $29.1           $26.1            $165.0           $86.2            $42.4
Closing date......  April 1998   December 1998   December 1998    February 1999    July 1998        February 1999
Purchase price....                                                $53.8            $158.6           $248.0
Closing date......                                                July 1999        September 1998   February 1999
Purchase price....                                                                 $513.3           $70.5
Closing date......                                                                 September 1998   March 1999
Purchase price....                                                                                  $50.0
Closing date......                                                                                  June 1999



The InterMedia acquisition above was part of a "swap".

(d) Represents the elimination of the operating results primarily related to the cable systems transferred to InterMedia as part of a swap of cable systems in October 1999. The fair value of the systems transferred to InterMedia was $420.0 million. This number includes 30,000 customers served by an Indiana cable system that we did not transfer at the time of the InterMedia closing because some of the necessary regulatory approvals were still pending. We are obligated to transfer this system to InterMedia upon receipt of such regulatory approvals. We will have to pay $88.2 million to InterMedia if we do not obtain timely regulatory approvals for our transfer to InterMedia of the Indiana cable system and we are unable to transfer replacement systems. No material gain or loss was recorded on the disposition as these systems were recently acquired and recorded at fair value at that time.

(e) Represents the elimination of the operating results related to the sale of a Falcon cable system sold in January 1999.

(f) Reflects a reclassification of expenses representing corporate expenses that would have occurred at Charter Investment, Inc.

(g) Represents additional depreciation and amortization as a result of the acquisitions completed by Charter Holdings and the January Transfers. A large portion of the purchase price was allocated to franchises ($9.9 billion) that are amortized over 15 years. The adjustments to depreciation and amortization expense consists of the following (dollars in millions):

                                                                                    WEIGHTED AVERAGE          DEPRECIATION/
                                                                  FAIR VALUE      USEFUL LIFE (IN YEARS)      AMORTIZATION
                                                                -------------     ----------------------      -------------

Franchises...................................................   $     9,866.3                     15          $      641.1
Cable distribution systems...................................         1,500.3                      8                 187.4
Land, building and improvements..............................            46.8                     10                   4.3
Vehicles and equipment.......................................            77.3                      3                  21.9
                                                                                                              ------------
   Total depreciation and amortization.......................                                                        854.7
   Less-historical depreciation and amortization.............                                                       (483.6)
                                                                                                              ------------
       Adjustment............................................                                                 $      371.1
                                                                                                              ============

(h) Reflects additional interest expense on borrowings which have been or will be used to finance the acquisitions as follows (dollars in millions):

$2.7 billion of credit facilities at composite current rate of 8.2%......................................      $   217.9
$114.4 million 10% senior discount notes--Renaissance....................................................           10.7
$165.0 million of credit facilities at a composite current rate of 8.7%--Avalon..........................           14.4
$150.0 million 9.375% senior subordinated notes--Avalon..................................................           14.1
$196.0 million 11.875% senior discount notes--Avalon.....................................................           14.7
$870.0 million of credit facilities at composite current rate of 8.4%--Fanch.............................           73.3
$1.0 billion of credit facilities at composite current rate of 7.9%--CC VII - (Falcon)...................           80.1
$375.0 million 8.375% senior debentures--Falcon..........................................................           31.4
$435.3 million 9.285% senior discount debentures--Falcon.................................................           32.5
                                                                                                               ---------
     Total pro forma interest expenses...................................................................          489.1
     Less-historical interest expense from acquired companies............................................         (255.4)
                                                                                                               ---------
       Adjustment........................................................................................      $   233.7
                                                                                                               =========

An increase in the interest rate on all variable rate debt of 0.125% would result in an increase in interest expense of $6.9 million.

(i) Represents the elimination of gain (loss) on the sale of cable television systems whose results of operations have been eliminated in
         (d) and (e) above.

(j) Reflects the elimination of income tax expense (benefit) as a result of being acquired by a limited liability company.


         NOTE D: The offering adjustment to increase interest expense by approximately $18.3 million consists of the following (dollars in millions):

                                                                                                              INTEREST
DESCRIPTION                                                                                                   EXPENSE
-----------                                                                                                  ---------

$883.3 million of January 2000 High Yield Notes (at a blended rate of 10.5%)..........................       $   93.2
Amortization of debt issuance costs...................................................................            3.1
                                                                                                             --------
      Total pro forma interest expense................................................................           96.3
      Less-historical interest expense ...............................................................          (78.0)
                                                                                                             --------
              Adjustment..............................................................................       $   18.3
                                                                                                             ========

         NOTE E: Charter Investment, Inc. provided corporate management and consulting services to Charter Holdings in 1998 and to Marcus Holdings beginning in October 1998.

         NOTE F: Adjusted EBITDA represents loss before minority interest, interest, depreciation and amortization, stock option compensation expense, corporate expense charges, management fees and other income (expense). Adjusted EBITDA is presented because it is a widely accepted financial indicator of a cable company's ability to service indebtedness. However, adjusted EBITDA should not be considered as an alternative to income from operations or to cash flows from operating, investing or financing activities, as determined in accordance with generally accepted accounting principles. Adjusted EBITDA should also not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, because adjusted EBITDA is not calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Management's discretionary use of funds depicted by adjusted EBITDA may be limited by working capital, debt service and capital expenditure requirements and by restrictions related to legal requirements, commitments and uncertainties.

         NOTE G: Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenues.

                                                           CHARTER COMMUNICATIONS HOLDINGS, LLC
                                                             UNAUDITED PRO FORMA BALANCE SHEET
                                                                AS OF SEPTEMBER 30, 1999
                                    ---------------------------------------------------------------------------------------
                                                   CHARTER
                                     HISTORICAL    HOLDINGS                      JANUARY        OFFERING
                                      CHARTER    ACQUISITIONS                   TRANSFERS     ADJUSTMENTS
                                     HOLDINGS      (NOTE A)       SUBTOTAL       (NOTE A)       (NOTE B)          TOTAL
                                    -----------  ------------   ------------  -------------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS)
ASSETS
Cash and cash equivalents......    $    434,183  $   (392,367)  $     41,816  $     (17,230)  $          --   $      24,586
Accounts receivable, net.......          48,470         2,230         50,700         28,269              --          78,969
Receivable from related party..          51,458       (51,458)            --             --              --              --
Prepaid expenses and other.....          27,374           920         28,294         32,961              --          61,255
                                   ------------  ------------   ------------  -------------   -------------   -------------
   Total current assets........         561,485      (440,675)       120,810         44,000              --         164,810
Property, plant and equipment..       2,279,489       145,949      2,425,438        929,448              --       3,354,886
Franchises.....................       8,268,021       771,585      9,039,606      5,956,482              --      14,996,088
Other assets...................         126,196          (424)       125,772         13,306          30,535         169,613
                                   ------------  -------------  ------------  -------------   -------------   -------------
   Total assets................    $ 11,235,191  $    476,435   $ 11,711,626  $   6,943,236   $      30,535   $  18,685,397
                                   ============  ============   ============  =============   =============   =============

LIABILITIES AND
MEMBER'S EQUITY
Short-term debt................    $         --  $         --   $         --  $     852,772   $    (852,772)  $          --
Accounts payable
   and accrued expenses........         382,565        11,441        394,006        194,684              --         588,690
Payables to manager of cable
   systems.....................           8,036            --          8,036             --              --           8,036
                                   ------------  ------------  -------------  -------------   -------------   -------------

   Total current liabilities...         390,601        11,441        402,042      1,047,456        (852,772)        596,726
Long-term debt.................       6,244,632       464,994      6,709,626      2,102,631         883,307       9,695,564
Deferred management fees.......          17,004            --         17,004             --              --          17,004
Other long-term liabilities....          68,648            --         68,648             --              --          68,648
Member's equity................       4,514,306            --      4,514,306      3,793,149              --       8,307,455
                                   ------------  ------------   ------------  -------------   -------------   -------------
   Total liabilities
      and member's equity......    $ 11,235,191  $    476,435   $ 11,711,626  $   6,943,236   $      30,535   $  18,685,397
                                   ============  ============   ============  =============   =============   =============

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

         NOTE A: Pro forma balance sheets for our recently completed InterMedia Systems and the January Transfers consist of the following (dollars in thousands):

                                                                                       AS OF SEPTEMBER 30, 1999
                                                                           -------------------------------------------------
                                                                                          JANUARY TRANSFERS
                                                                           -------------------------------------------------
                                                                             FALCON      FANCH (A)    AVALON        TOTAL
                                                                           ----------   ----------  ----------   -----------

Cash and cash equivalents.............................................     $    4,196   $      933  $    2,995   $     8,124
Accounts receivable, net..............................................         16,236        4,910       7,059        28,205
Receivable from related party.........................................          2,414           --          --         2,414
Prepaid expenses and other............................................         30,422        1,600         879        32,901
                                                                           ----------   ----------  ----------   -----------
  Total current assets................................................         53,268        7,443      10,933        71,644
Property, plant and equipment.........................................        549,476      254,802     121,973       926,251
Franchises............................................................        372,322        4,489     468,855       845,666
Other assets..........................................................        434,163      595,637          46     1,029,846
                                                                           ----------   ----------  ----------   -----------
  Total assets........................................................     $1,409,229   $  862,371  $  601,807   $ 2,873,407
                                                                           ==========   ==========  ==========   ===========

Current maturities of long-term debt..................................     $       --   $   20,534  $       25   $    20,559
Accounts payable and accrued expenses.................................        147,949       24,281      22,242       194,472
Deferred revenue......................................................             --           --       3,272         3,272
Other current liabilities.............................................             --           --       2,968         2,968
                                                                           ----------   ----------  ----------   -----------
  Total current liabilities...........................................        147,949       44,815      28,507       221,271
Long-term debt........................................................      1,681,454        7,931     451,827     2,141,212
Note payable to related party, including accrued interest.............             --        1,457          --         1,457
Other long-term liabilities, including redeemable preferred shares....        424,280          203         951       425,434
Equity (deficit)......................................................       (844,454)     807,965     120,522        84,033
                                                                           ----------   ----------  ----------   -----------
  Total liabilities and equity (deficit)..............................     $1,409,229   $  862,371  $ $601,807   $ 2,873,407
                                                                           ==========   ==========  ==========   ===========



                                                            AS OF SEPTEMBER 30, 1999
                                        ------------------------------------------------------------
                                                        INTERMEDIA SYSTEMS ACQUISITION
                                        ------------------------------------------------------------
                                                                  PRO FORMA
                                        ------------------------------------------------------------
                                        HISTORICAL   DISPOSITIONS(B)    ADJUSTMENTS         TOTAL
                                        ----------  ----------------    -----------       ----------

Cash and cash equivalents............   $     --       $  (4,819)        $(387,548)(d)    $ (392,367)
Accounts receivable, net.............     14,971          (1,590)          (11,151)(e)         2,230
Receivable from related party........      7,966              --           (59,424)(f)       (51,458)
Prepaid expenses and other...........      1,286            (366)               --               920
                                        --------       ---------         ---------        ----------
  Total current assets...............     24,223          (6,775)         (458,123)         (440,675)
Property, plant and equipment........    228,676         (82,727)               --           145,949
Franchises...........................    214,182        (334,137)          891,540 (g)       771,585
Deferred income taxes................     15,279              --           (15,279)(h)            --
Other assets.........................        544            (424)             (544)(i)          (424)
                                        --------       ---------         ---------        ----------
  Total assets.......................   $482,904       $(424,063)        $ 417,594        $  476,435
                                        --------       ---------         ---------        ----------

Current maturities of long-term
   debt..............................   $     --       $      --         $      --        $       --
Short term debt......................         --              --                --                --
Accounts payable and accrued
   expenses..........................     15,504          (4,063)               --            11,441
Current deferred revenue.............     11,151              --           (11,151)(e)            --
Note payable to related party........      2,265              --            (2,265)(j)            --
Other current liabilities............         --              --                --                --
                                        --------       ---------         ---------        ----------
  Total current liabilities..........     28,920          (4,063)          (13,416)           11,441
Deferred revenue.....................      3,583              --            (3,583)(e)            --
Long-term debt.......................         --        (420,000)          884,994 (k)       464,994
Note payable to related party,
  including accrued interest.........    406,975              --          (406,975)(j)            --
Other long-term liabilities,
  including redeemable preferred
  shares.............................     14,934              --           (14,934)(l)            --
Equity (deficit).....................     28,492              --           (28,492)(m)            --
                                        --------       ---------         ---------        ----------
  Total liabilities and
     equity (deficit)................   $482,904       $(424,063)        $ 417,594        $  476,435
                                        ========       =========         =========        ==========




                                                          AS OF SEPTEMBER 30, 1999
                                           ----------------------------------------------------------
                                                              JANUARY TRANSFERS
                                           ----------------------------------------------------------
                                                                  PRO FORMA
                                           ----------------------------------------------------------
                                           HISTORICAL  ACQUISITIONS(C)     ADJUSTMENTS       TOTAL
                                           ----------  ---------------   ---------------   ----------

Cash and cash equivalents............      $    8,124    $    418        $   (25,772)(d)   $  (17,230)
Accounts receivable, net.............          28,205          64                 --           28,269
Receivable from related party........           2,414         125             (2,539)(f)           --
Prepaid expenses and other...........          32,901          60                 --           32,961
                                           ----------    --------        -----------       ----------
  Total current assets...............          71,644         667            (28,311)          44,000
Property, plant and equipment........         926,251       3,197                 --          929,448
Franchises...........................         845,666         722          5,110,094 (g)    5,956,482
Deferred income taxes................              --          --                 --               --
Other assets.........................       1,029,846         141         (1,016,681)(i)       13,306
                                           ----------    --------        -----------       ----------
  Total assets.......................      $2,873,407    $  4,727        $ 4,065,102       $6,943,236
                                           ----------    --------        -----------       ----------

Current maturities of long-term
   debt..............................      $   20,559    $     --        $   (20,559)(k)   $       --
Short term debt......................              --          --            852,772 (k)      852,772
Accounts payable and accrued
   expenses..........................         194,472         212                 --          194,684
Current deferred revenue.............           3,272          --             (3,272)(j)           --
Note payable to related party........              --          --                 --               --
Other current liabilities............           2,968          --             (2,968)(j)           --
                                           ----------    --------        -----------       ----------
  Total current liabilities..........         221,271         212            825,973        1,047,456
Deferred revenue.....................              --          --                 --               --
Long-term debt.......................       2,141,212       2,751            (41,332)(k)    2,102,631
Note payable to related party,
  including accrued interest.........           1,457          --             (1,457)(j)           --
Other long-term liabilities,
  including redeemable preferred
  shares.............................         425,434          --           (425,434)(l)           --
Equity (deficit).....................          84,033       1,764          3,707,352(m)     3,793,149
                                           ----------    --------        -----------       ----------
  Total liabilities and
     equity (deficit)................      $2,873,407    $  4,727        $ 4,065,102       $6,943,236
                                           ==========    ========        ===========       ==========

(a) Fanch includes the balance sheets of Fanch cable systems as follows (dollars in thousands):

                                                                          FANCH CABLE
                                                                            SYSTEMS            OTHERS           TOTAL
                                                                          -----------        -----------     -----------
          Total current assets.........................................   $     6,014        $     1,429     $     7,443
          Total assets.................................................       837,398             24,973         862,371
          Total current liabilities....................................        21,652             23,163          44,815
          Equity.......................................................       815,746             (7,781)        807,965
          Total liabilities and equity.................................       837,398             24,973         862,371

(b) Represents the historical assets and liabilities as of September 30, 1999 of cable systems transferred to InterMedia on October 1, 1999 and one Indiana cable system we are required to transfer to InterMedia as part of a swap of cable systems. The cable system being swapped will be accounted for at fair value. No material gain or loss was recorded in conjunction with the swap.

(c) Represents the historical assets and liabilities as of September 30, 1999 of a cable system acquired by Avalon in 2000.

(d) Represents Charter Holdings' historical cash used to finance a portion of the InterMedia and Avalon acquisitions.

(e) Represents the offset of advance billings against accounts receivable to be consistent with Charter Holdings' accounting policy and the elimination of deferred revenue.

(f) Reflects assets retained by the seller of $10.5 million and the collection of the receivable of $51.5 million from Charter Communications Holding Company in connection with the Avalon acquisition.

(g) Substantial amounts of the purchase price have been allocated to franchises based on estimated fair values. This results in an allocation of purchase price as follows (dollars in thousands):

                                          INTERMEDIA
                                            SYSTEMS        FALCON          FANCH          AVALON         TOTAL
                                         ------------  --------------  -------------  -------------  --------------
Working capital.....................     $    (13,110) $      (97,095) $     (16,838) $     (10,979) $     (138,022)
Property, plant and equipment.......          145,949         549,476        254,802        125,170       1,075,397
Franchises..........................          771,585       3,084,626      2,159,777        712,079       6,728,067
Other...............................             (424)          3,387          7,980          1,939          12,882
                                         ------------- --------------  -------------  -------------  --------------
                                        $     904,000  $    3,540,394  $   2,405,721  $     828,209  $    7,678,324
                                        =============  ==============  =============  =============  ==============

         The sources of cash for the InterMedia Systems and January Transfers are as follows (dollars in millions):

Current liabilities:
   Publicly held debt, at fair market value:
       9.375% senior subordinated notes--Avalon.......................     $       151.5
       8.375% senior debentures--Falcon...............................             378.8
       9.285% senior discount debentures--Falcon......................             322.5    $      852.8
                                                                           -------------
Long-term liabilities:
   Publicly held debt, at fair market value:
       11.875% senior discount notes--Avalon..........................                             127.4
   Credit facilities drawn upon close of acquisition:
       CC VII-(Falcon)................................................           1,012.8
       Fanch..........................................................             870.0
       Avalon.........................................................             165.0
   Credit facilities drawn down--Charter Operating.....................            857.2         2,905.0    $   3,885.2
                                                                           -------------    -------------   -----------
Funded equity contributions:
   Net proceeds related to Initial Public Offering....................           3,243.1
   Falcon sellers' equity ............................................             550.0                        3,793.1
                                                                           -------------                   ------------
                                                                                                           $    7,678.3
                                                                                                           =============

(h)       Represents the elimination of deferred income tax assets.

(i) Represents the elimination of the unamortized historical cost of various assets based on the allocation of purchase price (see (f) above) as follows (dollars in thousands):

         Subscriber lists........................................................................         $     (464,615)
         Noncompete agreements...................................................................                (13,065)
         Deferred financing costs................................................................                (52,486)
         Goodwill................................................................................               (648,423)
         Other assets............................................................................                (56,930)
                                                                                                          --------------
                                                                                                              (1,235,519)
         Less-accumulated amortization...........................................................                218,294
                                                                                                          --------------
                                                                                                          $   (1,017,225)
                                                                                                          ==============

(j)      Represents liabilities retained by the seller.

(k)      Represents the following (dollars in millions):

         Long-term debt not assumed..............................................................         $      (1,116.5)
         Helicon notes (called)..................................................................                  (115.0)
         Rifkin notes (tendered).................................................................                  (125.0)
         Avalon notes (put and repurchased)......................................................                  (151.5)
         Falcon debentures (put and repurchased).................................................                  (701.3)
                                                                                                          ---------------
               Total pro forma debt not assumed..................................................                (2,209.3)
         Short-term debt:
            9.375% senior subordinated notes--Avalon.............................................                   151.5
            8.375% senior debentures--Falcon.....................................................                   378.8
            9.285% senior discount debentures--Falcon............................................                   322.5
                                                                                                          ---------------
                 Total short-term debt...........................................................                   852.8
         Long-term debt:
            11.875% senior discount notes--Avalon................................................                   127.4
            Credit facilities:
               Charter Operating.................................................................                   857.2
               Avalon............................................................................                   165.0
               Fanch.............................................................................                   870.0
               CC VII-(Falcon)...................................................................                 1,012.8
                                                                                                          ---------------
            Total long-term debt.................................................................                 3,032.4
                                                                                                          ---------------
                                                                                                          $       1,675.9


(l) Represents the elimination of historical liabilities retained by the seller and the elimination of Falcon's historical redeemable preferred shares.

(m) Represents the elimination of historical equity (deficit) of $114.3 million and additional contributions of $3,793.1 million made to us related to the InterMedia acquisition and the January Transfers.

         NOTE B: Offering adjustments represent the issuance and sale by Charter Holdings of the January 2000 High Yield Notes, the proceeds of which were used to repurchase the Falcon and Avalon debentures, and the addition to other assets of a portion of the estimated expenses paid in connection with the issuance and sale of the January 2000 High Yield Notes which were capitalized and will be amortized over the term of the related debt.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CHARTER COMMUNICATIONS
                              HOLDINGS, LLC, a registrant

Dated March 20, 2000          By:    /s/ KENT D. KALKWARF
                                     -----------------------
                                     Name:  Kent D. Kalkwarf
                                     Title: Senior Vice President and
                                            Chief Financial Officer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         CHARTER COMMUNICATIONS
                         HOLDINGS CAPITAL CORPORATION, a
                         registrant


Dated March 20, 2000     By:    /s/ KENT D. KALKWARF
                                -----------------------
                                Name:  Kent D. Kalkwarf
                                Title: Senior Vice President and
                                       Chief Financial Officer
                                       (Principal Financial Officer
                                       and Principal Accounting
                                       Officer)